b

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the nine-months period ended September 30, 2024 and 2023 and the three-months period from July 01 to September 30, 2024 and 2023

CONDENSED CONSOLIDATED INTERIM STATEMENT OF FINANCIAL POSITION
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
As of September 30, 2024 and December 31, 2023
(Stated in millions of Colombian pesos)

	Note	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	4	26,375,505	39,799,609
Financial assets investments	5.1	35,837,645	25,674,195
Derivative financial instruments	5.2	2,464,399	6,252,270
Financial assets investments and derivative financial instruments		38,302,044	31,926,465
Loans and advances to customers		269,568,504	253,951,647
Allowance for loans, advances and lease losses		(16,518,267)	(16,223,103)
Loans and advances to customers, net	6	253,050,237	237,728,544
Assets held for sale and inventories, net		945,484	906,753
Investment in associates and joint ventures		2,920,853	2,997,603
Investment properties	7	5,467,963	4,709,911
Premises and equipment, net	8	5,870,602	6,522,534
Right-of-use assets, lease		1,676,615	1,634,045
Goodwill and intangible assets, net	9	9,271,404	8,489,697
Deferred tax, net	10	729,232	685,612
Other assets, net	11	8,823,358	7,528,036
TOTAL ASSETS		353,433,297	342,928,809
LIABILITIES AND EQUITY
LIABILITIES
Deposits by customers	12	259,758,641	247,941,180
Interbank deposits and repurchase agreements and other similar secured borrowing	13	3,572,231	1,076,436
Derivative financial instruments	5.2	2,537,577	6,710,364
Borrowings from other financial institutions	14	12,935,146	15,648,606
Debt instruments in issue		14,388,708	14,663,576
Lease liabilities		1,829,899	1,773,610
Preferred shares		569,477	584,204
Current tax		1,109,561	164,339
Deferred tax, net	10	2,215,517	1,785,230
Employee benefit plans		907,574	882,954
Other liabilities	15	11,694,460	12,648,581
TOTAL LIABILITIES		311,518,791	303,879,080
EQUITY
Share capital		480,914	480,914
Additional paid-in-capital		4,857,454	4,857,454
Appropriated reserves	17	22,634,127	20,044,769
Retained earnings		2,674,648	2,515,278
Net income attributable to equity holders of the Parent Company		4,604,440	6,116,936
Accumulated other comprehensive income, net of tax		5,647,853	4,074,161
SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO THE OWNERS OF THE PARENT COMPANY		40,899,436	38,089,512
Non-controlling interest		1,015,070	960,217
TOTAL EQUITY		41,914,506	39,049,729
TOTAL LIABILITIES AND EQUITY		353,433,297	342,928,809

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF INCOME
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the nine-months period ended September 30, 2024 and 2023 and the three-months period from July 01 to September 30, 2024 and 2023
(Stated in millions of Colombian pesos, except earning per share stated in units of pesos)

		Accumulated		Quarterly
	Note	2024	2023	2024	2023
Interest on loans and financial leases
Commercial		12,529,974	12,875,051	4,171,772	4,279,353
Consumer		6,404,890	7,671,019	2,064,678	2,495,250
Mortgage		2,920,392	2,952,443	887,935	839,999
Financial leases		2,741,999	2,884,510	869,870	984,525
Small business loans		154,170	128,160	49,187	40,809
Total interest income on loans and financial leases		24,751,425	26,511,183	8,043,442	8,639,936
Interest on debt instruments using the effective interest method	18.1	734,322	765,713	236,410	262,316
Total Interest on financial instruments using the effective interest method		25,485,747	27,276,896	8,279,852	8,902,252
Interest income on overnight and market funds		173,880	145,904	47,462	42,277
Interest and valuation on financial instruments	18.1	1,236,360	138,646	527,804	159,113
Total interest and valuation on financial instruments		26,895,987	27,561,446	8,855,118	9,103,642
Interest expenses	18.2	(11,398,483)	(12,418,698)	(3,702,518)	(4,252,422)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments		15,497,504	15,142,748	5,152,600	4,851,220
Credit impairment charges on loans, advances and financial leases, net	6	(4,485,195)	(5,702,839)	(1,527,271)	(1,600,060)
Credit impairment for other financial instruments, net		(37,404)	(34,508)	(61,565)	(9,443)
Total credit impairment charges, net		(4,522,599)	(5,737,347)	(1,588,836)	(1,609,503)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments and other financial instruments		10,974,905	9,405,401	3,563,764	3,241,717
Commissions income	18.3	5,602,717	5,181,925	1,902,779	1,730,485
Commissions expenses	18.3	(2,509,509)	(2,224,399)	(864,435)	(772,553)
Total commissions, net		3,093,208	2,957,526	1,038,344	957,932
Other operating income	18.4	2,132,726	3,042,171	762,313	932,566
Dividends and net income on equity investments	18.5	(48,767)	301,198	92,001	72,292
Total operating income, net		16,152,072	15,706,296	5,456,422	5,204,507
Operating expenses
Salaries and employee benefits	19.1	(4,094,895)	(4,011,243)	(1,411,548)	(1,334,469)
Other administrative and general expenses	19.2	(3,813,107)	(3,591,320)	(1,320,342)	(1,251,461)
Taxes other than income tax	19.2	(1,125,119)	(1,093,676)	(344,293)	(398,947)
Impairment, depreciation and amortization	19.3	(804,306)	(788,886)	(270,562)	(257,613)
Total operating expenses		(9,837,427)	(9,485,125)	(3,346,745)	(3,242,490)
Profit before income tax		6,314,645	6,221,171	2,109,677	1,962,017
Income tax	10	(1,648,395)	(1,458,141)	(590,192)	(445,442)
Net income		4,666,250	4,763,030	1,519,485	1,516,575
Net income attributable to equity holders of the Parent Company		4,604,440	4,669,027	1,501,194	1,491,759
Non-controlling interest		61,810	94,003	18,291	24,816
Basic and Diluted earnings per share to common shareholders, stated in units of Colombian pesos	20	4,832	4,899	1,576	1,566

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF COMPREHENSIVE INCOME
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the nine-months period ended September 30, 2024 and 2023 and the three-months period from July 01 to September 30, 2024 and 2023
(Stated in millions of Colombian pesos)

		Accumulated		Quarterly
	Note	2024 2023		2024 2023
Net income		4,666,250	4,763,030	1,519,485	1,516,575
Other comprehensive income that will not be reclassified to net income
Remeasurement income/(loss) related to defined benefit liability		15,028	(22,505)	-	(1)
Income tax	10.4	(5,293)	8,587	93	33
Net of tax amount		9,735	(13,918)	93	32
Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)
Unrealized gain/(loss)		3,663	6,457	(9,439)	(4,010)
Income tax	10.4	3,631	(527)	(1,763)	2,449
Net of tax amount		7,294	5,930	(11,202)	(1,561)
Total other comprehensive income that will not be reclassified to net income, net of tax		17,029	(7,988)	(11,109)	(1,529)
Other comprehensive income that may be reclassified to net income
Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)
Loss on investments recycled to profit or loss upon disposal		(7,314)	(4,012)	(81)	(2,611)
Unrealized gain		60,512	94,041	70,549	7,808
Recovery/(Impaiment) of investments		256	3,324	(2,041)	520
Income tax	10.4	(4,881)	(18,154)	(15,724)	(2,479)
Net of tax amount		48,573	75,199	52,703	3,238
Foreign currency translation adjustments:
Exchange differences arising on translating the foreign operations		1,829,072	(3,838,427)	160,003	(641,755)
(Loss)/Gain on net investment hedge in foreign operations		(485,195)	1,579,943	(33,195)	276,746
Income tax	10.4	190,709	(631,571)	12,555	(127,689)
Net of tax amount(1)		1,534,586	(2,890,055)	139,363	(492,698)
Unrealized (loss)/gain on investments in associates and joint ventures using equity method		(9,432)	1,493	(3,185)	(890)
Income tax	10.4	1,456	(50)	566	290
Net of tax amount		(7,976)	1,443	(2,619)	(600)
Total other comprehensive income that may be reclassified to net income, net of tax		1,575,183	(2,813,413)	189,447	(490,060)
Other comprehensive income, attributable to the owners of the Parent Company, net of tax		1,592,212	(2,821,401)	178,338	(491,589)
Other comprehensive income, attributable to the Non-controlling interest		2,067	(3,996)	145	(583)
Total comprehensive income attributable to:		6,260,529	1,937,633	1,697,968	1,024,403
Equity holders of the Parent Company		6,196,652	1,847,626	1,679,532	1,000,170
Non-controlling interest		63,877	90,007	18,436	24,233
(1)Compared to the same period of the previous year, there was a revaluation of the Colombian peso against the U.S. dollar by 12.03% on average.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the nine-months period ended September 30, 2024 and 2023
(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

	Attributable to owners of Parent Company
				Accumulated other comprehensive income
						Debt						Attributable
	Share	Additional	Appropiated		Equity	instruments						to owners	Non-
	Capital	Paid in	Reserves	Translation	Securities	at fair value	Revaluation		Employee	Retained	Net	of Parent	Controlling	Total
		capital	(Note 17)	adjustment	through OCI	through OCI	of assets	Associates	Benefits	earnings	Income	Company	interest	equity
Balance as of January 1, 2024	480,914	4,857,454	20,044,769	3,974,379	193,906	(67,306)	2,137	11,520	(40,475)	2,515,278	6,116,936	38,089,512	960,217	39,049,729
Transfer to profit from previous years	-	-	-	-	-	-	-	-	-	6,116,936	(6,116,936)	-	-	-
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2023, at a rate of COP 3,536 per share.	-	-	-	-	-	-	-	-	-	(3,343,319)	-	(3,343,319)	-	(3,343,319)
Constitute reserves	-	-	2,589,358	-	-	-	-	-	-	(2,621,977)	-	(32,619)	-	(32,619)
Realization of retained earnings(1)	-	-	-	-	(18,520)	-	-	-	-	18,520	-	-	-	-
Others	-	-	-	-	-	-	-	-	-	(10,790)	-	(10,790)	-	(10,790)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	(9,024)	(9,024)
Net Income	-	-	-	-	-	-	-	-	-	-	4,604,440	4,604,440	61,810	4,666,250
Other comprehensive income	-	-	-	1,534,586	7,294	48,573	-	(7,976)	9,735	-	-	1,592,212	2,067	1,594,279
Balance as of September 30, 2024	480,914	4,857,454	22,634,127	5,508,965	182,680	(18,733)	2,137	3,544	(30,740)	2,674,648	4,604,440	40,899,436	1,015,070	41,914,506
(1)Mainly corresponds to partial payments of asset-backed securities investments.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the nine-months period ended September 30, 2024 and 2023
(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

	Attributable to owners of Parent Company
				Accumulated other comprehensive income
						Debt						Attributable
	Share	Additional	Appropiated		Equity	instruments						to owners	Non-
	Capital	Paid in	Reserves	Translation	Securities	at fair value	Revaluation		Employee	Retained	Net	of Parent	Controlling	Total
		capital	(Note 17)	adjustment	through OCI	through OCI	of assets	Associates	Benefits	earnings	Income	Company	interest	equity
Balance as of January 1, 2023	480,914	4,857,454	15,930,665	7,762,214	152,028	(160,570)	2,137	11,522	(9,115)	3,278,164	6,783,490	39,088,903	908,648	39,997,551
Transfer to profit from previous years	-	-	-	-	-	-	-	-	-	6,783,490	(6,783,490)	-	-	-
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2023, at a rate of COP 3,536 per share.	-	-	-	-	-	-	-	-	-	(3,343,319)	-	(3,343,319)	-	(3,343,319)
Constitute reserves	-	-	4,121,795	-	-	-	-	-	-	(4,157,261)	-	(35,466)	-	(35,466)
Realization of retained earnings(1)	-	-	-	-	(3,944)	-	-	-	-	3,944	-	-	-	-
Others	-	-	-	-	-	-	-	-	-	(24,326)	-	(24,326)	-	(24,326)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	(37,403)	(37,403)
Net Income	-	-	-	-	-	-	-	-	-	-	4,669,027	4,669,027	94,003	4,763,030
Other comprehensive income	-	-	-	(2,890,055)	5,930	75,199	-	1,443	(13,918)	-	-	(2,821,401)	(3,996)	(2,825,397)
Balance as of September 30, 2023	480,914	4,857,454	20,052,460	4,872,159	154,014	(85,371)	2,137	12,965	(23,033)	2,540,692	4,669,027	37,533,418	961,252	38,494,670
(1)Mainly corresponds to partial payments of asset-backed securities investments.
The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CASH FLOW
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the nine-months period ended September 30, 2024 and 2023
(Stated in millions of Colombian pesos)

	NOTE	2024	2023
Net income		4,666,250	4,763,030
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19.3	749,810	778,053
Other assets impairment	19.3	54,496	10,833
Impairment of investments in joint ventures(1)	18.5	313,284	-
Equity method	18.5	(187,910)	(178,212)
Credit impairment charges on loans and advances and financial leases	6	4,485,195	5,702,839
Credit impairment charges on off balance sheet credit and other financial instruments		37,404	34,508
Gain on sales of assets	18.4	(61,640)	(132,789)
Valuation gain on investment securities		(1,874,339)	(980,443)
Valuation gain on derivative financial instruments		(64,246)	(288,614)
Income tax	10.2	1,648,395	1,458,141
Bonuses and short-term benefits		538,841	570,338
Dividends	18.5	(68,795)	(78,324)
Investment property valuation	18.4	(40,266)	(154,127)
Effect of exchange rate changes		(445,324)	(252,263)
Other non-cash items		(14,440)	23,309
Net interest		(13,352,942)	(14,092,485)
Change in operating assets and liabilities:
(Increase) / Decrease in derivative financial instruments		(322,347)	129,376
Increase in accounts receivable		(1,287,153)	(1,305,718)
Increase in loans and advances to customers		(13,911,996)	(7,549,341)
Decrease / (Increase) in other assets		195,854	(987,758)
Decrease in accounts payable		(327,808)	(943,428)
(Decrease) / Increase in other liabilities		(1,182,916)	372,678
Increase in deposits by customers		4,176,322	8,351,515
Decrease in estimated liabilities and provisions		(13,481)	(64,823)
Net changes in investment securities recognized at fair value through profit or loss		(8,389,882)	(1,300,916)
Proceeds from sales of assets held for sale and inventories		1,030,971	686,159
Recovery of charged-off loans	6	599,321	523,941
Income tax paid		(1,429,066)	(2,271,729)
Dividend received		120,405	99,871
Interest received		24,922,358	25,694,177
Interest paid		(11,266,924)	(11,626,438)
Net cash (used) / Provided by operating activities		(10,702,569)	6,991,360
Cash flows provided / (used) from investment activities:
Purchases of debt instruments at amortized cost		(1,122,403)	(2,540,713)
Proceeds from maturities of debt instruments at amortized cost		1,149,749	3,000,119
Purchases of debt instruments at fair value through OCI		(410,631)	(7,437,488)
Proceeds from debt instruments at fair value through OCI		1,965,901	7,417,578
Purchases of equity instruments at fair value through OCI and interests in associates and joint ventures		(125,015)	(86,524)
Proceeds from equity instruments at fair value through OCI and interests in associates and joint ventures		32,061	15,058
Purchases of premises and equipment and investment properties		(1,110,400)	(1,768,673)
Proceeds from sales of premises and equipment and investment properties		279,684	119,352
Purchase of other long-term assets		(141,659)	(186,285)

	NOTE	2024	2023
Net cash provided / (used) in investing activities		517,287	(1,467,576)
Cash flows used from financing activities:
Decrease in repurchase agreements and other similar secured borrowing		2,346,677	298,783
Proceeds from borrowings from other financial institutions(2)		5,500,692	8,511,371
Repayment of borrowings from other financial institutions(2)		(9,418,632)	(9,025,236)
Payment of lease liability		(127,539)	(135,588)
Placement of debt instruments in issue		1,738,927	1,520,111
Payment of debt instruments in issue		(3,145,374)	(3,176,457)
Dividends paid		(2,549,343)	(2,448,754)
Transactions with non-controlling interests		(9,024)	(37,403)
Net cash used in financing activities(3)		(5,663,616)	(4,493,173)
Effect of exchange rate changes on cash and cash equivalents		2,424,794	(3,660,088)
(Decrease) / Increase in cash and cash equivalents		(15,848,898)	1,030,611
Cash and cash equivalents at beginning of year	4	39,799,609	31,645,291
Cash and cash equivalents at end of year	4	26,375,505	29,015,814

(1)For further information see Note 18.5. Dividends and net income on equity investments.
(2)For further information see Note 14. Borrowings from other financial institutions.
(3)For further information about the reconciliation of the balances of liabilities from financing activities, see Note 22. Liabilities from financing activities.

As of September 30, 2024 and 2023, the Bank entered into non-cash operating and investing activities related to restructured loans and returned properties that were transferred to assets held for sale and inventories amounting to COP 1,089,438 and COP 916,943, respectively, mainly in Bancolombia S.A. Additionally, in June 2024, Bancolombia S.A. acquired of the P.A. Cedis Sodimac by COP 464,520, which was paid by decreasing loans to customers and increasing accounts payable. Which are not reflected in the Consolidated Statement Interim of Cash Flows.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

NOTE 1. REPORTING ENTITY

Bancolombia S.A., hereinafter the Parent Company, is a credit establishment, listed on the Colombia Stock Exchange (BVC) as well as on the New York Stock Exchange (NYSE), since 1981 and 1995, respectively. The Parent Company's main location is in Medellin (Colombia), main address Carrera 48 # 26-85, Avenida Los Industriales, and was originally constituted under the name Banco Industrial Colombiano (BIC) according to public deed number 388, date January 24, 1945, from the First Notary's Office of Medellin, authorized by the Superintendence of Finance of Colombia (“SFC”). On April 3, 1998, by means of public deed No. 633, BIC merged with Bank of Colombia S.A., and the resulting organization of that merger was named Bancolombia S.A.
The operating license was authorized definitively by the SFC according to Resolution number 3140 on September 24, 1993. The duration of the company was extended until December 8, 2144. The company may be dissolved or extended before said term.
The Parent Company´s bylaws are formalized in the public deed number 2040, dated July 26, 2024, at the 20th Notary´s Office of Medellín.
Bancolombia S.A.’s business purpose is to carry out all operations, transactions, acts and services inherent to the banking business. The Parent Company may, by itself or through its subsidiaries, own interests in other corporations, wherever authorized by law, according to all terms and requirements, limits or conditions established therein.
The Parent Company and its subsidiaries include the following operating segments: Banking Colombia, Banking Panama, Banking El Salvador, Banking Guatemala, Trust, Investment banking, Brokerage, International Banking and Others. The activities carried out by each operating segment of Group Bancolombia are described in Note 3. Operating segments.
The Parent Company, through its subsidiaries, has banking operations and an international presence in United States, Puerto Rico, Panama, Guatemala, and El Salvador.
The assets and liabilities of operations in Barbados through Mercom Bank were transferred to other companies, leaving the balances of the credit portfolio and deposit portfolio at zero. As of September, 30, 2024, the company is in the process of dissolution and liquidation.
Operations in the Cayman Islands through Sinesa Cayman, Inc. (before Bancolombia Cayman) have been canceled or transferred. On November 22, 2023, the Cayman Islands Monetary Authority approved the delivery of the banking license in accordance with Section 20(1)(a) of the Banking and Trust Companies Act (2021 Revision) (the “BTCA”). Therefore, the banking license has been canceled as of that date. As it is no longer a banking entity, on June 20, 2024, the name was changed to SINESA Cayman, Inc., the company is currently in the process of dissolution and liquidation.
The General Assembly of Shareholders of Transportempo S.A.S approved the liquidation of the company, making the corresponding adjudications and approvals of its final accounts. The above is recorded in Minute No. 98 of July 3, 2024.
On December 14, 2021, the Parent Company´s Board of Directors authorized the legal separation of the Nequi business, the digital platform of Group Bancolombia. The Financial Superintendence of Colombia (Superintendencia Financiera de Colombia) through Resolution 0843 of July 6, 2022, later modified by the Resolution 0955 of July 27, 2022, authorized the establishment of Nequi S.A. Compañía de Financiamiento. The legal separation resulted in the creation and commercial registration of a new corporation through which Nequi will operate as a 100% digital credit establishment. Nequi must obtain an authorization certificate or operating permit, accredited by the Financial Superintendence of Colombia in order to operate. As of September, 30, 2024, activities for this process are in progress. In September 2022, the company Nequi S.A. was created with a capitalization of COP 150,000 distributed mainly in Banca de Inversión Bancolombia S.A. Corporación Financiera with a participation percentage of 94.99% and Inversiones CFNS S.A.S. of 5.01%.
As of September 30, 2024, Group Bancolombia has 33,888 employees, 34,604 banking correspondents, 6,121 ATMs and operates through 852 offices.

NOTE 2. MATERIAL ACCOUNTING POLICIES

A. Basis for preparation of condensed consolidated interim financial statements

The condensed consolidated interim financial statements for the cumulative nine months ended on September 30, 2024 have been prepared in accordance with International Accounting Standard 34: Interim Financial Reporting (“IAS 34”), issued by the International Accounting Standards Board (hereinafter, IASB). They do not include all the information and disclosures required for full annual financial statements and should be read in conjunction with the Bancolombia S.A. and its subsidiaries consolidated financial statements for the year ended on December 31, 2023 which complied with International Financial Reporting Standards (hereinafter, IFRS) issued by the IASB, as well as the interpretations issued by the International Financial Reporting Interpretations Committee (hereinafter, IFRS-IC). The condensed consolidated interim financial statements as of September 30, 2024 and 2023 have not been audited.

Preparation of the condensed consolidated interim financial statements under going concern basis

Management has assessed the Group’s ability to continue as a going concern and confirms that the Group Bancolombia has adequate liquidity and solvency to continue operating the business for the foreseeable future, which is at least, but is not limited to, 12 months from the end of the reporting period. Based on the Group's liquidity position at the date of authorization of the condensed consolidated interim financial statements, Management maintains a reasonable expectation that it has adequate liquidity and solvency to continue in operation for at least the next 12 months and that the going concern basis of accounting remains appropriate.

The condensed consolidated interim financial statements were prepared on a going concern basis and do not include any adjustments to the reported carrying amounts and classification of assets, liabilities and expenses that might otherwise be required if the going concern basis were not correct.

In the Management opinion, these condensed consolidated interim financial statements reflect all material adjustments considered necessary in the circumstances and based on the best information available as of September 30, 2024 and the date of their promulgation and issuance, for a fair representation of financial results for the interim periods presented.

The results of operations for the cumulative nine months ended on September 30, 2024 and 2023 are not necessarily indicative of the results for the full year. The Group Bancolombia believes that the disclosures are sufficient to make the information presented not misleading or biased. For this reason, the condensed consolidated interim financial statements include selected explanatory notes to explain events and transactions that are important to the financial statements users or represent significant materiality in understanding the changes in the Group’s financial position and performance since the last annual audited financial statements.

Assets and liabilities are measured at cost or amortized cost, except for some financial assets and liabilities and investment properties that are measured at fair value. Financial assets and liabilities measured at fair value comprise those classified as assets and liabilities at fair value through profit or loss, debt instruments and equity securities measured at fair value through other comprehensive income (“OCI”) and derivative instruments. Likewise, the carrying value of assets and liabilities recognized as a fair value hedge are adjusted for changes in fair value attributable to the hedged risk. Almost, investments in associates and joint ventures are measured using the equity method.

The condensed consolidated interim financial statements are stated in Colombian pesos (“COP”) and figures are stated in millions or billions (when indicated), except earnings per share, diluted earnings per share, dividends per share and the exchange rate, which are stated in units of Colombian pesos, while other currencies (dollars, euro, pounds, etc.) are stated in thousands.

The Parent Company’s financial statements, which have been prepared in accordance with “Normas de Contabilidad e Información Financiera” (“NCIF”) applicable to separate financial statements, are those that serve as the basis for the regulatory compliance, distribution of dividends and other appropriations by the shareholders.

The separate financial statements are those presented by the Parent Company in which the entity recognizes and measures the impairment of credit risk through allowances for loans losses, the classification and measurement of certain financial instruments (such as debt securities and equity instruments) and the recognition of provisions for foreclosed assets, in accordance with the accounting required by the “Superintendencia Financiera de Colombia” (“SFC”), which differ in certain accounting principles from IFRS that are used in the condensed consolidated interim financial statements.

B. Use of estimates and judgments

The preparation of condensed consolidated interim financial statements requires that the Group's Management makes judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses.

The estimates and underlying assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

For the period ended on September 30, 2024 there were no changes in the significant estimates and judgments made by Management in applying the Group's accounting, as compared to those applied in the consolidated financial statements at the year ended on December 31, 2023.

C. Material accounting policies and recently issued accounting pronouncements

The same accounting policies and methods of calculation applied in the consolidated financial statements for the year ended on December 31, 2023 continue to be applied in these condensed consolidated interim financial statements, except for the adoption of new standards, improvements and interpretations effective from January 1, 2024, as shown below:

Amendments to IAS 1 Presentation of Financial Statements: On January 23, 2020, the IASB issued amendments to IAS 1 to clarify the requirements for classifying liabilities as current or non-current. More specifically:

-The amendments specify that the conditions which exist at the end of the reporting period of an obligation are those which will be used to determine if a right to defer settlement of a liability exists.
-Management expectations about events after the balance sheet date, for example on whether a covenant will be breached, or whether early settlement will take place, are not relevant.
-The amendments clarify the situations that are considered settlement of a liability.

Additionally, on October 30, 2022, the IASB issued an amendment to IAS 1 to improve the disclosures an entity provides when its right to defer settlement of a liability for at least twelve months is subject to compliance with covenants, and how this impacts the classification of that liability as current or non-current.

The amendments to IAS 1 are required to be applied for annual periods beginning on or after January 1, 2024, which is consistent with the application period in Colombia, in accordance with Decreto 938 of August 2021, which includes the update of January 23, 2020. The amendments must be applied retrospectively, in accordance with IAS 8. Early application is permitted.

Management concluded that this amendment has no impact on the preparation of the condensed consolidated interim financial statements, because the Group Bancolombia presents the condensed consolidated interim statement of financial position ordered by liquidity, according to the business nature.

a)Recently accounting pronouncements issued by IASB pending to incorporate in NCIF framework accepted in Colombia

Amendments to IFRS 16 Leases - Lease liability in a sale and leaseback: In September 2022, the Board amended IFRS 16 to add subsequent measurement requirements for sale and leaseback transactions that meet the requirements of IFRS 15 to be accounted as a sale. The amendments require a seller-lessee to subsequently measure lease liabilities arising from a subsequent lease such that it does not recognize any amount of gain or loss that relates to the right-of-use that it retains.

This amendment is effective for annual periods beginning on or after January 1, 2024, and early application is permitted.

This amendment has been assessed by Management with no evidence of an impact on the Group's condensed consolidated interim financial statements and disclosures, due the new requirements are in line with what the Group Bancolombia has applied and disclosed.

Amendments to IFRS 9 Financial instruments and IFRS 7 Financial instruments: disclosures - Classification and measurement of financial instruments: In May 2024, the Board issued amendments to the classification and measurement requirements in IFRS 9. These amendments respond to feedback from post-implementation review of the accounting standard and clarify the requirements in areas where stakeholders have raised concerns, or where new issues have emerged since IFRS 9 was issued.

These amendments include:
-Clarifying the classification of financial assets with environmental, social and corporate governance (ESG) and similar features: ESG-linked features in loans could affect whether the loans are measured at amortised cost or fair value. To resolve any potential diversity in practice, the amendments clarify how the contractual cash flows on such loans should be assessed.
-Settlement of liabilities through electronic payment systems: The amendments clarify the date on which a financial asset or financial liability is derecognised. The IASB also decided to develop an accounting policy option to allow a company to derecognise a financial liability before it delivers cash on the settlement date if specified criteria are met.

With these amendments, the IASB has also introduced additional disclosure requirements to enhance transparency for investors regarding investments in equity instruments designated at fair value through other comprehensive income and financial instruments with contingent features, for example features tied to ESG-linked targets.

The amendments are effective for annual reporting periods beginning on or after January 1, 2024, and early application is permitted.

Management is assessing the impact that these amendments will have on the Group's condensed consolidated interim financial statements and disclosures.

New standard NIIF 18 Presentation and Disclosure in Financial Statements: In April 2024, the Board issued IFRS 18 to replace IAS 1 Presentation of Financial Statements. IFRS 18 introduces three sets of new requirements to improve the way companies report their financial performance and give investors a better basis for analyzing and comparing companies:

-Improved comparability in the statement of income: IFRS 18 introduces three defined categories for income and expenses (operating, investing and financing) to improve the structure of the statement of income, and requires all companies to provide new defined subtotals, including operating profit.
-Enhanced transparency of management-defined performance measures: The new standard requires companies to disclose explanations of those company-specific measures that are related to the statement of income, referred to as management-defined performance measures.
-More useful grouping of information in the financial statements: IFRS 18 sets out enhanced guidance on how to organize information and whether to provide it in the primary financial statements or in the notes. In addition, the new standard requires companies to provide more transparency about operating expenses, helping investors to find and understand the information they need.

IFRS 18 is effective for annual reporting periods beginning on or after January 1, 2027, and early application is permitted.

Management is assessing the impact that these amendments will have on the Group's condensed consolidated interim financial statements and disclosures.

Annual improvements to IFRS: On July 18, 2024, the Board issued narrow amendments to IFRS and accompanying guidance as part of its regular maintenance of the Standards. These amendments include clarifications, simplifications, corrections and changes aimed at improving the consistency of several IFRS, including IFRS 1 First-time Adoption of International Financial Reporting Standards; IFRS 7 Financial Instruments:

Disclosures and its accompanying Guidance on implementing IFRS 7; IFRS 9 Financial Instruments; IFRS 10 Consolidated Financial Statements; and IAS 7 Statement of Cash Flows.

The amendments are effective for annual periods beginning on or after 1 January 2026, with earlier application permitted.

These amendments have been reviewed by Management and have no impact on the Group's condense consolidated interim financial statements and disclosures, due to the annual improvements are limited to changes that either clarify the wording in an IFRS or correct relatively minor unintended consequences or oversights in the Accounting Standards.

NOTE 3. OPERATING SEGMENTS

Operating segments are defined as components of an entity about which separate financial information is available and that is evaluated regularly by the chief operating decision maker (CODM) in deciding how to allocate resources and assessing performance; the CODM is comprised of the Bank’s President (CEO) and Financial Vicepresident (CFO). The segment information has been prepared following the Bank’s accounting policies and has been presented consistently with the internal reports provided to the CODM.

The chief operating decision maker (CODM) uses a variety of information and key financial data on a segment basis to assess the performance and make decisions regarding the investment and allocation of resources, such as:

•Net interest margin (Net margin on financial instruments divided by average interest-earning assets).
•Return on average total assets (Net income divided by average total assets).
•Return on average stockholders’ equity.
•Efficiency ratio (Operating expenses as a percentage of interest, fees, services and other operating income).
•Asset quality and loan coverage ratios.

The Bank has the following segments: Banking Colombia, Banking Panama, Banking El Salvador, Banking Guatemala, Trust, Investment Banking, Brokerage, International Banking and All other segments. The factors used to identify the Bank’s reportable segments are the nature of the products and services provided by the subsidiaries and the geographical locations where the subsidiaries are domiciled, in line with the CODM’s operating decisions related to the results of each segment.

The Bank’s operating segments are comprised as follows:

•    Banking Colombia

This segment provides retail and corporate banking products and services to individuals, companies and national and local governments in Colombia. The Bank’s strategy in Colombia is to grow with these clients based on value added and long-term relationships. In order to offer specialized services to individuals to guarantee quality service and promote business growth and country development.

In order to offer specialized services to individuals, small and medium-sized enterprises (SMEs) and large companies, the individual sales force classifies its target customers as: Personal, Plus and Corporate. The Bank´s corporate and government sales force targets and specializes in companies with more than COP 100,000 in revenue in twelve economic sectors: agribusiness, commerce, manufacturing of supplies and materials, consumer goods, financial services, health, education, construction, government, infrastructure, real estate, and natural resources.

As of September 30, 2024, Nequi is in process to obtain an authorization certificate or operating permit, accredited by the Financial Superintendence of Colombia in order to operate. For further information, see Note 1. Reporting Entity.

This segment is responsible for managing the Bank operations with its own portfolio, liquidity and distribution of treasury products and services to its customers in Colombia.

•    Banking Panama

This segment provides retail and commercial banking products and services to individuals and companies in Panama and includes all the operations of Banistmo S.A. and its subsidiaries, which are managed and monitored by the CODM on a consolidated basis. Banking Panama also includes operations of the following operational stage subsidiaries: Banistmo Investment Corporation S.A., Leasing Banistmo S.A. y Valores Banistmo S.A.; and of the following non-operational subsidiaries: Banistmo Panamá Fondo de Inversión S.A., Banistmo Capital Markets Group Inc., Anavi Investment Corporation S.A., Desarrollo de Oriente S.A., Steens Enterprises S.A. and Ordway Holdings S.A.

This segment is also responsible for the management of Banistmo’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in Panama.

•    Banking El Salvador

This segment provides retail and commercial banking products and services to individuals, companies and national and local governments in El Salvador through Banco Agrícola S.A. Banking El Salvador also includes operations of the following subsidiaries: Banagrícola S.A, Inversiones Financieras Banco Agrícola S.A. IFBA, Bagrícola Costa Rica S.A., Gestora de Fondos de Inversión Banagricola, S.A, Valores Banagrícola S.A. de C.V., Accelera S.A. de C.V. (before Credibac S.A. de C.V.) and Arrendadora Financiera S.A. Arfinsa.

This segment is also responsible for the management of Banco Agrícola’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in El Salvador.

•    Banking Guatemala

This segment provides retail and commercial banking and insurance products and services to individuals, companies and national and local governments in Guatemala through Banco Agromercantil de Guatemala S.A., Banking Guatemala also includes operations of the following subsidiaries: Seguros Agromercantil S.A., Financiera Agromercantil S.A., Agrovalores S.A., Arrendadora Agromercantil S.A., Asistencia y Ajustes S.A., Serproba S.A., Servicios de Formalización S.A., Conserjería, Mantenimiento y Mensajería S.A.(company in liquidation), New Alma Enterprises LTD. On June 29, 2023, Agencia de Seguros y Fianzas Agromercantil S.A.S. was wound up. The assets and liabilities of operations in Barbados through Mercom Bank were transferred to other companies, leaving the balances of the credit portfolio and deposit portfolio at zero as of January 31, 2023. As of September 30, 2024, the company is in the process of dissolution and liquidation, for further information, see Note 1. Reporting Entity.

This segment is also responsible for the management of Banco Agromercantil’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in Guatemala.

•    Trust

This segment provides trust and asset management services to clients in Colombia through Fiduciaria Bancolombia S.A. Sociedad Fiduciaria.
The main products offered by this segment include money market accounts, mutual and pension funds, private equity funds, payment trust, custody services and corporate trust.

•    Investment Banking

This segment provides corporate and project financial advisory services, underwriting, capital markets services and private equity management through Banca de Inversión Bancolombia S.A. Corporación Financiera. Its customers include private and publicly-held corporations as well as government institutions.

•    Brokerage

This segment provides brokerage, investment advisory and private banking services to individuals and institutions through Valores Bancolombia S.A. Comisionista de Bolsa. It sells and distributes equities, futures, foreign currencies, fixed income securities, mutual funds and structured products.

This segments also includes the operations of Bancolombia Capital Holdings USA LLC, Bancolombia Capital LLC and Bancolombia Capital Advisers LLC, to provide broker-dealer and investment advisor services in the United States.

•    International Banking

This segment provides a complete line of international banking services to Colombian and foreign customers through Bancolombia Panamá S.A. and Bancolombia Puerto Rico International, Inc. It offers loans to private sector companies, trade financing, leases financing and financing for industrial projects, as well as a complete portfolio of cash management products, such as checking accounts, international collections and payments. Through these subsidiaries, the Bank also offers investment opportunities in U.S. dollars, savings and checking accounts, time deposits, and investment funds to its high net worth clients and private banking customers.

Operations in the Cayman Islands through Sinesa Cayman, Inc. (before Bancolombia Cayman) have been canceled or transferred. As of September 30, 2024, the company is in the process of dissolution and liquidation. For further information, see Note 1. Reporting entity.

•    All other segments

This segment provides financial and operating lease activities, including leasing services to clients in Colombia. Bancolombia offers these services mainly through Renting Colombia S.A.S. The General Assembly of Shareholders approved the liquidation of Transportempo S.A.S. (minute No. 98 of July 3, 2024). Additionally, the Bank provides real estate service through the FCP Fondo Inmobiliario Colombia, P.A. FAI CALLE 77, P.A. Nomad Salitre, P.A. Mercurio, P.A. Nomad Central, P.A. Calle 84 (2), P.A. Calle 84 (3) and since 2024 P.A. Cedis Sodimac, P.A. Nomad Distrito Vera and P.A. Linz Graz del Río.

This segment also includes results from the operations of investment vehicles of the Bank: Valores Simesa S.A., Negocios Digitales Colombia S.A.S., Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios S.A. Sinesa and the technology services company Wompi S.A.S. In addition, it includes Wenia LTD, a corporate vehicle for the creation and implementation of operating systems and software applications and it includes Wenia S.A.S. and Wenia P.A.

In accordance with IFRS 8, the figures reported in "all other segments" combine the information on operating segments that did not meet the quantitative thresholds defined by this same standard, i.e., the absolute individual amount of their reported results is, in absolute terms, less than 10 percent of the combined results of all segments and their assets represent less than 10 percent of the combined assets of all operating segments of the Bank.

Financial performance by operating segment:

The CODM reviews the performance of the Bank using the following financial information by operating segment:

Nine months ended September 30, 2024
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	20,989,547	2,000,418	1,344,875	1,406,884	49	4	35,436	910,493	208,281	26,895,987
Interest income on loans and financial leases	19,634,832	1,688,803	1,181,760	1,302,259	49	-	4,221	729,249	210,252	24,751,425
Total debt investments	1,255,955	240,134	161,802	103,049	-	4	26,412	92,678	13	1,880,047
Derivatives, net	(94,145)	2,121	757	-	-	-	(1,753)	-	(1,984)	(95,004)
Total liquidity operations, net	192,905	69,360	556	1,576	-	-	6,556	88,566	-	359,519
Interest expenses	(8,901,092)	(973,141)	(320,313)	(575,027)	(133)	-	(126)	(511,830)	(116,821)	(11,398,483)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	12,088,455	1,027,277	1,024,562	831,857	(84)	4	35,310	398,663	91,460	15,497,504
Total credit impairment charges, net	(3,597,869)	(334,165)	(184,467)	(265,362)	(946)	(315)	(25)	(77,342)	(62,108)	(4,522,599)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	8,490,586	693,112	840,095	566,495	(1,030)	(311)	35,285	321,321	29,352	10,974,905
(Expenses) Income from transactions the operating segments of the Bank	(113,771)	(28,322)	(17,304)	(60,811)	(41,911)	6,082	62,026	304,094	(110,083)	-
Commissions income(1)	4,117,878	415,298	366,359	156,059	328,332	59,109	97,038	38,136	24,508	5,602,717
Commissions expenses	(2,075,431)	(194,592)	(159,988)	(60,219)	(2,716)	(87)	(6,795)	(7,394)	(2,287)	(2,509,509)
Total commissions, net	2,042,447	220,706	206,371	95,840	325,616	59,022	90,243	30,742	22,221	3,093,208
Other operating income	584,652	36,359	31,688	66,802	8,125	1,071	2,780	8,293	1,392,956	2,132,726
Dividends and net income on equity investments(2)	(164,588)	9,409	3,239	1,519	36,558	(114,503)	1,799	15	177,785	(48,767)
Total operating income, net	10,839,326	931,264	1,064,089	669,845	327,358	(48,639)	192,133	664,465	1,512,231	16,152,072
Operating expenses(3)	(6,264,391)	(608,148)	(544,463)	(450,666)	(116,800)	(36,688)	(138,421)	(65,563)	(807,981)	(9,033,121)
Impairment, depreciation and amortization	(576,686)	(82,183)	(66,346)	(37,352)	(2,152)	(67)	(2,062)	(1,536)	(35,922)	(804,306)
Total operating expenses	(6,841,077)	(690,331)	(610,809)	(488,018)	(118,952)	(36,755)	(140,483)	(67,099)	(843,903)	(9,837,427)
Profit before income tax	3,998,249	240,933	453,280	181,827	208,406	(85,394)	51,650	597,366	668,328	6,314,645
(1)For further information about income from contracts with customers, see Note 18.3. Commissions income, net.
(2)For further information see Note 18.5. Dividends and net income on equity investments.
(3)Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

For the three-months period between July 1, 2024 and September 30, 2024
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	6,807,942	696,456	475,115	495,135	4	2	17,412	294,806	68,246	8,855,118
Interest income on loans and financial leases	6,277,689	578,660	417,578	452,596	4	-	1,223	247,461	68,231	8,043,442
Total debt investments	563,198	96,500	57,282	43,423	-	2	13,088	25,529	13	799,035
Derivatives, net	(83,858)	809	11	-	-	-	306	-	2	(82,730)
Total liquidity operations, net	50,913	20,487	244	(884)	-	-	2,795	21,816	-	95,371
Interest expenses	(2,828,147)	(342,200)	(111,122)	(203,896)	(48)	-	(40)	(181,538)	(35,527)	(3,702,518)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	3,979,795	354,256	363,993	291,239	(44)	2	17,372	113,268	32,719	5,152,600
Total credit impairment charges, net	(1,220,453)	(139,759)	(54,068)	(75,957)	(264)	(355)	(21)	(71,614)	(26,345)	(1,588,836)

For the three-months period between July 1, 2024 and September 30, 2024
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	2,759,342	214,497	309,925	215,282	(308)	(353)	17,351	41,654	6,374	3,563,764
(Expenses) Income from transactions the operating segments of the Bank	(48,872)	(8,021)	(2,588)	(25,300)	(14,750)	489	21,273	114,847	(37,078)	-
Commissions income(1)	1,386,847	140,207	132,227	56,780	113,887	18,485	32,802	12,370	9,174	1,902,779
Commissions expenses	(708,206)	(71,999)	(56,970)	(21,432)	(894)	(4)	(2,151)	(1,968)	(811)	(864,435)
Total commissions, net	678,641	68,208	75,257	35,348	112,993	18,481	30,651	10,402	8,363	1,038,344
Other operating income	281,100	11,058	7,986	13,732	2,998	146	793	2,771	441,729	762,313
Dividends and net income on equity investments(2)	158	2,648	(1,161)	22	22,063	12,905	(1,297)	1	56,662	92,001
Total operating income, net	3,670,369	288,390	389,419	239,084	122,996	31,668	68,771	169,675	476,050	5,456,422
Operating expenses(3)	(2,117,109)	(213,043)	(193,297)	(162,438)	(41,256)	(12,971)	(46,224)	(22,949)	(266,896)	(3,076,183)
Impairment, depreciation and amortization	(188,031)	(28,884)	(27,312)	(12,816)	(765)	(21)	(673)	(468)	(11,592)	(270,562)
Total operating expenses	(2,305,140)	(241,927)	(220,609)	(175,254)	(42,021)	(12,992)	(46,897)	(23,417)	(278,488)	(3,346,745)
Profit before income tax	1,365,229	46,463	168,810	63,830	80,975	18,676	21,874	146,258	197,562	2,109,677
(1)For further information about income from contracts with customers, see Note 18.3. Commissions income, net.
(2)For further information see Note 18.5. Dividends and net income on equity investments.
(3)Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

Nine months ended September 30, 2023
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	21,666,410	2,154,102	1,340,875	1,342,156	38	6	31,288	836,765	189,806	27,561,446
Interest income on loans and financial leases	21,300,016	1,844,014	1,155,829	1,306,144	38	-	3,441	712,577	189,124	26,511,183
Total debt investments	477,039	223,398	173,128	29,293	-	6	24,236	62,873	682	990,655
Derivatives, net	(74,161)	1,089	11,330	-	-	-	(957)	125	-	(62,574)
Total liquidity operations, net	(36,484)	85,601	588	6,719	-	-	4,568	61,190	-	122,182
Interest expenses	(10,043,923)	(920,359)	(338,795)	(548,489)	(111)	(1)	(181)	(437,774)	(129,065)	(12,418,698)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	11,622,487	1,233,743	1,002,080	793,667	(73)	5	31,107	398,991	60,741	15,142,748
Total credit impairment charges, net	(4,997,515)	(220,641)	(167,546)	(329,627)	(1,901)	(176)	96	19,414	(39,451)	(5,737,347)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	6,624,972	1,013,102	834,534	464,040	(1,974)	(171)	31,203	418,405	21,290	9,405,401
(Expenses) Income from transactions the operating segments of the Bank	(150,552)	(19,053)	(11,827)	(56,562)	(9,177)	10,481	51,588	310,651	(125,549)	-
Commissions income(1)	3,840,104	384,091	349,652	171,804	268,573	32,894	78,426	34,641	21,740	5,181,925
Commissions expenses	(1,804,331)	(186,443)	(138,058)	(73,762)	(3,025)	(177)	(6,546)	(8,373)	(3,684)	(2,224,399)
Total commissions, net	2,035,773	197,648	211,594	98,042	265,548	32,717	71,880	26,268	18,056	2,957,526
Other operating income (expenses)	1,231,350	32,694	15,698	105,058	9,220	(504)	3,200	14,192	1,631,263	3,042,171
Dividends and net income on equity investments	36,555	9,333	1,803	1,858	22,648	879	940	34	227,148	301,198
Total operating income, net	9,778,098	1,233,724	1,051,802	612,436	286,265	43,402	158,811	769,550	1,772,208	15,706,296
Operating expenses(2)	(5,872,879)	(656,190)	(487,520)	(472,621)	(129,744)	(43,227)	(140,209)	(64,270)	(829,579)	(8,696,239)
Impairment, depreciation and amortization	(536,023)	(77,796)	(69,970)	(39,979)	(1,535)	(166)	(2,274)	(2,006)	(59,137)	(788,886)

Nine months ended September 30, 2023
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total operating expenses	(6,408,902)	(733,986)	(557,490)	(512,600)	(131,279)	(43,393)	(142,483)	(66,276)	(888,716)	(9,485,125)
Profit before income tax	3,369,196	499,738	494,312	99,836	154,986	9	16,328	703,274	883,492	6,221,171
(1)For further information about income from contracts with customers, see Note 18.3. Commissions income, net.
(2)Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

For the three-months period between July 1, 2023 and September 30, 2023
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	7,349,913	657,482	425,738	319,155	21	1	8,214	272,834	70,284	9,103,642
Interest income on loans and financial leases	7,080,996	571,079	366,862	316,819	21	-	1,048	233,020	70,091	8,639,936
Total debt investments	142,594	63,127	57,425	(733)	-	1	6,735	21,039	194	290,382
Derivatives, net	65,280	(166)	1,298	-	-	-	(621)	125	-	65,916
Total liquidity operations, net	61,043	23,442	153	3,069	-	-	1,052	18,650	(1)	107,408
Interest expenses	(3,463,405)	(306,788)	(112,365)	(179,065)	(50)	-	(51)	(148,182)	(42,516)	(4,252,422)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	3,886,508	350,694	313,373	140,090	(29)	1	8,163	124,652	27,768	4,851,220
Total credit impairment charges, net	(1,302,630)	(108,820)	(78,803)	(112,455)	(1,044)	(45)	(10)	10,103	(15,799)	(1,609,503)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	2,583,878	241,874	234,570	27,635	(1,073)	(44)	8,153	134,755	11,969	3,241,717
(Expenses) Income from transactions the operating segments of the Bank	(53,555)	(9,555)	(3,114)	(17,435)	(2,950)	3,463	17,053	105,963	(39,870)	-
Commissions income(1)	1,300,581	126,562	108,680	50,879	90,967	8,741	24,923	11,174	7,978	1,730,485
Commissions expenses	(633,068)	(59,995)	(48,164)	(23,328)	(1,049)	(58)	(2,073)	(2,765)	(2,053)	(772,553)
Total commissions, net	667,513	66,567	60,516	27,551	89,918	8,683	22,850	8,409	5,925	957,932
Other operating income (expenses)	354,168	19,492	5,349	32,457	3,428	(88)	1,559	8,480	507,721	932,566
Dividends and net income on equity investments	(12,465)	(532)	3,109	(73)	7,491	(1,691)	630	26	75,797	72,292
Total operating income, net	3,539,539	317,846	300,430	70,135	96,814	10,323	50,245	257,633	561,542	5,204,507
Operating expenses(2)	(2,060,651)	(214,777)	(156,436)	(143,913)	(47,323)	(18,666)	(47,664)	(19,780)	(275,667)	(2,984,877)
Impairment, depreciation and amortization	(192,262)	(16,151)	(14,033)	(12,768)	(609)	(57)	(749)	(664)	(20,320)	(257,613)
Total operating expenses	(2,252,913)	(230,928)	(170,469)	(156,681)	(47,932)	(18,723)	(48,413)	(20,444)	(295,987)	(3,242,490)
Profit before income tax	1,286,626	86,918	129,961	(86,546)	48,882	(8,400)	1,832	237,189	265,555	1,962,017
(1)For further information about income from contracts with customers, see Note 18.3. Commissions income, net.
(2)Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

NOTE 4. CASH AND CASH EQUIVALENTS

For purposes of the Condensed Consolidated Interim Statement of cash flow and the Condensed Consolidated Interim Statement of Financial Position, the following assets are considered as cash and cash equivalents:

	September 30, 2024	December 31, 2023
In millions of COP
Cash and balances at central bank
Cash	8,855,823	8,830,305
Due from central banks(1)(2)	6,424,694	11,248,230
Due from other private financial entities	7,265,142	7,607,921
Checks on hold	219,226	214,004
Remittances of domestic negotiated checks in transit	13,910	74,524
Total cash and due from banks	22,778,795	27,974,984
Money market transactions
Interbank borrowings	2,298,108	3,983,699
Reverse repurchase agreements and other similar secured loans(3)	1,298,602	7,840,926
Total money market transactions	3,596,710	11,824,625
Total cash and cash equivalents	26,375,505	39,799,609
(1)According to External Resolution No. 3 of 2024 of Banco de la República de Colombia, which amends External Resolution No. 5 of 2008, issued by the Colombian Central Bank, Bancolombia S.A. must maintain, the equivalent of 7% from September 2024, ( in December 2023 it must maintain, the equivalent of 8%) of the deposits mentioned in Article 1, paragraph (a), and the equivalent of 2.5% from September 2024 (3.5% in December 2023) of its customer’s deposits with a maturity of less than 18 months (paragraph b), as ordinary reserve, represented in deposits at the Central Bank or as cash in hand. In addition, according to Resolution Number 177 of 2002 issued by the Guatemala Monetary Board, Grupo Agromercantil Holding through its subsidiary Banco Agromercantil de Guatemala must maintain the equivalent of 14.60% of its customer’s deposits daily balances as a legal banking reserve, represented in unrestricted deposits at the Bank of Guatemala. Additionally, circular SBP-DR-CIRCULAR-2024-0036 dated July 02, 2024, communicates the decision of the Superintendency of Banks of Panama to maintain the percentage established in the General Resolution of the Board of Directors SBP-GJD-0003-2014 dated January 28, 2014, which sets at 30.00% the minimum legal liquidity rate that Panamanian banks must maintain. Finally, in accordance with temporary rule NPBT-13, which is effective from September 25, 2024, to March 25, 2025, Banco Agrícola must maintain an equivalent average daily amount of its deposits and debt instruments in issue as a liquidity reserve between 1.00% and 16.00% represented in unrestricted deposits or debt instruments in issue by El Salvador Central Bank. Once the complete term established, the bank continues with the Technical Norm (NRP-28), issued by the Central Bank, where the Bank must maintain an equivalent amount between 1.00% and 18.00%, which has been in effect since 23 June 2021.
(2)The variation corresponds mainly the effect of the usual transactionality of the operation of Bancolombia and the cancellation of interest-bearing deposits of COP 3.5 billion opened in December 2023 and cancelled in January 2024.
(3)The variation is mainly generated by the decrease in Reverse repurchase agreements and other similar secured loans in simultaneous operations with the Cámara de Riesgo Central de Contraparte

As of September 30, 2024, and December 31, 2023, there is restricted cash amounting to COP 576,819 and COP 1,082,611, respectively, included in other assets on the Condensed Consolidated Interim Statement of Financial Position, which represents margin deposits pledged as collateral for derivative contracts traded through clearing houses.

NOTE 5. FINANCIAL ASSETS INVESTMENTS AND DERIVATIVES

5.1   Financial assets investments

The Bank’s securities portfolios at fair value through profit or loss, other comprehensive income and at amortized cost are listed below, as of September 30, 2024, and December 31, 2023:

As of September 30, 2024

	Measurement methodology
Financial assets investments	Fair value through	Fair value through other	Amortized	Total carrying
	profit or loss	comprehensive income, net	cost, net	value, net
In millions of COP
Securities issued by foreign governments(1)	11,640,600	1,572,679	609,289	13,822,568
Securities issued by the Colombian Government(2)	9,570,931	2,662,859	150,395	12,384,185
Corporate bonds	192,769	605,738	2,845,820	3,644,327
Securities issued by government entities	149,512	-	3,346,636	3,496,148
Securities issued by other financial institutions(3)	793,207	363,865	587,244	1,744,316
Total debt instruments(4)	22,347,019	5,205,141	7,539,384	35,091,544
Total equity securities	272,736	442,248		714,984
Total other instruments financial(5)	31,117			31,117
Total financial assets investments				35,837,645
(1)The increase in securities measured at fair value through profit or loss is mostly in Bancolombia S.A. and Banistmo S.A. to bonds issued by the United States and the decrease in securities measured at fair value through OCI corresponds mainly to Banistmo S.A. and Grupo Agromercantil Holding S.A. due to the maturity of bonds issued by the United States.
(2)The increase is mainly presented in securities measured at fair value through profit or loss in Bancolombia S.A. to Treasury securities (TES).
(3)Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting for COP 112,038. For further information valuation of TIPS securities, see Note 23. Fair value of assets and liabilities.
(4)At September 30, 2024 the Bank has recognized in the Condensed Consolidated Interim Statement of Comprehensive Income COP 48,573 related to debt instruments at fair value through OCI. See Condensed Consolidated Interim Statement of Comprehensive Income.
(5)Corresponds to convertible notes or agreements for the future purchase of denominated SAFE, Simple Agreement for Future Equity, by Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios, S.A. and Banagrícola S.A.

As of December 31, 2023

	Measurement methodology
Financial assets investments	Fair value through	Fair value through other	Amortized	Total carrying
	profit or loss	comprehensive income, net	cost, net	value, net
In millions of COP
Securities issued by foreign governments	6,274,400	2,437,996	537,831	9,250,227
Securities issued by the Colombian Government	4,725,605	2,725,722	68,624	7,519,951
Corporate bonds	237,234	611,153	2,559,336	3,407,723
Securities issued by government entities	84,990	-	3,129,501	3,214,491
Securities issued by other financial institutions(1)	774,178	373,306	552,790	1,700,274
Total debt instruments(2)	12,096,407	6,148,177	6,848,082	25,092,666
Total equity securities	98,853	444,357		543,210
Total other instruments financial(3)	38,319			38,319
Total financial assets investments				25,674,195
(1)Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting to COP 84,301. For further information on TIPS’ fair value measurement see Note 22. Fair value of assets and liabilities.
(2)At December 31, the Bank has recognized in the Consolidated Statement of Comprehensive Income COP 93,264 related to debt instruments at fair value through OCI.
(3)Corresponds to convertible notes or agreements for the future purchase of shares, Simple Agreement for Future Equity “SAFE”, by Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios, S.A. and Banagrícola S.A

The following shows provisions detail for the debt instruments portfolio using the expected credit losses model:

As of September 30, 2024

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Securities at amortized cost	7,478,380	27,188	33,816	7,539,384
Carrying amount	7,508,746	29,545	49,730	7,588,021
Loss allowance	(30,366)	(2,357)	(15,914)	(48,637)
Securities at fair value through other comprehensive income(1)	5,143,478	61,663	-	5,205,141
Total debt instruments portfolio measure at fair value through OCI and amortized cost	12,621,858	88,851	33,816	12,744,525
(1)Loss allowance of investments at fair value through OCI corresponds to COP (6,057) classified mainly in stage 1 to COP (5,910) and in stage 2 to COP (147).

As of December 31, 2023

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Securities at amortized cost	6,612,165	205,133	30,784	6,848,082
Carrying amount	6,642,104	217,046	44,735	6,903,885
Loss allowance	(29,939)	(11,913)	(13,951)	(55,803)
Securities at fair value through other comprehensive income(1)	6,148,177	-	-	6,148,177
Total debt instruments portfolio measure at fair value through OCI and amortized cost	12,760,342	205,133	30,784	12,996,259
(1)Loss allowance of investments at fair value through OCI corresponds to COP (5,562) classified in stage 1.

The following table sets forth the changes in the allowance for debt instruments measured at amortized cost:
As of September 30, 2024

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Loss allowance of January 1, 2024	29,939	11,913	13,951	55,803
Transfer from stage 2 to stage 1(1)	346	(346)	-	-
Sales and maturities	(5,131)	(5,895)	-	(11,026)
New debt instruments purchased(2)	6,408	-	-	6,408
Net provisions recognised during the period	(3,052)	(3,693)	630	(6,115)
Foreign Exchange	1,856	378	1,333	3,567
Loss allowance of September 30, 2024	30,366	2,357	15,914	48,637
(1) Stage transfer in corporate bonds by Bangrícola S.A.
(2) Impairment is mainly in securities issued by government entities and corporate bonds by Bancolombia S.A. and Banistmo S.A.

As of September 30, 2023

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Loss allowance of January 1, 2023	29,881	35,020	-	64,901
Transfer from stage 1 to stage 3(1)	(14,331)	-	14,331	-
Transfer from stage 2 to stage 1(1)	146	(146)	-	-
Sales and maturities	(3,060)	-	-	(3,060)
New debt instruments purchased(2)	14,145	-	-	14,145
Net provisions recognised during the period	20,207	(13,329)	-	6,879
Foreign Exchange	(5,341)	(4,420)	-	(9,762)
Loss allowance of September 30, 2023	41,647	17,125	14,331	73,103
(1) Stage transfer in corporate bonds by Banistmo S.A.
(2)Impairment is mainly in securities issued by government entities and corporate bonds by Bancolombia S.A. and Banistmo S.A.

The Bank has recognized in the Condensed Consolidated Interim Statement of Comprehensive Income related to equity securities and trust funds at fair value through OCI as of September 30, 2024, and 2023, COP 7,294 and COP 5,930, respectively. See Condensed Consolidated Interim Statement of Comprehensive Income.

Equity securities that are measured at fair value through OCI are considered strategic for the Bank and, thus, there is no intention to sell them in the foreseeable future and that is the main reason for using this presentation alternative.

The following table details the equity instruments designated at fair value through OCI analyzed by listing status:

Equity securities	Carrying amount
	September 30, 2024	December 31, 2023
In millions of COP
Securities at fair value through OCI:
Equity securities listed in Colombia	2	2
Equity securities listed in foreign countries	72,636	78,787
Equity securities unlisted:
Telered S.A.	154,822	164,981
Asociación Gremial de Instituciones Financieras Credibanco S.A.	114,551	110,786
Transacciones y Transferencias, S. A. (1)	39,581	17,346
Compañía de Procesamiento de Medios de Pago Guatemala (Bahamas), S. A.	17,942	16,333
Cámara de Riesgo Central de Contraparte de Colombia S.A.	15,763	14,998
Derecho Fiduciario Inmobiliaria Cadenalco	4,197	4,449
Others	22,754	36,675
Total equity securities at fair value through OCI	442,248	444,357
(1) The increase is due to the valuation of the company during 2024.

As of September 30, 2024 and 2023 impairment loss was recognized on equity securities for COP 0 and COP 15, respectively. Dividends received from equity investments at fair value through OCI held as of September 30, 2024 and 2023 amounted to COP 14,369 and COP 18,952, respectively. See Note 18.5. Dividends and net income on equity investments.

5.2   Derivative financial instruments

Group Bancolombia derivative activities do not give rise to significant open positions in portfolios of derivatives. Group Bancolombia enters into derivative transactions to facilitate customer business, for hedging purposes and arbitrage activities, such as forwards, options or swaps where the underlying are exchange rates, interest rates and securities.

A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets and/or indices. Financial futures and forward settlement contracts are agreements to buy or sell a quantity of a financial instrument (including another derivative financial instrument), index, currency or commodity at a predetermined rate or price during a period or at a date in the future. Futures and option contracts are standardized agreements for future delivery, traded on exchanges that typically act as a platform.

For further information related to the objectives, policies and processes for managing Group Bancolombia risk, please see Risk Management.

The following table sets forth the carrying values of Group Bancolombia derivatives by type of risk as of September 30, 2024 and December 31, 2023:

Derivatives	September 30, 2024	December 31, 2023
In millions of COP
Forwards
Assets
Foreign exchange contracts(1)	1,022,981	4,381,906
Equity contracts	9,459	3,015
Subtotal assets	1,032,440	4,384,921
Liabilities
Foreign exchange contracts(1)	950,973	4,526,353
Equity contracts	5,151	10,481
Subtotal liabilities	956,124	4,536,834
Total forwards	76,316	(151,913)
Swaps
Assets
Foreign exchange contracts	1,137,015	1,304,337
Interest rate contracts	206,340	352,424
Subtotal assets	1,343,355	1,656,761
Liabilities
Foreign exchange contracts	1,231,890	1,491,086
Interest rate contracts	259,343	449,857
Subtotal liabilities	1,491,233	1,940,943
Total swaps	(147,878)	(284,182)
Options
Assets
Foreign exchange contracts	88,604	210,588
Subtotal assets	88,604	210,588
Liabilities
Foreign exchange contracts	90,220	232,587
Subtotal liabilities	90,220	232,587
Total options	(1,616)	(21,999)
Derivative assets	2,464,399	6,252,270
Derivative liabilities	2,537,577	6,710,364
(1) As of September 30, 2024 there is mainly a decrease in Bancolombia S.A. in assets and liabilities forwards compared to those that were in force as of December 31, 2023, of the total of 14,105 operations, 13,175 operations have expired as of September 2024.

Hedges of a net asset in a foreign operation

The Bank has designated debt instruments in issue and financing with correspondent banks (only applies to year 2023) for USD 1,117,939 as of September 30, 2024 and USD 1,592,034 as of December 31, 2023 as hedge accounting for an equivalent amount of the net assets of its investment in Banistmo. The purpose of this operation is to protect the Bank from the foreign exchange rate risk (USD/COP) of a portion of the net assets in the subsidiary Banistmo S.A., a company domiciled in Panama, which has a different functional currency from that of the Group Bancolombia.

The following is the detail of the hedging instruments of the net foreign investment:

As of september 30, 2024

Debt securities issued designated as a hedging instrument(1)
In thousands of USD
Opening date	Expiration date	Rate	Principal balance	Designated capital as a hedged instrument
18/10/2017	18/10/2027	7.03%	461,707	355,339
18/12/2019	18/12/2029	4.68%	436,516	436,516
18/12/2019	18/12/2029	4.68%	85,710	85,710
18/12/2019	18/12/2029	4.68%	27,774	27,774

Debt securities issued designated as a hedging instrument(1)
In thousands of USD
Opening date	Expiration date	Rate	Principal balance	Designated capital as a hedged instrument
29/01/2020	29/01/2025	3.02%	212,600	212,600
Total debt securities issued			1,224,307	1,117,939
(1) The Bank discontinued the hedging relationship in March 2024 USD 200,000 as a result of the prepayment of the total financing with Correspondent Banks and in June and July 2024 USD 274,095 as result of the repurchase of Debt securities issued, designated as a hedging instrument.
As of December 31, 2023

Debt securities issued designated as a hedging instrument
In thousands of USD
				Designated capital as
Opening date	Expiration date	Rate	Principal balance	a hedged instrument
18/10/2017	18/10/2027	7.03%	750,000	360,000
18/12/2019	18/12/2029	4.68%	436,516	436,516
18/12/2019	18/12/2029	4.68%	85,710	85,710
18/12/2019	18/12/2029	4.68%	27,774	27,774
29/01/2020	29/01/2025	3.02%	482,034	482,034
Total debt securities issued			1,782,034	1,392,034
Financing with Correspondent Banks designated as a hedging instrument
31/03/2022	17/03/2025	6.06%	150,000	150,000
7/09/2022	5/09/2025	6.36%	50,000	50,000
Total financing with Correspondent Banks			200,000	200,000
Total			1,982,034	1,592,034

Measurement of effectiveness and ineffectiveness

A hedge is considered effective if, at the beginning of the period and subsequent periods, changes in fair value or cash flows attributable to the hedge risk during the period for which the hedge has been designated.

The Bank has documented the effectiveness tests of the hedge. The hedge is considered effective, since the critical terms and risks of the obligations that serve as a hedging instrument are identical to those of the primary hedged position. Hedged effectiveness is measured on a before income tax.

Gains or losses on the conversion of Banistmo’s financial statements are recognized in Condensed Consolidated Interim Statements of Comprehensive Income. Consequently, the exchange difference related to the conversion of debt securities issued and financing with Correspondent banks is recognized directly in OCI, as a result of the variation of the peso against the dollar, the adjustment recognized in Condensed Consolidated Interim Statements of Comprehensive Income amounted to COP (485,195), COP 1,579,943, for the nine months period ended September 30, 2024 and 2023, respectively.

For further information see Condensed Consolidated Interim Statements of Comprehensive Income and note 14. Borrowings from other financial institutions.

NOTE 6. LOANS AND ADVANCES TO CUSTOMERS, NET

Loans and financial leasing operating portfolio

The following is the composition of the loans and financial leasing operations portfolio, net as of September 30, 2024 and December 31, 2023:

Composition	September 30, 2024	December 31, 2023
In millions of COP
Commercial	147,183,317	134,687,396
Consumer	54,759,503	54,591,769
Mortgage	39,539,529	36,250,408
Financial Leases	26,912,268	27,277,057
Small Business Loans	1,173,887	1,145,017
Total gross loans and advances to customers(1)	269,568,504	253,951,647
Total allowance for loans, advances and lease losses	(16,518,267)	(16,223,103)
Total loans and advances to customers, net	253,050,237	237,728,544
(1) Portfolio growth mainly in Bancolombia S.A. in the Commercial and Mortgage and in Bancolombia Panamá S.A. in the Commercial. In addition, in September 2024 the Colombian peso devaluation 9.32% against the US dollar, which has an upward impact on the balances of foreign subsidiaries.

Allowance for loans losses

The following table sets forth the changes in the allowance for loans and advances and lease losses as of September 30, 2024 and 2023:
As of September 30, 2024

					Small
Concept	Commercial	Consumer	Mortgage	Financial	business	Total
				Leases	loans
In millions of COP
Balance at January 1, 2024	6,290,266	7,717,038	1,023,206	1,024,575	168,018	16,223,103
Loan sales(1)	(156,923)	-	-	-	-	(156,923)
Recovery of charged - off loans(2)	61,172	439,386	34,333	60,194	4,236	599,321
Credit impairment charges on loans, advances and financial leases, net(3)	1,062,984	3,092,367	170,506	149,358	9,980	4,485,195
Adjusted stage 3(4)	247,596	443,703	29,164	53,597	7,265	781,325
Charges-off(2)	(681,883)	(4,740,554)	(103,818)	(166,414)	(75,831)	(5,768,500)
Translation adjustment(5)	144,884	172,400	29,942	5,355	2,165	354,746
Balance at September 30, 2024	6,968,096	7,124,340	1,183,333	1,126,665	115,833	16,518,267
(1)This balance corresponds to the provision for portfolio sales of Bancolombia S.A.
(2)The charges-off still subject to enforcement activity.
(3)The loss allowance for the first nine months of 2024 decreased by 21% compared to the same period of the previous year. This reduction is primarily due to a decrease in the expenditure for the provision of credit losses on the consumer portfolio. This is a result of the lending and collection actions that the Bank initiated in 2023, which have had positive effects in 2024. Additionally, the reduction in the provision for credit losses due to macroeconomic variables, generated by the decrease in the interest rate in Colombia, is noteworthy.
(4)Recognized as a reduction to Interest Income on loans and financial leases in Unaudited Condensed Consolidated Interim Statement of Income, in accordance with IFRS 9.
(5)The variation is due to the decrease in the market representative rate from COP 3,822.05 in December 2023 to COP 4,178.30 in September 2024.

As of September 30, 2023

					Small
Concept	Commercial	Consumer	Mortgage	Financial	business	Total
				Leases	loans
In millions of COP
Balance at January 1, 2023	7,270,305	6,047,135	1,024,091	1,013,074	125,035	15,479,640
Loan sales(1)	(725,242)	-	-	-	-	(725,242)
Recovery of charged - off loans(2)	54,879	373,210	45,435	48,546	1,871	523,941
Credit impairment charges on loans, advances and financial leases, net	597,955	4,717,895	181,907	137,305	67,777	5,702,839
Adjusted stage 3(3)	331,470	360,077	24,319	49,670	8,072	773,608
Charges-off(2)	(652,416)	(3,647,572)	(101,219)	(223,807)	(59,570)	(4,684,584)
Translation adjustment(4)	(350,927)	(303,256)	(51,025)	(6,171)	(6,070)	(717,449)
Balance at September 30, 2023	6,526,024	7,547,489	1,123,508	1,018,617	137,115	16,352,753
(1)This balance corresponds to the provision for portfolio sales of Bancolombia S.A. and Bancolombia Puerto Rico Inc.
(2) This amount is still subject to enforcement activity.
(3)Recognized as reduction to interest income on loans and financial leases in Condensed Consolidated Interim Statement of Income, in accordance with IFRS 9.
(4) The variation is due to the decrease in the market representative rate from COP 4,810.20 in December 2022 to COP 4,053.76 in September 2023.
The following table presents information about the nature and effects of changes in the contractual cash flows of the loan portfolio that did not result in derecognition and the effect of these changes on the measurement of expected credit losses.

Changes in the contractual cash flows of the loan portfolio that did not result in derecognition
In millions of COP
	September 30, 2024	299005
Loan portfolio modified during the period
Amortized cost before modification	6,169,779	7,566,692
Net gain or loss on changes	(507,628)	(182,023)
Loan portfolio modified since initial recognition
Gross carrying value of the previously modified loan portfolio for which the allowance for losses has been changed from the asset's life to the expected credit losses for 12 months.	291,253	393,789

Impact of movements in the value of the portfolio and loss allowance by Stage

Variation September 2024 vs December 2023

Stage 1 (12-month expected credit losses)
The exposure in Stage 1 increased by COP 12,211,583 and the loss allowance decreased by COP 1,200,060. The increase in the portfolio in this Stage is mainly due to a better dynamic of disbursements to the corporate portfolio and the restatement of the dollar loans into Colombian Pesos due to a higher exchange rate. The decrease in the loss allowance is due to a higher portfolio participation in lower-risk categories and the macroeconomic impact on the PD (probability of default) models, which have a more favorable economic outlook, where a downward trend in interest rates in Colombia is observed, which positively affects the portfolios of individuals.

Stage 2 (Lifetime expected credit losses)
The exposure in Stage 2 increased by COP 1,524,813 and the loss allowance increased by COP 334,375. The increase in exposure is mainly due to clients undergoing restructuring, clients exiting default (Stage 3) and remaining in Stage 2 for a one-year observation period, and clients showing an increase in the current Lifetime PD compared to the origination Lifetime PD. The increase in the provision is consistent with the arrival of these clients.

Stage 3 (Lifetime expected credit losses)
The exposure in Stage 3 increased by COP 1,880,461 and the loss allowance increased by COP 1,160,849. This variation in exposure and provisions is primarily due to the deterioration of clients in the legal entity portfolio, which includes both corporate clients and SMEs. Significant defaults were particularly observed in the infrastructure, construction, trade, manufacturing, and financial sectors.

Variation December 2023 vs December 2022

Stage 1 (12-month expected credit losses)

Stage 1 exposure decreased by COP 14,397,167 and the loss allowance increased by COP 820,111. The decrease in the portfolio at this stage is mainly due to the restatement of the dollar loans into colombian pesos due to a lower in the market representative rate and a slow disbursement dynamic of the consumer portfolio compared to the previous period. The increase in the loss allowance is due to the impact of a less favorable economic outlook, where there is lower economic growth and a high trend of interest rates throughout the year.

Stage 2 (Lifetime expected credit losses)
The exposure in Stage 2 decreased by COP 2,613,778 and the loss allowance decreased by COP 608,427. The decrease in exposure is due to the migration of loans with delinquency over 90 days to Stage 3, and the level of new overdue portfolio being lower than the previous period. The decrease of loss allowance is in accordance with the decrease in exposure.

Stage 3 (Lifetime expected credit losses)
The exposure in Stage 3 increased by COP 1,038,853, and the loss allowance increased by COP 531,779. The variation in exposure and loss allowance in this Stage is mainly due to clients of the consumer portfolio reaching a delinquency height over 90 days and the impairment of significant clients from the construction sector.

The following explains the significant changes in the loans and the allowance for loan losses by category during the periods ended on September 30, 2024 and December 31, 2023 as a result of applying the expected credit loss model according to IFRS 9:

As of September 30, 2024

Maximum exposure to credit risk
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Commercial	131,420,317	5,920,717	9,842,283	147,183,317
Consumer	45,231,505	5,493,402	4,034,596	54,759,503
Mortgage	34,836,785	2,808,536	1,894,208	39,539,529
Financial Leases	22,167,123	3,204,138	1,541,007	26,912,268
Small Business Loans	928,742	140,681	104,464	1,173,887
Total gross loans and advances to customers	234,584,472	17,567,474	17,416,558	269,568,504
Total allowance	(2,495,843)	(2,870,777)	(11,151,647)	(16,518,267)
Total Net loans and advances to customers	232,088,629	14,696,697	6,264,911	253,050,237

As of December 31, 2023

Maximum exposure to credit risk
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Commercial	120,773,927	5,453,537	8,459,932	134,687,396
Consumer	46,060,615	4,407,067	4,124,087	54,591,769
Mortgage	32,210,648	2,628,654	1,411,106	36,250,408
Financial Leases	22,553,128	3,293,100	1,430,829	27,277,057
Small Business Loans	774,571	260,303	110,143	1,145,017
Total gross loans and advances to customers	222,372,889	16,042,661	15,536,097	253,951,647
Total allowance	(3,695,903)	(2,536,402)	(9,990,798)	(16,223,103)
Total Net loans and advances to customers	218,676,986	13,506,259	5,545,299	237,728,544

NOTE 7. INVESTMENT PROPERTIES

The table below sets forth the conciliation between the initial and ending balances of the market value of investment properties of Consolidated Interim Statement of Financial Position at the end of the period:

	September 30, 2024	December 31, 2023
In millions of COP
Balance at January 1, 2024	4,709,911	3,994,058
Acquisitions(1)	738,226	294,569
Subsequent expenditure recognised as an asset	115,346	170,920
Sales/Write-offs(2)	(135,786)	(21,194)
Amount reclassified from premises and equipment (3)	-	39,096
Gains on valuation(4)	40,266	232,462
Balance at September 30, 2024(5)	5,467,963	4,709,911
(1)In 2024, corresponds to PA Cedis Sodimac for COP 461,815 and Constellation for COP 161,247.
(2) In 2024 corresponds mainly to the sale of the PA Polaris for COP 63,475.
(3) In 2023, the amount to relates properties from FCP Fondo Inmobiliario Colombia that were reclassified from premises and equipment to investment property, because they are held for obtaining profits and capital appreciation.
(4) In 2023 the difference with the line Investment property valuation included in Other operating income included in the annual report of the 2023 Consolidated Financial Statements corresponds to the gain recorded for the acquisition in advantageous conditions.
(5) Between September 30, 2024 and December 31, 2023, there were no transfers in and out of Level 3 fair value hierarchy related to investment properties. See Note 23. Fair value of assets and liabilities.

The following amounts related to the leasing of investment properties were recognized in income and expense as of September 30, 2024 and 2023:

	September 30, 2024	September 30, 2023
In millions of COP

Income from rentals	233,957	167,301
Operating expenses due to:
Investment properties that generated income through rentals	31,890	24,947
Investment properties that did not generate income through rentals	9,911	10,323

Currently, there are no restrictions on the use or income derived from the buildings or lands that the Bank has as investment property.

The fair value of the Bank’s investment properties for the period ending on September 30, 2024 and December 31, 2023, has been recorded according to the assessment made by independent external consulting companies that have the appropriate capacity and experience in performing those assessments. The appraisers are either approved by the Property Market Auctions of Colombia or foreign appraisers, who are required to provide a second signature by a Colombia appraiser accredited by the Property Market Auctions.

Fair value appraisals are carried out in accordance with IFRS 13. The reports made by the external consulting company contain the description of the valuation methodologies used, and key assumptions such as: discount rates, calculation of applied expenses and income approach, among others. The fair value of the investment properties is based on the comparative market approach, which reflects the prices of recent transactions with similar characteristics. In determining the fair value of these assets, the highest and best use of these assets is their current use and there are no changes in the valuation technique during the reported period. For further information about measurement techniques and inputs used by consulting companies, see Note 23. Fair Value of assets and liabilities.

As of September 30, 2024 and December 31, 2023, the Bank does not have investment properties held under financial leases.

NOTE 8. PREMISES AND EQUIPMENT, NET

As of September 30, 2024, and December 31, 2023, the premises and equipment, net consisted of the following:

As of September 30, 2024

Premises and equipment total	Balance at January 1, 2024	Roll - forward					Balance at September 30, 2024
		Additions	Expenses depreciation and impairment(1)	Disposals	Assets classified as held for sale and other assets	Effect of changes in foreign exchange rate
In millions of COP
Premises and equipment for own use
Cost	4,044,231	187,103	-	(76,473)	(26,423)	133,055	4,261,493
Accumulated depreciation	(1,518,977)	-	(148,824)	60,646	881	(64,376)	(1,670,650)
Accumulated impairment	-	-	(369)	369	-	-	-
Premises and equipment in operating leases(2)
Cost	5,017,897	467,043	-	(100,804)	(1,043,574)	-	4,340,562
Accumulated depreciation	(1,020,617)	-	(332,637)	27,925	264,526	-	(1,060,803)

Total premises and equipment - cost	9,062,128	654,146	-	(177,277)	(1,069,997)	133,055	8,602,055
Total premises and equipment - accumulated depreciation	(2,539,594)	-	(481,461)	88,571	265,407	(64,376)	(2,731,453)
Total premises and equipment - accumulated impairment	-	-	(369)	369	-	-	-
Total premises and equipment - net	6,522,534	654,146	(481,830)	(88,337)	(804,590)	68,679	5,870,602
(1) See Note 19.3. Impairment, depreciation and amortization.
(2) The decrease is mainly due to cancellations and transfers to inventories of vehicles leased.

As of December 31, 2023

Premises and equipment total	Balance at January 1, 2023	Roll - forward					Balance at December 31, 2023
		Additions	Expenses depreciation and impairment(1)	Disposals	Assets classified as held for sale and other assets	Effect of changes in foreign exchange rate
In millions of COP
Premises and equipment for own use
Cost	4,294,739	299,734	-	(161,985)	(42,407)	(345,850)	4,044,231
Accumulated depreciation	(1,584,666)	-	(203,046)	115,660	(16,030)	169,105	(1,518,977)
Accumulated impairment	-	-	(2,457)	2,457	-	-	-
Premises and equipment in operating leases
Cost	4,871,465	1,223,252	-	(83,743)	(993,077)	-	5,017,897
Accumulated depreciation	(854,472)	-	(433,330)	22,036	245,149	-	(1,020,617)
Accumulated impairment	-	-	(2,023)	2,023	-	-	-

Total premises and equipment - cost	9,166,204	1,522,986	-	(245,728)	(1,035,484)	(345,850)	9,062,128
Total premises and equipment - accumulated depreciation	(2,439,138)	-	(636,376)	137,696	229,119	169,105	(2,539,594)

Premises and equipment total	Balance at January 1, 2023	Roll - forward					Balance at December 31, 2023
		Additions	Expenses depreciation and impairment(1)	Disposals	Assets classified as held for sale and other assets	Effect of changes in foreign exchange rate
In millions of COP
Total premises and equipment - accumulated impairment	-	-	(4,480)	4,480	-	-	-
Total premises and equipment - net	6,727,066	1,522,986	(640,856)	(103,552)	(806,365)	(176,745)	6,522,534
(1) See Note 19.3. Impairment, depreciation and amortization.

As of September 30, 2024, and December 31, 2023, there were contractual commitments for the purchase of premises and equipment of COP 25,175 and COP 4,025, respectively. As of September 2024, these commitments are mainly for projects in branches, ATMs, administrative headquarters, ATM obsolescence and improvements in the Datacenter Niquia (data processing center).

As of September 30, 2024, and December 31, 2023, there was no premises and equipment related with subsidiaries classified as held for sale, pledged as collateral, or with ownership restrictions. Additionally, the assessment made by Group Bancolombia indicates there is no evidence of impairment of its premises and equipment.

As of September 30, 2024, and December 31, 2023, the amount of fully depreciated premises and equipment that is still in use is COP 719,760 and COP 673,376, respectively, mainly comprised of computer equipment, furniture and fixtures, office equipment and buildings. As of September 30, 2024, and December 31, 2023, the temporarily idle premises and equipment amounted to COP 85,213 and COP 79,644, respectively.

NOTE 9. GOODWILL AND INTANGIBLE ASSETS, NET

Intangibles assets and goodwill net are as follows:

	September 30, 2024	December 31, 2023
In millions of COP
Goodwill(1)	8,545,852	7,818,125
Intangible assets	725,552	671,572
Total intangible assets and goodwill, net	9,271,404	8,489,697
(1) The increase is due to the variation in the exchange rate.

The detail of intangible assets as of December 31, 2023 is included in the annual report of the 2023 Consolidated Financial Statements; in the nine-months period ended September 30, 2024 there have not been relevant changes in the composition of the Bank intangible assets.

NOTE 10. INCOME TAX

The income tax is recognized in each of the countries where the Group Bancolombia has operations, in accordance with the tax regulations in force in each of the jurisdictions.

10.1 Components recognized in the Unaudited Condensed Consolidated Interim Statement of income:

	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of Colombian pesos
Current tax (1)
Fiscal term	(1,260,672)	(1,144,737)	(438,323)	(496,379)
Prior fiscal terms (2)	162,049	1,405	106	(47)
Total current tax	(1,098,623)	(1,143,332)	(438,217)	(496,426)
Deferred tax
Fiscal term	(550,451)	(370,489)	(141,183)	(8,113)

	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of Colombian pesos
Adjustments for consolidation purposes	679	55,680	(10,792)	59,097
Total deferred tax	(549,772)	(314,809)	(151,975)	50,984
Total income tax (3)	(1,648,395)	(1,458,141)	(590,192)	(445,442)
(1)The nominal income tax rate used in Colombia for the year 2024 and 2023 is of 35%. Additionally, the Colombian financial institutions of the Group liquidated some additional points in the income tax of 5%.
(2)Mainly due to the effects of Sentence CE 26739 of January 25, 2024, in both Bancolombia S.A. and Renting Colombia S.A.S.; as well as for EMRF invoices and industry and commerce tax paid prior to the filing of the income tax return.
(3)See table 10.2 Reconciliation of the effective tax rate.

1.2Reconciliation of the effective tax rate

The reconciliation between total income tax expenses calculated at the current nominal tax rate and the tax expense recognized in the Unaudited Condensed Consolidated Interim Statement of Income for the nine-month period ended September 30, 2024 and 2023, and the three-month period from July 1 to September 30, 2024 and 2023, is detailed below:

Reconciliation of the tax rate	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of Colombian pesos
Accounting profit	6,314,645	6,221,171	2,109,677	1,962,017
Applicable tax with nominal rate (1)	(2,525,858)	(2,488,468)	(843,871)	(784,807)
Non-deductible expenses to determine taxable profit (loss)	(257,047)	(415,340)	(74,286)	(138,280)
Accounting and non-tax expense (income) to determine taxable profit (loss)	492,664	624,828	165,652	152,027
Differences in accounting bases (2)	251,948	(228,042)	1,087	(39,657)
Net tax and non-accountable income for the determination of taxable profit	(468,021)	678	19,118	63,370
Ordinary activities income exempt from taxation	1,020,551	694,779	188,436	221,611
Ordinary activities income not constituting income or occasional tax gain	67,004	66,584	2,669	105
Tax deductions	173,691	122,196	40,322	33,718
Goodwill Depreciation	2,652	346	120	115
Tax depreciation surplus	163,971	173,170	55,076	62,000
Untaxed recoveries	(70,527)	(37,125)	(28,359)	(14,791)
Tax rate effect in other countries	(311,635)	(110,234)	(86,608)	(24,323)
Prior fiscal terms	162,049	1,405	106	(47)
Other effects of the tax rate by reconciliation between accounting profit and tax expense (income)	(349,837)	129,650	(29,654)	24,718
Tax credits settlement	-	7,432	-	(1,201)
Total income tax	(1,648,395)	(1,458,141)	(590,192)	(445,442)
(1)The nominal income tax rate used in Colombia for the year 2024 and 2023 is of 35%. Additionally, the Colombian financial institutions of the Group liquidated some additional points in the income tax of 5%.
(2)Difference between the technical accounting frameworks in force in Colombia and the full International Financial Reporting Standards (IFRS).

10.3 Components recognized in the Unaudited Condensed Consolidated Interim Statement of Comprehensive Income (OCI)

Accumulated Results

See Unaudited Condensed Consolidated Interim Statement of Comprehensive Income

September 30, 2024
In millions of Colombian pesos
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability	15,028	(5,293)	9,735
Unrealized gain Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	3,663	3,631	7,294
Unrealized gain Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	53,454	(4,881)	48,573
Loss on net investment hedge in foreign operations	(485,195)	190,709	(294,486)
Exchange differences arising on translating the foreign operations	1,829,072	-	1,829,072
Unrealized loss on investments in associates and joint ventures using equity method	(9,432)	1,456	(7,976)
Net	1,406,590	185,622	1,592,212

September 30, 2023
In millions of Colombian pesos
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement expenses related to defined benefit liability	(22,505)	8,587	(13,918)
Unrealized gain Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	6,457	(527)	5,930
Unrealized gain Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	93,353	(18,154)	75,199
Gain on net investment hedge in foreign operations	1,579,943	(631,571)	948,372
Exchange differences arising on translating the foreign operations	(3,838,427)	-	(3,838,427)
Unrealized gain on investments in associates and joint ventures using equity method	1,493	(50)	1,443
Net	(2,179,686)	(641,715)	(2,821,401)

Quarterly results

See Unaudited Condensed Consolidated Interim Statement of Comprehensive Income

September 30, 2024
In millions of Colombian pesos
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability	-	93	93
Unrealized loss Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	(9,439)	(1,763)	(11,202)
Unrealized gain Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	68,427	(15,724)	52,703
Loss on net investment hedge in foreign operations	(33,195)	12,555	(20,640)
Exchange differences arising on translating the foreign operations	160,003	-	160,003
Unrealized loss on investments in associates and joint ventures using equity method	(3,185)	566	(2,619)
Net	182,611	(4,273)	178,338

September 30, 2023
In millions of Colombian pesos
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability	(1)	33	32
Unrealized expenses Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	(4,010)	2,449	(1,561)
Unrealized gain Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	5,717	(2,479)	3,238
Gain on net investment hedge in foreign operations	276,746	(127,689)	149,057
Exchange differences arising on translating the foreign operations	(641,755)	-	(641,755)
Unrealized expenses on investments in associates and joint ventures using equity method	(890)	290	(600)
Net	(364,193)	(127,396)	(491,589)

1.4Deferred tax

In accordance with its financial projections, the companies from the Group Bancolombia's expects in the future to generate enough liquid income to offset the items recorded as deductible deferred tax. These estimates start from the financial projections that were prepared considering information from the Group Bancolombia's economic research records, the expected economic environment for the next five years. The main indicators on which the models are based are GDP growth, loans growth and interest rates. In addition to these elements, the long-term Group's strategy is taken into account.

The deferred tax asset and liability for each of the concepts that generated taxable or deductible temporary differences for the period ending September 30, 2024 are detailed below:

	December 31, 2023	Effect on Income Statement	Effect on OCI	Effect on Equity (1)	Tax Made (2)	Foreign Exchange	Adjustments for consolidation purposes	September 30, 2024
Asset Deferred Tax:
Property and equipment	5,982	(40)	-	-	-	(3,689)	3	2,256
Employee Benefits	259,406	20,022	(5,293)	-	-	2,676	-	276,811
Deterioration assessment	416,452	17,595	-	-	-	35,395	112,891	582,333
Investments evaluation	5,061	(4,226)	(22)	-	-	11	-	824
Derivatives Valuation	235,067	(167,517)	-	-	-	-	1,189	68,739
Tax credits settlement	34,940	(16,731)	-	-	-	2,587	-	20,796
Financial Obligations	-	71,941	-	-	-	-	-	71,941
Insurance Operations	13,319	21,488	-	-	-	1,241	-	36,048
Net investment coverage in operations abroad	528,438	(84,393)	190,709	-	(70,212)	-	-	564,542
Other deductions	241,635	(67,365)	-	-	-	5,507	-	179,777
implementation adjustment	376,216	(72)	-	-	-	16,991	-	393,135
Total Asset Deferred Tax (3)	2,116,516	(209,298)	185,394	-	(70,212)	60,719	114,083	2,197,202
Liability Deferred Tax:
Property and equipment	(144,988)	30,889	-	-	-	(1,895)	9,301	(106,693)
Deterioration assessment	(113,391)	(452,887)	-	-	-	(2,744)	(137,143)	(706,165)

	December 31, 2023	Effect on Income Statement	Effect on OCI	Effect on Equity (1)	Tax Made (2)	Foreign Exchange	Adjustments for consolidation purposes	September 30, 2024
Participatory titles evaluation	(369,809)	30,173	(1,228)	-	-	2,365	-	(338,499)
Derivatives evaluation	(10,045)	8,393	-	-	-	(715)	306	(2,061)
Lease restatement	(215,411)	(74,238)	-	-	-	-	-	(289,649)
Investments in associates Adjustment for equity method	(79,584)	(8,888)	1,456	(161)	-	38,164	14,132	(34,881)
Financial Obligations	(179,947)	179,465	-	-	-	(64)	-	(546)
Goodwill	(1,573,966)	456	-	-	-	(628)	-	(1,574,138)
Insurance Operations	(13,949)	(16,209)	-	-	-	(1,300)	-	(31,458)
Properties received in payment	(148,462)	44,902	-	-	-	(1,234)	-	(104,794)
Other deductions	(366,557)	(83,209)	-	-	-	(44,812)	-	(494,578)
implementation adjustment	(25)	-	-	-	-	-	-	(25)
Total Liability Deferred Tax (3)	(3,216,134)	(341,153)	228	(161)	-	(12,863)	(113,404)	(3,683,487)
Net Deferred Tax	(1,099,618)	(550,451)	185,622	(161)	(70,212)	47,856	679	(1,486,285)
(1)Recognition of the valuation of the investment in Protection by Fiduciaria Bancolombia S.A. and Banca de Inversion Bancolombia S.A.
(2)Current tax arising from the exchange difference on payment of debt and liquidation of bonds that were associated as hedging instruments.
(3)The values revealed in the Unaudited Condensed Consolidated Interim Statement of Financial Position correspond to the sum of the net deferred tax per company.

10.5 Amount of temporary differences in subsidiaries, branches, associates over which deferred tax was not recognized is:

In accordance with IAS 12, no deferred tax credit was recorded, because management can control the future moment in which such differences are reversed, and this is not expected to occur in the foreseeable future.

	September 30, 2024	December 31, 2023
In millions of Colombian pesos
Temporary differences
Local Subsidiaries	(1,113,754)	(1,378,775)
Foreign Subsidiaries	(20,094,282)	(17,696,145)

10.6 Tax credits

For the period 2024, a deferred tax asset was recognized since the Group companies will have future taxable profits in which they can charge this temporary difference.
The following is the detail of the fiscal losses and presumptive income excesses over net income in the Group's entities, which have not been used, as of September 30, 2024.

Company	Base	Deferred tax recognized asset
	In millions of Colombian pesos
Renting Colombia	48,017	15,846
Wompi S.A.S	14,142	4,950
Total	62,159	20,796

1.7Dividends

1.7.1Dividend Payment

If the parent company or any of its subsidiaries were to distribute dividends, they would be subject to the tax regulations of each of the countries in which they are decreed and distributed. In the case of Colombian companies, dividends will be subject to the application of Articles 48 and 49 of the Tax Statute and consequently will be subject to withholding at source at the established rates, in accordance with the tax characteristics of each shareholder.

1.7.2Dividends received from Subsidiary Companies

Considering the historical tax status of the dividends received by the Bank from its affiliates and national subsidiaries, it is expected that in the future dividends will be received on the basis of non-income tax. They will not be subject to withholding tax, considering that the Bank, its affiliates, and national subsidiaries belong to the same business group.

1.8 Tax contingent liabilities and assets

In the determination of the effective current and deferred taxes subject to review by the tax authority, the relevant regulations have been applied in accordance with the interpretations made by the Group Bancolombia.
In Colombia due to the complexity of the tax system, ongoing amendments to the tax regulations, accounting changes with implications on tax bases and in general the legal instability of the country, the tax authority may at any time have different criteria than that of the Group Bancolombia. Consequently, a dispute or inspection by the tax authority on a tax treatment may affect the Group Bancolombia accounting of assets or liabilities for deferred or current taxes, in accordance with the requirements of IAS 12. However, based on the criteria established in the interpretation of IFRIC 23, the Group Bancolombia did not recognize uncertain tax positions in its financial statements.

NOTE 11. OTHER ASSETS, NET
As of September 30, 2024 and December 31, 2023 Group Bancolombia other assets, net consist of:

Other Assets, net	September 30, 2024	December 31, 2023
In millions of COP
Tax advance(1)	2,734,900	1,461,816
Other receivables(2)	1,375,535	1,193,294
Marketable and non-marketable for sale assets	911,799	890,653
Prepaid expenses	871,958	713,505
Assets pledged as collateral (cash)(3)	576,819	1,082,611
Receivables related to abandoned accounts(4)	458,900	403,432
Accounts receivable from contracts with customers	324,159	259,516
Receivable Sales of goods and service	214,480	254,607
Operating leases	190,911	201,302
Balance in credit card clearing house	162,478	185,164
Debtors	89,512	85,698
Commission for letters of credit(5)	76,830	207,327
Others	846,245	595,799
Total other assets	8,834,526	7,534,724
Allowance others	(11,168)	(6,688)
Total other assets, net	8,823,358	7,528,036
(1)Mainly due to increase balance in favor of income tax advance.
(2)Other accounts receivable is mainly associated with outstanding items with networks in means of payment, accounts receivable from derivatives and cash transactions, among others.
(3)Mainly in Bancolombia S.A. due to a decrease in guaranteed deposits. See Note 5.2 Derivative financial instruments.
(4)In Bancolombia, corresponds to the application of Law 1777 of February 1, 2016, where established that entities holding balances in savings or checking accounts that are considered abandoned, must transfer these resources to the special fund created and administered by ICETEX for the granting of study credits and credits to promote the quality of Higher Education Institutions.
(5)Decrease mainly in Banistmo S.A. in customer obligations for acceptance of associated letters of credit.

NOTE 12. DEPOSITS BY CUSTOMERS

The detail of the deposits as of September 30, 2024 and December 31, 2023 is as follows:

Deposits	September 30, 2024	December 31, 2023
In millions of COP
Saving accounts(1)(2)	111,838,420	108,971,334
Time deposits(3)	108,606,359	98,686,516
Checking accounts	34,598,670	34,993,066
Other deposits(1)	4,715,192	5,290,264
Total deposits by customers	259,758,641	247,941,180
(1) Includes Nequi deposits by COP 3,197,752 and COP 2,924,906, respectively.
(2) The increase is mainly explained by the 9.32% devaluation of the peso against the dollar as of December 2023, which has an upward impact on the balances of foreign subsidiaries.
(3) The increase is mainly in Bancolombia S.A. in time deposits with maturities less than 6 months and between 6 and 12 months.

NOTE 13. INTERBANK DEPOSITS AND REPURCHASE AGREEMENTS AND OTHER SIMILAR SECURED BORROWING

The following table sets forth information regarding the money market operations recognized as liabilities in Condensed Consolidated Interim Statement of Financial Position:

Interbank and repurchase agreements and other similar secured borrowing	September 30, 2024	December 31, 2023
In millions of COP
Interbank deposits
Interbank liabilities	725,285	606,141
Total interbank	725,285	606,141
Repurchase agreements and other similar secured borrowing
Short selling operations	352,295	273,791
Temporary transfer of securities(1)	2,010,358	44,888
Repurchase agreements(2)	484,293	151,616
Total repurchase agreements and other similar secured borrowing	2,846,946	470,295
Total money market transactions	3,572,231	1,076,436
(1) Increase generated in Bancolombia S.A.
(2) Increase generated in Grupo Agromercantil Holding.

NOTE 14. BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

As of September 30, 2024 and December 31, 2023, the composition of the borrowings from other financial institutions measured at amortized cost is the following:

Borrowings from other financial institutions	September 30, 2024	December 31, 2023
In millions of COP
Obligations granted by foreign banks(1)	7,658,523	9,139,834
Obligations granted by domestic banks(1)	5,276,623	6,508,772
Total borrowings from other financial institutions	12,935,146	15,648,606
(1) The variation is due to cancellation of obligations for advance payments and maturities.

Obligations granted by foreign banks

As of September 30, 2024

Financial entity	Rate Minimum	Rate Maximum	September 30, 2024
In millions of COP
Financing with Correspondent Banks and Multilateral Entities(1)	1.50%	10.00%	6,950,317
Banco Interamericano de Desarrollo (BID)	9.05%	10.21%	582,504
Banco Latinoamericano de Comercio Exterior (Bladex)	5.80%	6.65%	125,702
Total			7,658,523
(1) During the year 2024, the Bank discontinued USD 200 million from the hedging relationship due to the prepayment of the total financing with Correspondent banks designated as a hedging instrument. See Note 5.2. Derivative financial instruments – Hedging of net assets in a foreign operation.

As of December 31, 2023

Financial entity	Rate Minimum	Rate Maximum	December 31, 2023
In millions of COP
Financing with Correspondent Banks and Multilateral Entities(1)	1.21%	10.06%	8,566,580
Banco Interamericano de Desarrollo (BID)	9.50%	10.64%	532,899
Banco Latinoamericano de Comercio Exterior (Bladex)	6.91%	6.91%	40,355
Total			9,139,834
(1) At Bancolombia S.A. USD 200 million were designated as coverage of net investment abroad. See Note 5.2 Derivative financial instruments- Hedges of a net asset in a foreign operation.
The maturities of the financial obligations with foreign entities as of September 30, 2024 and December 31, 2023, are the following:

Foreign	September 30, 2024	December 31, 2023
In millions of COP
Amount expected to be settled:
No more than twelve months after the reporting period	4,563,626	3,813,504
More than twelve months after the reporting period(1)	3,094,897	5,326,330
Total	7,658,523	9,139,834
(1) The variation is due to cancellation of obligations for advance payments and maturities.

Obligations granted by domestic banks

As of September 30, 2024

	Rate	Rate
Financial entity	Minimum	Maximum	September 30, 2024
In millions of COP
Financiera de desarrollo territorial (Findeter)	5.06%	18.07%	2,304,274
Fondo para el financiamiento del sector agropecuario (Finagro)	5.49%	15.02%	1,312,330
Banco de comercio exterior de Colombia (Bancoldex)(1)	2.17%	18.72%	599,717
Other private financial entities	9.86%	14.51%	1,060,302
Total			5,276,623
(1) The variation is due to cancellation of obligations for advance payments and maturities.

As of December 31, 2023

	Rate	Rate
Financial entity	Minimum	Maximum	December 31, 2023
In millions of COP
Financiera de desarrollo territorial (Findeter)	8.15%	20.85%	2,530,570
Fondo para el financiamiento del sector agropecuario (Finagro)	8.37%	15.88%	1,509,594
Banco de comercio exterior de Colombia (Bancoldex)	2.17%	21.46%	1,404,873
Other private financial entities	12.88%	16.67%	1,063,735
Total			6,508,772

The maturities of financial obligations with domestic banks as of September 30, 2024 and December 31, 2023, are as follows:

Domestic	September 30, 2024	December 31, 2023
In millions of COP
Amount expected to be settled:
No more than twelve months after the reporting period(1)	695,310	767,470
More than twelve months after the reporting period	4,581,313	5,741,302
Total	5,276,623	6,508,772
(1) The variation is due to cancellation of obligations for advance payments and maturities.

As of September 30, 2024 and December 31, 2023, there were some financial covenants, mainly regarding capital adequacy ratios, past due loans and allowances, linked to some of the aforementioned outstanding credit facilities. None of these covenants had been breached nor were the related obligations past due.

NOTE 15. OTHER LIABILITIES

As of September 30, 2024 and December 31, 2023, the composition of other liabilities is the following:

Other liabilities	September 30, 2024	December 31, 2023
In millions of COP
Payables(1)	3,734,005	4,746,323
Suppliers	1,794,549	1,653,424
Dividends(2)	1,728,838	870,846
Advances	1,464,845	1,199,509
Salaries and other labor obligations	583,519	396,734
Security contributions	466,901	524,741
Provisions	444,806	401,111
Bonuses and short-term benefits(3)	436,908	734,916
Collection services(4)	408,200	820,393
Deposits delivered as security(5)	289,426	795,628
Advances in leasing operations and loans	148,373	186,547
Deferred interests	87,467	217,507
Liabilities from contracts with customers	65,532	60,128
Other	41,091	40,774
Total other liabilities	11,694,460	12,648,581
(1)Corresponds mainly to accounts payable to franchises and tax collections.
(2)Dividends payable corresponding to the distribution of profits for the year 2023, declared in March 2024. See Condensed Consolidated Interim Statement of Changes in Equity, distribution of dividends.
(3)The variation is mainly due to the payment of bonuses for employees in accordance with the variable compensation model of the Bank.
(4) The decrease is mainly due to collection services made to governmental entities.
(5)Guarantees related to derivative transactions. See Note 5.2 Derivative financial instruments.

NOTE 16. PROVISIONS AND CONTINGENT LIABILITIES

Contingencies due to judicial or administrative proceedings/litigations in which Bancolombia and the entities with which financial statements are consolidated as of September 30, 2024, are listed as follow, and that represents a contingency superior to USD 6,585.

Some of the proceedings in which the claims are inferior and that were revelated in prior periods will be kept providing information about its evolution.

BANCOLOMBIA S.A.

Neos Group S.A.S. (in reorganization) and Inversiones Davanic S.A.S.

On November 3, 2022, Bancolombia was informed of a lawsuit in which the plaintiff contends that a loan agreement is in place between the parties, rather than a lease. The plaintiff also requested that the purchase and sale agreement be rescinded on the basis that the price of the property was lower than its fair price.

The plaintiff seeks COP 65,000. The likelihood of recovering this amount is considered to be remote because the parties always intended to celebrate a lease and not a different type of contract. On December 7, 2022, Bancolombia issued an answer to the lawsuit. As of September 30, 2024, the scheduling of the initial hearing date is pending. Bancolombia has not recorded a provision for this matter.

Public Interest Class Action - Carlos Julio Aguilar and other

In this proceeding, a constitutional public interest action was filed, in which the plaintiffs allege that due to the restructuring of Departamento del Valle´s financial obligations and its Performance Plan, the collective rights of the public administration and the public funds of the Departamento del Valle were breached. According to the Bank's defense arguments, the agreement was made in accordance with the law.
As of September 30, 2024, the procedure is pending a first instance judgment. The contingency is deemed to be possible. Bancolombia has not recorded a provision for this matter.
Contraloría Departamental de Cundinamarca v. GEHS, Bancolombia and other natural persons (TERMINATED)
The development of the Water Treatment Plant PTAR Chía I Delicias Sur from Municipio de Chía, Colombia, was outlined in a lease agreement signed on September 28, 2015. The price agreed was COP 19,000. The object of the agreement was the financing of the Project, as well as the optimization, design, and construction of the Water Treatment Plant PTAR Chía I Delicias Sur.
As of December 31, 2018, Bancolombia had anticipated certain payments to the Supplier of the Project. The Municipio de Chía´s Mayor Office, has claimed that irregularities have been found during the execution of the Project. Due to these allegations, the Contraloría de Cundinamarca began a proceeding of Fiscal Responsibility against GEHS Global Environment and Health Solutions de Colombia (Supplier), Guillermo Varela Romero, Rafael Antonio Ballesteros Gómez, Luís Alejandro Prieto González (Municipio de Chía´s former Mayor and employees of the municipal administration), and Bancolombia S.A., based on the alleged loss.
Bancolombia has alleged in its defense, among other arguments, that the Bank fully complied with its contractual obligations and that it is not responsible for the loss of the Municipality's resources.
The Contraloría de Cundinamarca at first instance and the appellate Court held responsible five individuals, including Bancolombia, for a total amount of COP 7,650.
As of September 30, 2024, the proceeding at the Contraloría de Cundinamarca has ended due to the total payment of the awarded amount. Despite the judgment, Bancolombia at the Administrative Jurisdiction is going to file a lawsuit seeking the reversal of the judgment and the reimbursement of the awarded amount paid.
Remediation Plan for Santa Elena´s property
In 1987, Bancolombia (formerly Bank of Colombia) received a property located in Municipio de Cartagena, Colombia from the National Federation of Algodoneros. After the settlement was signed, soil contamination from pesticides and herbicides was found on the property. Bancolombia initiated a civil responsibility judicial procedure against the Federation alleging environmental contamination. On November 13, 2015, the final judgment was issued, and it was decided that the National Federation of Algodoneros was liable for environmental damages and that Bancolombia was not.
Despite not being liable for environmental damages, Bancolombia is subject to decontamination requirements with respect to the property. Bancolombia has carried out over the years various activities aimed at containing the environmental impact, as well as the social management of the communities neighboring the lot. These activities include, among others, the confinement of contaminating material, installation of monitoring wells, and execution of plans to reduce contamination levels.

Currently, these plans have the approval of the Autoridad Nacional de Licencias Ambientales de Colombia (ANLA) and their execution is divided into 3 stages: Stage 1, Stage 2 and Stage 3. Bancolombia appealed the administrative act issued by the ANLA based on technical issues for the execution of Stage 3, and it is pending resolution.
As of September 30, 2024, Bancolombia has completed the complementary activities of Stage I. It continues with the demolition activities of the warehouses of Stage II and with the execution social management plan with the communities in the influence area of the remediation plan, emergency plan, hazardous waste management plan and biotic environment protection plan. On September 17, 2024, Stage III was approved and its execution is scheduled to begin in 2025.
The execution of the plan is expected to be completed within 36 months, this timeframe may be adjusted based on new analyses or requirements from the authorities. As of September 30, 2024, Bancolombia has established a provision of COP 71,934 for the accomplishment of the remaining activities.
Fredy Alberto Lara Borja (TERMINATED)
On December 13, 2023, Bancolombia was notified of a lawsuit filed by a former employee of the liquidated company Aluminio Reynolds Santo Domingo S.A, seeking the absolute nullity of the purchase agreement between Leasing Bancolombia and Bancolombia S.A. for two properties signed in 2011. Leasing Bancolombia acquired those properties through a purchase agreement with the company Armarcas E.U, which had received them as a payment from Sociedad Aluminio Reynolds Santo Domingo S.A. The plaintiff requested that the properties be returned to Aluminios Reynolds Santo Domingo´s assets so they can be used as payment of the company´s labor liabilities. The value of the claim is COP 103,943.
Bancolombia filed an appeal against the Court´s order admitting the lawsuit arguing, among other reasons, non-compliance of legal requirements and lack of jurisdiction. As of September 30, 2024, the lawsuit was rejected by the Court and, consequently, there are not a judicial proceeding against Bancolombia.
Constructora Primar S.A.S
On June 7, 2022. Bancolombia was notified of a lawsuit filed by the companies Incopav S.A.S., Constructora Primar S.A.S., Inversiones M & Galindo y Cía. S en C, Inversiones M & Baquero y Cía. S en C. The plaintiffs request payment of the damages caused by Bancolombia decision not to fully finance the Altos de San Jorge project.
The claim is for COP 107,344. The contingency is classified as remote because the plaintiffs are not part of the mutual agreement entered into for the financing of the Altos de San Jorge project. On July, 9, 2024, the Court ruled the first instance judgment.
The plaintiffs filed an appeal against the first instance judgement. As of September 30, 2024, the Court has not ruled the appeal filed by the plaintiffs against the first instance judgement.
Tuvacol S.A.
On July 18, 2024, Bancolombia was served the lawsuit filed by Tuvacol S.A. against. According to the lawsuit, Tuvacol S.A. is requesting the payment of the damages caused by the alleged irregular payment of checks charged to its checking account. Bancolombia argues that the payments of the checks were correct. The amount of the claims is for COP$56,769. The contingency is classified as eventual. There is no provision.
As of September 30, 2024, the Court has not summoned the Initial Hearing.
FIDUCIARIA BANCOLOMBIA
Quinta Sur S.A.S.
In March 2022, Fiduciaria Bancolombia was notified of a lawsuit filed by Quinta Sur S.A.S. (in liquidation). According to the lawsuit, Quinta Sur seeks to be indemnified for damages as a result of the failure to transfer the resources to the plaintiff for the beginning of a housing construction project, under the terms agreed in the trust agreement. Fiduciaria Bancolombia alleges that it has complied with the law and the contract, arguing that the property on which the housing project was to be constructed did not fulfill the contractual requirements. The plaintiff seeks COP 128,000.
On August 24, 2023, a favorable judgment was issued for Fiduciaria Bancolombia. As of September 30, 2024, the proceeding is pending the resolution of the appeal filed by the plaintiff.
The contingency is deemed to be possible. Fiduciaria Bancolombia has not recorded provision for this matter

BANISTMO
Constructora Tymsa S.A.
In October 2021, Banistmo and Banistmo Investment were notified of a lawsuit in which the plaintiff alleged fraudulent acts involving the sale of the plaintiff´s property. Constructora Tymsa alleges that the signatures and fingerprints in the public instrument of purchase, sale and in the mortgage in favor of Banistmo are false.
The plaintiff seeks USD 10,000, in addition to interests, costs and expenses. Banistmo and Banistmo Investment allege they are not liable for any intentional or negligent conduct in relation to the alleged fraudulent sale of the property. As of September 30, 2024, the lawsuit is pending the admission of evidence presented by the parties. The Bank's advisors have qualified this contingency as eventual.
Five Star Production Inc., Global Men Health Foundation, Ingrid Perscky and Others (TERMINATED)
In April 2022, Banistmo was notified of a lawsuit filed by Five Star Production Inc., Global Men Health Foundation, Ingrid Perscky and others for USD 5,000.
The lawsuit was filed based on a dispute between Ingrid Perscky and Jose Barbero (who used to be husband and wife) for the distribution of their assets. In 2017, Ms. Perscky, who had an authorized signature, ordered the cancelation of a fixed term deposit from Five Star and instructed that those funds be transferred to 3 accounts that belonged to persons related to her (for example, her children). Mr. Barbero contacted Banistmo and tried to reverse the instructions, however as it was not possible, Mr. Barbero filed criminal complaints against Ms. Perscky.
Banistmo has complied with banking law and has handled the information´s confidentiality according to the law and the contract. The plaintiffs seeked compensation for material and moral damages, alleging that Banistmo breached confidentiality and banking secret in detriment of the plaintiffs.
As of September 30, 2024, the process was terminated as a result of a settlement agreement between the parties.
Deniss Rafael Pérez Perozo, Carlos Pérez Leal and others
Promotora Terramar (client of Banistmo, formerly HSBC Panamá) was paid USD 299, through Visa gift cards issued by a foreign bank. This payment was received as a partial payment of 2 apartments located in Panamá City.
The Credit Card Securities and Fraud Prevention department of the HSBC bank detected an irregular activity by Promotora Terramar on June 3, 2008, when a monitoring alert was activated due to the high number of cards with the same BIN and bank. Therefore, pursuant to the Business Establishments Affiliate Agreement, HSBC held funds from Promotora Terramar´s accounts for COP 287. Nevertheless, after further investigations the money was refunded.
On October 2013, the plaintiffs filed a claim for compensation of the material and moral damages caused, which according to their valuation, amounts to USD 5,252,000. Banistmo alleges it has complied with the contractual terms outlined in the Affiliate Agreement and the statute of limitations deadline has lapsed, among other defenses.
As of September 30, 2024 the lawsuit is pending notification to the parties. The contingency is deemed to be remote. Banistmo has not recorded a provision for this matter.
DD&C, Carlos Pérez Leal and Others
In October 2022, Banistmo received a communication announcing the filing of a legal action in the Tribunal of First Instance of Kaloum in the Republic of Guinea. This action was initiated by Inversiones DD&C, Carlos Perez Leal and other natural persons against the Central Bank of the Republic of Guinea (“BCRG”) and five international banks, including Banistmo. The action seeks compensatory damages derived from alleged fraud involving six international transfers for a total USD 1,900 that Inversiones DD&C, who was a client of Banistmo at the time, ordered to be made to a bank account at the BCRG.
The parties who initiated the action are seeking USD 28,100 in “dommages matériels” (which are damages for alleged economic loss), as well as additional amounts in “dommages moraux” (which are damages for alleged non-economic loss, including alleged psychological suffering and moral anguish).
On May 22, 2023, a favorable first instance judgment was issued for Banistmo. The plaintiff filed an appeal against the decision. As of September 30, 2024, the result of the appeal hearing is pending, which will take place on July 15 and 16, 2024.
The appeal hearing was held on July 15, 2024. The process is awaiting sentencing, which will be issued on October 23, 2024.
The contingency is deemed to be remote. Banistmo has not recorded a provision for this matter.

Interfast Panamá & Pacific Point 96624
In February 2024, Banistmo and Banistmo Investment were served of a lawsuit filed against them, 2020 Debt Investors Corp and José Talgham Cohen. The plaintiffs seek compensation for damages originated from the assignment of credit agreement made by Banistmo as the assignor in benefit of the assignee 2020 Debt Investors Corp., of a credit operation managed by Inverfast Panamá for a value of USD 2,000. The loan was secured with a trust in guarantee and administration of real state set up on Banistmo Investment.
The plaintiffs alleges that the credit assignment agreement presented irregularities and deviations from Banistmo and breach of fiduciary duties from Banistmo Investment. The value of the claim is USD 15,000.
As of September 30, 2024, the proceeding is pending resolution of a clarification motion of the plaintiff´s complaint. The contingency is deemed to be remote. Banistmo has not recorded a provision for this matter.
BANCO AGRÍCOLA
Dirección General de Impuestos Internos El Salvador
The authority on taxes of El Salvador (DGII), in accordance with the resolution of October 2018, determined that Banco Agrícola failed to pay and declare income taxes related to fiscal year 2014 for a total of USD 11,116 and related penalties.
In 2021, the appeal presented by Banco Agrícola was decided. The Tribunal de Apelaciones de los Impuestos Internos y Aduanas (TAII) modified the Resolution issued by DGII, adjusted the rental tax to USD 6,341 and revoked the sanction.
Banco Agrícola filed a lawsuit before the Contentious Administrative Tribunal seeking to overrule DGII´s and TAII´s previous decisions in relation to the tax’s payment. The hearing was held on July 9 and the court's sentencing is still pending.
The contingency is deemed to be remote. Banco Agrícola has not recorded a provision for this matter.
ARRENDADORA FINANCIERA S.A.
Cordal
Cordal filed a lawsuit against Arrendadora Financiera, seeking compensation for USD 6,454. According to the lawsuit, Cordal was the owner of a current account in Arrendadora Financiera (formerly Banco Capital S.A.) and it alleged that it´s funds were irregularly transferred to third parties. Arrendadora Financiera alleges Cordal´s account was liquidated before the acquisition of Banco Capital S.A. and, therefore, no funds were transferred.
As of September 30, 2024, the proceeding is at the evidentiary stage. The contingency is deemed to be remote. Arrendadora Financiera has not recorded a provision for this matter. A former employee of the plaintiff was convicted of aggravated theft in connection with the facts of this lawsuit.
BANCO AGROMERCANTIL
Bapa Holdings Corp.
On September 20, 2022, a lawsuit against Banco Agromercantil was filed by Bapa Holdings Corp. The plaintiff alleges it invested USD 7,000, through a participation agreement with North Shore Development Company (NDSC) for the development of a housing project that was going to be built in a property, which was security for a loan given by Banco Agromercantil to NDSC, located in Roatan Island, Honduras. Bapa claims BAM caused damages due to its failure to provide information about NDSC´s financial situation and going through with the sale of the credit.
On October 24, 2022, BAM responded to the lawsuit and filed exceptions alleging that it has no commercial relationship with Bapa, and the statute of limitations deadline expired. As of September 30, 2024, the Court is pending a ruling on the exceptions to the lawsuit.
The contingency is deemed to be remote. Banco Agromercantil has not recorded a provision for this matter.
Superintendencia de Administración Tributaria (SAT)
The Superintendencia de Administración Tributaria (SAT) de Guatemala ordered a tax adjustment in the fiscal year 2014 of Banco Agromercantil´s rental tax declaration, duly paid by BAM, for a value of USD 13,583 (including tax and sanction). BAMinitiated legal proceedings against the decision adopted by the SAT, pleading the inadmissibility of the adjustment by applying the legal rule in an analogous way, the admissibility of the expenses deductions of the revenue tax for being necessary to generate lien revenue and the non-withhold of the revenue tax in the interests paid to exempt people, arguing that they were appropriate according to the law. As of September 30, 2024, proceeding is pending the final decision from the Court. The contingency is deemed to be remote. Banco Agromercantil has not recorded a provision for this matter.

NOTE 17. APPROPRIATED RESERVES

As of September 30, 2024 and December 31, 2023, the appropriated retained earnings consist of the following:

Concept	September 30, 2024	December 31, 2023
In millions of COP
Appropriation of net income(1)(2)	12,752,059	12,794,057
Others(3)	9,882,068	7,250,712
Total appropiated reserves	22,634,127	20,044,769
(1)The legal reserve fulfills two objectives: to increase and maintain the company's capital and to absorb economic losses. Based on the aforementioned, this amount shall not be distributed in dividends to the stockholders.
(2)As of september 30, 2024 and december 31, 2023 includes reclassification of unclaimed dividends under Article 85 of the Bancolombia S.A. Bylaws for COP 381 and COP 557, respectively.
(3)Reserves for equity strengthening and future growth which was approved at the General Shareholders Meeting.

NOTE 18. OPERATING INCOME

18.1.  Interest and valuation on financial instruments

The following table sets forth the detail of interest and valuation on financial asset instruments for the nine-months period ended September 30, 2024 and 2023 and the three-months period from July 01 to September 30, 2024 and 2023:

	Accumulated		Quarterly
Interest and valuation on financial instruments	2024	2023	2024	2023
In millions of COP
Interest on debt instruments using the effective interest method	734,322	765,713	236,410	262,316
Interest and valuation on financial instruments
Debt investments(1)	1,145,725	224,942	562,625	28,066
Repos(2)	191,169	13,367	31,985	73,872
Derivatives	(95,004)	(62,574)	(82,730)	65,916
Spot transactions	(5,530)	(37,089)	15,924	(8,741)
Total valuation on financial instruments	1,236,360	138,646	527,804	159,113
Total Interest and valuation on financial instruments	1,970,682	904,359	764,214	421,429
(1) The increase is mainly presented in Bancolombia S.A., due to a higher volume and higher valuation in the portfolio of securities issued by foreign governments (United States Treasury Bonds), which are directly related to the variations in the exchange rate.
(2) The variation is mainly in Bancolombia S.A and is due to the entry into temporary transfer of securities.

18.2.       Interest expenses

The following table sets forth the detail of interest on financial liability instruments for the nine-months period ended September 30, 2024 and 2023 and the three-months period from July 01 to September 30, 2024 and 2023:

	Accumulated		Quarterly
Interest expenses	2024	2023	2024	2023
In millions of COP
Deposits(1)	9,250,196	9,886,733	3,014,675	3,425,707
Borrowing costs(1)	1,042,095	1,230,742	307,744	417,227
Debt instruments in issue(2)	912,742	1,105,003	317,223	342,631
Lease liabilities	102,433	84,851	33,710	28,993
Preferred shares	42,975	42,975	14,325	14,325
Overnight funds	16,111	26,120	6,099	6,527
Other interest	31,931	42,274	8,742	17,012
Total interest expenses	11,398,483	12,418,698	3,702,518	4,252,422
(1) The intervention rate issued by the Banco de la República de Colombia for the period of 2024 started at 13.00% and closed at 10.75% and for 2023 it started at 12.00% and closed at 13.25%. This has an impact on the rates of deposits and financial obligations.

(2) In 2024, the decrease occurs mainly due to maturities of debt securities in legal currency.

Net interest income is defined as interest on loan portfolio and financial leasing operations, interest on debt instruments measured by the effective interest method and interest expense amounts to COP 14,087,264 y COP 14,858,198 for the accumulated period of nine months ended on September 30, 2024 and 2023, respectively and to COP 4,577,334 y COP 4,649,830 for the three-months period between July 1 and on September 30, 2024 and 2023, respectively.
18.3.       Commissions income, net

The Bank has elected to present the income from contracts with customers as an element in a line named “Commissions income, net” in the Condensed Intermediate Statement of Consolidated Results separated from the other income sources.

The information contained in this section about the fees and commission’s income presents information on the nature, amount, timing and uncertainty of the income from ordinary activities which arise from a contract with a customer under the regulatory framework of IFRS 15 Revenue from Ordinary Activities from Contracts with Customers.

In the following table, the description of the main activities through which the Bank generates revenue from contracts with customers is presented:

Commissions income, net	Description
Banking services	Banking Services are related to commissions from the use of digital physical channels or once the customer makes a transaction. The performance obligation is fulfilled once the payment is delivered to its beneficiary and the proof of receipt of the payment is sent, in that moment, the collection of the commission charged to the customer is generated, which is a fixed amount. The commitment is satisfied during the entire validity of the contract with the customer. The Bank acts as principal.
Credit and debit card fees
In debit card product contracts, it is identified that the price assigned to the services promised by the Bank to the customers is fixed. Given that no financing component exists, it is established on the basis of the national and international interbank rate. Additionally, the product charges to the customers commissions for handling fees, at a determined time and with a fixed rate.
For Credit Cards, the commissions are the handling fees and depend on the card franchise. The commitment is satisfied in so far that the customer has capacity available on the card.
Other revenue received by the (issuer) credit card product, is advance commission; this revenue is the charge generated each time the customer makes a national or international advance, at owned or non-owned ATMs, or through a physical branch. The exchange bank fee is a revenue for the Issuing Bank of the credit card for the services provided to the business for the transaction effected at the point of sale. The commission is accrued and collected immediately at the establishment and has a fixed amount.
In the credit cards product there is a customer loyalty program, in which points are awarded for each transaction made by the customer in a retail establishment. The program is administrated by a third party who assumes the inventory and claims risks, for which it acts as agent. The Bank, recognized it as a lower value of the revenue from the exchange bank fee.
The rights and obligations of each party in respect of the goods and services for transfer are clearly identified, the payment terms are explicit, and it is probable, that is, it takes into consideration the capacity of the customer and the intention of having to pay the consideration at termination to those entitled to change the transferred goods or services. The revenue is recognized at a point in time: the Bank satisfies the performance obligation when the “control” of the goods or services was transferred to the customers.

Deposits	Deposits are related to the services generated from the offices network of the Bank once a customer makes a transaction. The Bank generally commits to maintain active channels for the products that the customer has with the Bank, with the purpose of making payments and transfers, sending statements and making transactions in general. The commissions are deducted from the deposit account, and they are incurred at a point in time. The Bank acts as principal.
Electronic services and ATMs	Revenue received from electronic services and ATMs arises through the provision of services so that the customers may make required transactions, and which are enabled by the Bank. These include online and real-time payments by the customers of the Bank holding a checking or savings accounts, with a debit or credit card for the products and services that the customer offers. Each transaction has a single price, for a single service. The provision of collection services or other different services provided by the Bank, through electronic equipment, generates consideration chargeable to the customer established contractually by the Bank as a fee. The Bank acts as principal and the revenue is recognized at a point in time.
Brokerage	Brokerage is a group of services for the negotiation and administration of operations for purchasing fixed revenue securities, equities and operations with derivatives in its own name, but on the account of others. The performance obligations are fulfilled at a point in time when the commission agent in making its best effort can execute the business entrusted by the customer in the best conditions. The performance obligations are considered satisfied once the service stipulated in the contract is fulfilled, as consideration fixed, or variable payments are agreed, depending on the service. The Bank acts generally as principal and in some special cases as agent.
Remittance
Revenue for remittance is received as consideration for the commitment established by the Bank to pay remittances sent by the remitting companies to the beneficiaries of the same. The commitment is satisfied at a point in time to the extent that the remittance is paid to the beneficiary.
The price is fixed, but may vary in accordance to the transferred amount, due to the operation being dependent on the volume of operations generated and the transaction type. There is no component of financing, nor the right to receive consideration dependent on the occurrence or not of a future event.

Acceptances, Guarantees and Standby Letters of Credit	Banking Service from acceptances, guarantees and standby letters of credit which are not part of the portfolio of the Bank. There exist different performance obligations; the satisfaction of performance obligations occurs when the service is given to the customer. The consideration in these types of contracts may include fixed amounts, variable amounts, or both, and the Bank acts as principal. The revenue is recognized at a point in time.
Trust	Revenue related to Trust are received from the administration of the customer resources in the business of investment trusts, property trusts, management trusts, guarantee trusts, for the resources of the general social security system, Collective portfolios and Private Equity Funds (PEF). The commitments are established in contracts independently and in an explicit manner, and the services provided by the Bank are not inter-related between the contracts. The performance obligation corresponds to performing the best management in terms of the services to be provided in relation to trust characteristics, thus fixed and variable prices are established depending on the complexity of the business, similarly, revenues are recognized throughout or at a determined time. In all the established businesses it acts as principal.
Placement of Securities
Valores Bancolombia makes available its commercial strength for the deposit, reinvestment of resources through financial instruments to the issuing company. It receives a payment for deposits made. The commitment of the contract is satisfied to the extent that the resources requested by the issuer are obtained through the distribution desks of Valores Bancolombia. The collection is made monthly. It is established that Valores Bancolombia may undertake collection of these commissions at the end of the month through a collection account charged to the issuer, acting as principal.

Bancassurance
The Bank receives a commission for collecting insurance premiums at a given time and for allowing the use of its network to sell insurance from different insurance companies over time. The Bank in these bancassurance contracts acts as agent (intermediary between the customer and the insurance company), since it is the insurance company which assumes the risks, and which handles the complaints and claims of the customers inherent in each insurance. Therefore, the insurance company acts as principal before the customer. The prices agreed in bancassurance are defined as a percentage on the value of the policy premiums. The payment shall be tied to the premiums collected, sold or taken for the case of employees’ insurance. The aforementioned then means that the price is variable, since, the revenue will depend on the quantity of policies or calculations made by the insurance companies.

Collections	The Bank acting as principal, commits to collect outstanding invoices receivable by the collecting customers through the different channels offered by the bank, send the information of the collections made and credit the money to the savings or checking account defined by the collecting customer. The commitment is satisfied at a point in time to the extent that the money is collected by the different channels, the information of the said collections is delivered appropriately, and the resources are credited in real-time to the account agreed with the customer. For the service, the Bank receives a fixed payment, which is received for each transaction once the contract is in effect.
Services
These are the maintenance services performed on the fleet owned by the customers, these services are performed on demand, and the value of the service cost is invoiced plus an intermediation margin. The collection is made by the amount of expense invoiced by the provider plus an intermediation percentage, which ranges between 5% and 10% depending on the customer.
The contract is written, is based on a framework contract which is held between the customers which contains the general terms of negotiation and the payment terms are generally 30 days after generating the invoice. The revenue is recognized when the service is provided. There is no financing nor sanctions for early cancellations.
To view the details of the balance, refer to line ‘Logistics services’ in Note 18.4 Other operational Income.

Gains on sale of assets
These are the revenue from the sale of assets, where the sale value is higher than the book value recorded in the accounts, the difference representing the gains. The recognition of the revenue is at a point in time once the sale is realized. The Bank acts as principal in this type of transaction and the transaction price is determined by the market value of the asset being sold.
To view the details of the balance, refer to line ‘Gain on sale of assets’ in Note 18.4 Other operational Income.

Investment Banking
Investment Banking offers to customer’s financial advisory services in the structuring of businesses in accordance with the needs of each one of them. The advisory services consist in realizing a financial structuring of a credit or bond in which the Investment Bank offers the elements so that the company decides the best option for structuring the instrument. In the financial advisory contract, a best efforts clause is included.
The promises given to the customers are established in the contracts independently and explicitly. The services provided by the Investment Bank are not interrelated between the contracts, correspond to the independent advice agreed and do not include additional services in the commission agreed with the customer. The advisory services offered in each one of the contracts are identifiable separately from the other performance commitments that the Investment Bank may have with the customers. The Investment Bank does not have a standard contract for the provision of advisory services, given than each contract is tailored to the customer’s needs.
The transaction price is defined at the start of the contract and is assigned to each service provided independently. The price contains a fixed and a variable portion which is provided in the contracts. The variation depends on the placement amount for the case of a financial structuring contract and coordination of the issuance and conditions of the same. In these operations Banca de Inversion Bancolombia provides advice to the customers and the price shall depend at times on the success and amount of the operation. In the contracts subject to evaluation there are no incremental costs associated with the satisfaction of the commitments of the Bank with the customers provided for.
In the contracts signed with the customers, a penalty clause is established in case of a customer withdrawing from continuing with the provision of the services established in the commercial offer. The penalty shall be recognized in the financial statements once the Investment Bank is notified on the withdrawal under the concept of charges for early termination of the contract.

The Bank presents the information on revenue from contracts with customers in accordance with its operating segments defined earlier in Note 3. Operating Segments for each of the principal services offered.

The following table shows the balances categorized by nature and by segment of revenue from ordinary activities from contracts with customers, for further information about composition of Bank’ segments see Note 3. Operating segments:

As of September 30, 2024

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Commissions income
Credit and debit card fees and commercial establishments	1,955,541	203,922	179,981	65,662	-	-	-	1,432	-	2,406,538
Banking services	502,982	103,445	120,773	46,533	-	-	-	32,154	23,613	829,500
Payment and collections	762,920	12,031	-	-	-	-	-	-	-	774,951
Bancassurance	658,550	48,320	38	-	6	-	3	-	-	706,917
Fiduciary Activities and Securities	-	14,482	4,671	678	328,326	-	69,096	37	-	417,290
Acceptances, Guarantees and Standby Letters of Credit	53,942	21,047	4,415	1,426	-	-	-	424	-	81,254
Investment banking	-	1,339	1,558	-	-	59,109	6,826	-	-	68,832
Brokerage	-	10,453	-	-	-	-	16,288	-	-	26,741
Others	183,943	259	54,923	41,760	-	-	4,825	4,089	895	290,694
Total revenue of contracts with customers	4,117,878	415,298	366,359	156,059	328,332	59,109	97,038	38,136	24,508	5,602,717

For the three-months period from July 1, 2024 to September 30, 2024

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Commissions income
Credit and debit card fees and commercial establishments	660,091	76,211	65,551	22,524	-	-	-	498	-	824,875
Banking services	184,884	26,777	42,813	17,560	-	-	-	10,312	8,792	291,138
Payment and collections	263,106	6,423	-	-	-	-	-	-	-	269,529
Bancassurance(1)	196,126	16,384	13	-	6	-	3	-	-	212,532
Fiduciary Activities and Securities(2)	-	4,767	1,687	242	113,881	-	24,686	13	-	145,276
Acceptances, Guarantees and Standby Letters of Credit	16,871	6,934	1,734	226	-	-	-	114	-	25,879
Investment banking	-	256	630	-	-	18,485	2,392	-	-	21,763
Brokerage	-	2,374	-	-	-	-	3,680	1	-	6,055
Others	65,769	81	19,799	16,228	-	-	2,041	1,432	382	105,732
Total revenue of contracts with customers	1,386,847	140,207	132,227	56,780	113,887	18,485	32,802	12,370	9,174	1,902,779
(1) Mainly in Bancolombia S.A. due to a decrease in the insurance collection and sales service.
(2)Mainly in Fiduciaria Bancolombia due to an increase in collective portfolios (trust accounts and income trusts).

As of September 30, 2023

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Commissions income
Credit and debit card fees and commercial establishments	1,805,585	197,959	163,735	74,598	-	-	-	1,511	-	2,243,388
Banking services	440,462	71,767	118,784	51,962	-	-	-	28,323	16,421	727,719
Payment and collections	699,431	12,217	-	-	-	-	-	-	-	711,648

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
Bancassurance	656,242	55,027	59	-	3	-	6	-	-	711,337
Fiduciary Activities and Securities	-	14,994	4,966	619	268,455	-	55,576	41	-	344,651
Acceptances, Guarantees and Standby Letters of Credit	54,136	18,738	4,041	2,781	-	-	-	520	-	80,216
Investment banking	-	901	945	-	-	32,894	8,078	-	-	42,818
Brokerage	-	12,216	-	-	-	-	8,573	-	-	20,789
Others	184,248	272	57,122	41,844	115	-	6,193	4,246	5,319	299,359
Total revenue of contracts with customers	3,840,104	384,091	349,652	171,804	268,573	32,894	78,426	34,641	21,740	5,181,925

For the three-months period from July 1, 2023 to September 30, 2023

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Commissions income
Credit and debit card fees and commercial establishments	608,836	65,417	49,617	21,301	-	-	-	443	-	745,614
Banking services	150,796	21,220	37,978	16,307	-	-	-	9,546	6,263	242,110
Payment and collections	237,767	6,475	-	-	-	-	-	-	-	244,242
Bancassurance	225,292	18,374	16	-	1	-	-	-	-	243,683
Fiduciary Activities and Securities	-	4,873	1,676	183	90,851	-	17,696	13	-	115,292
Acceptances, Guarantees and Standby Letters of Credit	18,512	6,467	1,214	699	-	-	-	95	-	26,987
Investment banking	-	152	289	-	-	8,741	2,782	-	-	11,964
Brokerage	-	3,483	-	-	-	-	2,299	-	-	5,782
Others	59,378	101	17,890	12,389	115	-	2,146	1,077	1,715	94,811
Total revenue of contracts with customers	1,300,581	126,562	108,680	50,879	90,967	8,741	24,923	11,174	7,978	1,730,485

For the determination of the transaction price, the Bank assigns to each one of the services the amount which represents the value expected to be received as consideration for each independent commitment, which is based on the relative price of independent sale. The price that the Bank determines for each performance obligation is done by defining the cost of each service, related tax and associated risks to the operation and inherent to the transaction plus the margin expected to be received in each one of the services, taking as references the market prices and conditions, as well as the segmentation of the customer.

In the transactions evaluated in the contracts, changes in the price of the transaction are not identified.

Contract assets with customers

The Bank receives payments from customers based on the provision of the service, in accordance to that established in the contracts. When the Bank incurs costs for providing the service prior to the invoicing, and if these are directly related with a contract, they improve the resources of the entity and are expected to recuperate, these costs correspond to a contract asset. Currently, the Group does not have assets related to contracts with customers.

As a practical expedient, the Bank recognizes the incremental costs of obtaining a contract as an expense when the amortization period of the asset is one year or less.

Contract liabilities with customers

The contract liabilities constitute the obligation of the Bank to transfer the services to a customer, for which the Group has received a payment on the part of the final customer or if the amount is due before the execution of the contract. They also include deferred income related to services that shall be delivered or provided in the future, which will be invoiced to the customer in advance, but which are still not due.

Commissions Expenses

The following table sets forth the detail of commissions expenses for the six-months and three- months period ended September 30, 2024 and 2023:

	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP
Banking services	1,209,031	1,082,427	420,921	369,022
Sales, collections and other services	647,361	620,720	211,122	215,207
Correspondent banking	452,205	340,419	155,757	130,896
Payments and collections	32,275	31,433	12,167	11,165
Others	168,637	149,400	64,468	46,263
Total commissions expenses	2,509,509	2,224,399	864,435	772,553

18.4.       Other operating income

The following table sets forth the detail of other operating income net for the nine-months period ended September 30, 2024 and 2023 and the three-months period from July 01 to September 30, 2024 and 2023:

	Accumulated		Quarterly
Other operating income	2024	2023	2024	2023
In millions of COP
Leases and related services	1,350,230	1,299,993	448,199	450,973
Net foreign exchange and Derivatives Foreign exchange contracts(1)	376,635	1,006,438	213,584	270,004
Gains on sale of assets(2)	61,640	132,789	28,645	41,729
Insurance(3)	40,501	71,022	2,514	16,386
Investment property valuation(4)	40,266	154,127	(11,554)	31,642
Logistics services(5)	36,872	123,047	13,712	34,642
Other reversals	35,346	26,845	9,178	12,964
Penalties for failure to contracts	6,204	11,484	1,218	3,553
Others	185,032	216,426	56,817	70,673
Total other operating income	2,132,726	3,042,171	762,313	932,566
(1) Corresponds to the management of assets and liabilities in foreign currencies and the volatility of the U.S. dollar.
(2) Corresponds mainly to lower gains on assets held for sale, mostly vehicles and assets returned from leasing contracts.
(3) Corresponds to income from insurance operations of Seguros Agromercantil S.A., subsidiary domiciled in Guatemala.
(4) In 2024, the decrease occurs due to the indexation of properties to the UVR and due to updating the appraisals of investment properties.
(5) The decrease is mainly due to the total closure of operations of the subsidiary Transportempo. See Note 1 Reporting entity.

18.5.  Dividends and net income on equity investments

The following table sets forth the detail of dividends received, and share of profits of equity method investees for the nine-months period ended September 30, 2024 and 2023 and the three-months period from July 1 to September 30, 2024 and 2023:

	Acumulated		Quarterly
Dividends and net income on equity investments	2024	2023	2024	2023
In millions of COP
Equity method(1)	187,910	178,212	54,598	49,160
Dividends(2)	68,795	78,324	34,928	22,132
Equity investments and other financial instruments(3)	(5,708)	(10,212)	2,475	1,000
Impairment of investments in associates(4)	(313,284)	-	-	-
Others(5)	13,520	54,874	-	-
Total dividends and net income on equity investments	(48,767)	301,198	92,001	72,292

(1) As of September 30, 2024 and 2023, corresponds to income from equity method of investments in associates for COP 255,232 and COP 251,433 (includes valuation of investments in associates at fair value), respectively, and joint ventures for COP (67,322) and COP (73,221), respectively.
(2) As of September 30, 2024 and 2023, includes dividends received from equity investments at fair value through profit or loss for COP 1,377 and COP 813 and investments derecognised for COP 0 and COP 15, respectively; dividends from equity investments at fair value through OCI for COP 14,369 and COP 18,952, respectively, and returns received of the associate at fair value P.A. Viva Malls for COP 53,049 and COP 58,544, respectively.
(3) For 2024, the variation is mainly explained by the devaluation of the investment in Home Capital Colombia S.A.S. and Enka registered in Inversiones CFNS S.A.S. and valuation of the investment in Cartera Colectiva Abierta Fiducuenta registered in FCP Fondo Inmobiliario Colombia.
(4) For 2024, impairment of investments in joint ventures recognized in the Investment Banking segment for COP 156,205, in Bancolombia for COP 156,051 were recognized in Banking Colombia and in Negocios Digitales for COP 31 recognized in other segments.
(5) For 2024, there is a gain from the purchase in advantageous conditions of P.A. Sodimac for COP 13,520 and for 2023 for the purchase of P.A. Nomad Cabrera for COP 31,117 and P.A. Nomad Central for COP 23,757.

NOTE 19. OPERATING EXPENSES

19.1.       Salaries and employee benefit

The detail for salaries and employee benefits for the nine and three-months period ended September 30, 2024 and 2023 are as follows:

	Accumulated		Quarterly
Salaries and employee benefit	2024	2023	2024	2023
In millions of COP
Salaries(1)	1,827,290	1,719,113	615,336	568,597
Bonuses(2)	538,841	690,891	231,512	247,346
Social security contributions	460,488	415,246	146,185	131,076
Private premium(3)	459,169	488,338	171,939	149,305
Indemnization payment	195,297	145,813	37,096	58,099
Other benefits(4)	613,810	551,842	209,480	180,046
Total Salaries and employee benefit	4,094,895	4,011,243	1,411,548	1,334,469
(1) This is mainly explained by salary increases indexed to inflation.
(2) Corresponds mainly to bonuses for employees in accordance with the variable compensation model of the Bank.
(3) This is mainly explained by the adjustment to the provision in accordance with actuarial calculations.
(4) Includes vacations, severance and interest on severance, pension and employee benefits, mainly policy benefits, training and recreation.

19.2.       Other administrative and general expenses

The details for administrative and general expenses for the nine and three-months period ended September 30, 2024 and 2023 are as follows:

	Accumulated		Quarterly
Other administrative and general expenses	2024	2023	2024	2023
In millions of COP
Maintenance and repairs(1)	719,113	652,940	252,042	227,760
Fees(2)	610,283	652,698	205,902	220,866
Insurance	544,626	550,783	184,029	185,182
Data processing(3)	387,682	337,408	134,736	118,382
Frauds and claims(4)	307,570	234,640	132,605	100,145
Transport	180,794	172,876	56,839	57,022
Advertising	106,258	106,330	38,582	38,770
Cleaning and security services	98,858	96,093	33,764	30,183
Public services	98,100	91,407	33,947	31,236
Contributions and affiliations	89,590	81,954	29,269	18,000
Useful and stationery(5)	73,413	38,869	18,391	16,100

	Accumulated		Quarterly
Other administrative and general expenses	2024	2023	2024	2023
In millions of COP
Communications	56,791	57,322	19,729	18,690
Properties improvements and installation	41,488	41,878	16,453	16,541
Disputes, fines and sanctions	30,842	33,054	7,987	19,654
Real estate management	28,380	25,012	9,648	8,135
Travel expenses	21,373	22,588	8,188	7,515
Publications and subscriptions	17,127	16,619	5,179	5,110
Others	400,819	378,849	133,052	132,170
Total other administrative and general expenses	3,813,107	3,591,320	1,320,342	1,251,461
Taxes other than income tax(6)	1,125,119	1,093,676	344,293	398,947
(1) The increase is mainly in computer equipment maintenance.
(2) The decrease is mainly explained by lower digital transformation fees.
(3) The increase is mainly generated in license maintenance.
(4) The increase is generated mainly in virtual transactions and card frauds.
(5) The increase is mainly due to the issuance, personalization and packaging of debit and credit cards.
(6) The increase mainly generates in value added tax (IVA) and industry and commerce taxes.

19.3.       Impairment, depreciation and amortization

The detail for Impairment, depreciation and amortization for the nine and three-months period ended September 30, 2024 and 2023 are as follows:

	Accumulated		Quarterly
Impairment, depreciation and amortization	2024	2023	2024	2023
In millions of COP
Depreciation of premises and equipment(1)	481,461	460,279	155,542	169,387
Depreciation of right-of-use assets	152,346	177,225	52,972	56,515
Amortization of intangible assets	116,003	140,549	44,247	45,242
Impairment of other assets, net(2) (3)	54,496	10,833	17,801	(13,531)
Total impairment, depreciation and amortization	804,306	788,886	270,562	257,613
(1) See Note 8. Premises and equipment, net.
(2) Includes impairment of property and equipment for COP 369 in 2024 and COP 3,425 in 2023.
(3) The increase is mainly due to the impairment of foreclosed assets. In quarterly 2023, there was a recovery of the impairment of foreclosed assets at Banagrícola.

NOTE 20. EARNING PER SHARE (‘EPS’)

Basic EPS is calculated by reducing the income from continuing operations by the amount of dividends declared in the current period for each class of stock and by the contractual amount of dividends that must be paid for the current period. The remaining income is allocated according to the participation of each class of stock as if all the earnings for the period had been distributed. EPS is determined by dividing the total earnings allocated to each security by the weighted average number of common shares outstanding.

Diluted EPS is calculated by adjusting the average number of common and preferred shares outstanding to simulate the conversion of all dilutive potential common shares. The Bank had no dilutive potential common shares as of September 30, 2024 and 2023.

The following table summarizes information related to the computation of basic EPS for the nine and three-month periods ended September 30, 2024 and 2023 (in millions of pesos, except per share data):

	Accumulated		Quarterly
	2024	2023	2024	2023
Income from continuing operations before attribution of non-controlling interests	4,666,250	4,763,030	1,519,485	1,516,575
Less: Non-controlling interests from continuing operations	61,810	94,003	18,291	24,816
Net income from controlling interest	4,604,440	4,669,027	1,501,194	1,491,759

	Accumulated		Quarterly
	2024	2023	2024	2023
Less: Preferred dividends declared	1,156,054	1,156,054	385,351	385,351
Less: Allocation of undistributed earnings to preferred stockholders	985,564	1,015,924	312,718	308,283
Net income allocated to common shareholders for basic and diluted EPS	2,462,822	2,497,049	803,125	798,125
Weighted average number of common shares outstanding used in basic EPS calculation (in millions)	510	510	510	510
Basic and diluted earnings per share to common shareholders	4,832	4,899	1,576	1,566
Basic and diluted earnings per share from continuing operations	4,832	4,899	1,576	1,566

NOTE 21. RELATED PARTY TRANSACTIONS

The parent company is Bancolombia S.A. and transactions between companies included in the consolidation process and the Parent company meet the definition of related party transactions and were eliminated from the Condensed Consolidated Interim Financial Statements.

The Bank offers banking and financial services to its related parties in order to meet their transactional needs for investment and liquidity in the ordinary course of business. These transactions are carried out in terms similar to those of transactions with third parties. In the case of treasury operations, Bancolombia operates between its own position and its related parties through transactional channels or systems established for this purpose and under the conditions established by current regulations.

The details of transactions with related parties as of December 31, 2023, are included in the annual report of the consolidated financial statements of 2023. In the nine-month period ended September 30, 2024, the following relevant transactions with related parties occurred:

Investment in associates and joint ventures

As of September 30, 2024, there was impairment in investments in associates and joint ventures COP (313,284), mainly in Compañía de Financiamiento Tuya S.A. for COP (312,287) affecting the Consolidated Statement of Income. See note 18.5 Dividends and net income on equity investments.

Other assets, net

There is a decrease with respect to December 31, 2023 in other accounts receivable corresponding to outstanding items with the networks in means of payment with the associates A.C.H. Colombia S.A. COP (138,170) and Redeban Multicolor S.A. COP (96,831).

Deposits by customers

There is an increase with respect to December 31, 2023 in deposits by customers related to Stockholders with an interest equal or higher than 20% of the Bank's capital for COP 258,177, mainly in the Grupo Sura conglomerate and in deposits by customers with associates and joint ventures for COP 297,566 mainly in Protección S.A.

NOTE 22. LIABILITIES FROM FINANCING ACTIVITIES

The following table presents the reconciliation of the balances of liabilities from financing activities as of September 30, 2024 and 2023:

	Balance as of January 1, 2024	Cash flows	Non-cash changes			Balance as of September 30, 2024
			Foreign currency translation adjustment	Interests accrued	Other movements
	In millions of COP
Liabilities from financing activities
Repurchase agreements and other similar secured borrowing	470,295	2,346,677	29,974	-	-	2,846,946
Borrowings from other financial institutions (1)	15,648,606	(4,990,244)	1,233,919	1,042,095	770	12,935,146
Debt securities in issue (1)	14,663,576	(2,148,345)	960,735	912,742	-	14,388,708
Preferred shares (2)	584,204	(57,702)	-	42,975	-	569,477
Total liabilities from financing activities	31,366,681	(4,849,614)	2,224,628	1,997,812	770	30,740,277

(1)The cash flows disclosed in this table related with Borrowings from other financial institutions and Debt securities in issue include the interests paid during the year amounting to COP 1,072,304 and COP 741,898, respectively, which are classified as cash flows from operating activities in the Condensed Consolidated Interim Statement of Cash Flow.
(2)The cash flow amounting to COP 57,702 corresponds to the fixed minimum dividend paid to the preferred shares' holders and is included in the line "dividends paid" of the Condensed Consolidated Interim Statement of Cash Flow, which includes the dividends paid during the year to both preferred and common shares holders.

For further information see Note 14 Borrowings from other financial institutions.

	Balance as of January 1, 2023	Cash flows	Non-cash changes			Balance as of September 30, 2023
			Foreign currency translation adjustment	Interests accrued	Other movements
	In millions of COP
Liabilities from financing activities
Repurchase agreements and other similar secured borrowing	189,052	298,783	(3,088)	-	-	484,747
Borrowings from other financial institutions (1)	19,692,638	(1,599,333)	(3,111,439)	1,230,742	1,071	16,213,679
Debt securities in issue (1)	19,575,988	(2,668,529)	(2,222,335)	1,105,003	-	15,790,127
Preferred shares (2)	584,204	(57,702)	-	42,975	-	569,477
Total liabilities from financing activities	40,041,882	(4,026,781)	(5,336,862)	2,378,720	1,071	33,058,030
(1)The cash flows disclosed in this table related with Borrowings from other financial institutions and Debt securities in issue include the interests paid during the year amounting to COP 1,085,468 and COP 1,012,183, respectively, which are classified as cash flows from operating activities in the Condensed Consolidated Interim Statement of Cash Flow.
(2)The cash flow amounting to COP 57,702 corresponds to the fixed minimum dividend paid to the preferred shares' holders and is included in the line "dividends paid" of the Condensed Consolidated Interim Statement of Cash Flow, which includes the dividends paid during the year to both preferred and common shares holders.

NOTE 23. FAIR VALUE OF ASSETS AND LIABILITIES

The following table presents the carrying amount and the fair value of the assets and liabilities as of September 30, 2024 and December 31, 2023:

Assets and liabilities	September 30, 2024		December 31, 2023
	Carrying amount	Fair value	Carrying amount	Fair value
In millions of COP
Assets
Debt instruments at fair value through profit or loss(1)	22,347,019	22,347,019	12,096,407	12,096,407
Debt instruments at fair value through OCI	5,205,141	5,205,141	6,148,177	6,148,177
Debt instruments at amortized cost	7,539,384	7,557,096	6,848,082	6,840,867
Derivative financial instruments	2,464,399	2,464,399	6,252,270	6,252,270
Equity securities at fair value	714,984	714,984	543,210	543,210
Other financial instruments(1)	31,117	31,117	38,319	38,319
Loans and advances to customers at amortized cost, net(2)	253,050,237	259,039,692	237,728,544	239,105,396
Investment property	5,467,963	5,467,963	4,709,911	4,709,911
Investments in associates(3)	1,815,700	1,815,700	1,670,782	1,670,782
Total	298,635,944	304,643,111	276,035,702	277,405,339
Liabilities
Deposits by customers	259,758,641	260,676,193	247,941,180	249,340,519
Interbank deposits	725,285	725,285	606,141	606,141
Repurchase agreements and other similar secured borrowing	2,846,946	2,846,946	470,295	470,295
Derivative financial instruments	2,537,577	2,537,577	6,710,364	6,710,364
Borrowings from other financial institutions	12,935,146	12,935,146	15,648,606	15,648,606

Preferred shares	569,477	408,262	584,204	394,550
Debt instruments in issue	14,388,708	14,477,079	14,663,576	14,468,650
Total	293,761,780	294,606,488	286,624,366	287,639,125
(1)For further information see Note 5.1. Financial assets investments.
(2)As of December 31, 2023, the fair value of the loans was undervalued by COP 333,672 due to the omission of a change in an input related to observable market rates. Upon detecting the inaccuracy, the Management proceeded to recalculate, finding that the difference with the previously disclosed value does not result in material impacts.
(3)It corresponds to investments in associates P.A. Viva Malls and Distrito Vera.

Fair value hierarchy

IFRS 13 establishes a fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable, that reflects the significance of inputs adopted in the measurement process. In accordance with IFRS, the financial instruments are classified as follows:

Level 1: Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets or liabilities. An active market is a market in which transactions for the asset or liability being measured take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. Level 2 generally includes: (i) quoted prices for similar assets or liabilities in active markets; (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, that is, markets in which there are few transactions for the asset or liability.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain retained residual interests in securitizations, asset-backed securities (ABS) and highly structured or long-term derivative contracts where independent pricing information was not able to be obtained for a significant portion of the underlying assets.

Valuation process for fair value measurements

The valuation to fair value prices is performed using prices, methodologies and inputs provided by the official pricing services provider (Precia - Proveedor de Precios para Valoración S.A.) to the Bank.

All methodologies and procedures developed by the pricing services provider are supervised by the Financial Superintendence of Colombia, which has not objected to them.

Daily, the back-office Service Valuation Officer (SVO) verifies the valuation of investments, and the Credit and Financial Risk Manager area reports the results of the portfolio’s valuation.

Fair value measurement

Assets and liabilities

a. Debt instruments

The Bank assigns prices to those debt investments, using the prices provided by the official pricing services provider (Precia) and assigns the appropriate level according to the procedure described above. For securities not traded or over-the-counter such as certain bonds issued by other financial institutions, the Bank generally determines fair value utilizing internal valuation and standard techniques. These techniques include determination of expected future cash flows which are discounted using curves of the applicable currencies and the Colombian consumer price index (interest rate in this case), modified by the credit risk and liquidity risk. The interest rate is generally computed using observable market data and reference yield curves derived from quoted interest in appropriate time bandings, which match the timings of the cash flows and maturities of the instruments.

b. Equity securities and other financial instruments

The Bank performs the market price valuation of its investments in variable income using the prices provided by the official pricing services provider (Precia) and classifies those investments according to the procedure described above (Hierarchy of fair value section). Likewise, the fair value of unlisted equity securities and other financial instruments is based on an assessment of each individual investment using methodologies that include publicly-traded comparables derived by multiplying a key performance metric (e.g., earnings before interest, taxes, depreciation and amortization) of the portfolio company by the relevant valuation multiple observed for comparable companies, acquisition comparables, and if necessary considered, are subject to appropriate discounts for lack of liquidity or marketability. Interests in investment funds, trusts and collective portfolios are valued using the investment unit value determined by the fund management company. For investment funds where the underlying assets are investment properties, the investment unit value depends on the investment properties value, determined as described below in “i. Investment property”.

c. Derivative financial instruments

The Bank holds positions in standardized derivatives, such as futures over local stocks, and over the market representative rate. These instruments are evaluated according to the information provided by Precia, which perfectly matches the information provided by the Central Counterparty Clearing House – CCP.

Additionally, the Bank holds positions in Over The Counter (OTC) derivatives, which in the absence of prices, are valued using the inputs and methodologies provided by the pricing services provider, which have the no objection of the SFC.

The key inputs depend upon the type of derivative and the nature of the underlying instrument and include interest rate yield curves, foreign exchange rates, the spot price of the underlying volatility, credit curves and correlation of such inputs.

d. Credit valuation adjustment

The Bank measures the effects of the credit risk of its counterparties and its own creditworthiness in determining fair value of the swap, option and forward derivatives.

Counterparty credit-risk adjustments are applied to derivatives when the Bank’s position is a derivative asset and the Bank’s credit risk is incorporated when the position is a derivative liability. The Bank attempts to mitigate credit risk to third parties which are international banks by entering into master netting agreements. The agreements allow to offset or bring net amounts that are liabilities, derivates from transactions carried out by the different agreements. Master netting agreements take different forms and may allow payments to be made under a variety of other master agreements or other negotiation agreements between the same parties; some may have a monthly basis and others only apply at the time the agreements are terminated.

When assessing the impact of credit exposure, only the net counterparty exposure is considered at risk, due to the offsetting of certain same-counterparty positions and the application of cash and other collateral.

The Bank generally calculates the asset’s credit risk adjustment for derivatives transacted with international financial institutions by incorporating indicative credit related pricing that is generally observable in the market (Credit Default Swaps, “CDS”). The credit-risk adjustment for derivatives transacted with non-public counterparties is calculated by incorporating unobservable credit data derived from internal credit qualifications to the financial institutions and corporate companies located in each geography. The Bank also considers its own creditworthiness when determining the fair value of an instrument, including OTC derivative instruments if the Bank believes market participants would take that into account when transacting the respective instrument. The approach to measuring the impact of the Bank’s credit risk on an instrument transacted with international financial institutions is done using the asset swap curve calculated for subordinated bonds issued by the Bank in foreign currency. For derivatives transacted with local financial institutions, the Bank calculates the credit risk adjustment by incorporating credit risk data provided by rating agencies and released in the financial markets.

e. Impaired loans measured at fair value

The Bank measured certain impaired loans based on the fair value of the associated collateral less costs to sell. The fair values were determined as follows using external and internal valuation techniques or third party experts, depending on the type of underlying asset.

For vehicles under leasing arrangements, the Bank uses an internal valuation model based on price curves for each type of vehicle. Such curves show the expected price of the vehicle at different points in time based on the initial price and projection of economic variables such as inflation, devaluation and customs. The prices modelled in the curves are compared every six months with market information for the same or similar vehicles and in the case of significant deviation; the curve is adjusted to reflect the market conditions.

Other vehicles are measured using matrix pricing from a third party. This matrix is used by most of the market participants and is updated monthly. The matrix is developed from values provided by several price providers for identical or similar vehicles and considers brand, characteristics of the vehicles, and manufacturing date among other variables to determine the prices.

For real estate assets, a third-party qualified appraiser is used. The methodologies vary depending on the date of the last appraisal available for the property (the appraisal is estimated based on either of three approaches: cost, sales comparison and income approach, and is required every three years). When the property has been valued in the last 12 months and the market conditions have not shown significant changes, the most recent valuation is considered the fair value of the property.

For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialists. For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialists.

f. Assets held for sale measured at fair value less cost of sale

The Bank measures certain impaired foreclosed assets and premises and equipment held for sale based on fair value less costs to sell. The fair values were determined using external and internal valuation techniques, depending on the type of underlying asset. Those assets are comprised mainly of real estate properties for which the appraisal is conducted by experts considering factors such as the location, type and characteristics of the property, size, physical conditions and expected selling costs, among others. Likewise, in some cases the fair value is estimated considering comparable prices or promises of sale and offering prices from auctions process.

g. Mortgage-backed securities (“TIPS”) and Asset-Backed securities

The Bank invests in asset-backed securities for which underlying assets are mortgages and earnings under contracts issued by financial institutions and corporations, respectively. The Bank does not have a significant exposure to sub-prime securities. The asset-backed securities are denominated in local market TIPS and are classified as fair value through profit or loss. These asset-backed securities have different maturities and are generally classified by credit ratings.

TIPS are part of the Bank portfolio and its fair value is measured with published price by the official pricing services provider. These securities are leveled by margin and are assigned level 2 or 3 based on the Precia information.

Residual TIPS have their fair value measured using the discounted flow method, taking into account the amortization tables of the Titularizadora Colombiana, the betas in COP and UVR of Precia (used to construct the curves) and the margins; when they are residual TIPS of subordinated issues, a liquidity premium is applied. These securities are assigned level 3.

h. Investments in associates measured at fair value

The Bank recognizes its investments in P.A Viva Malls and P.A Distrito Vera as an associate at fair value. The estimated amount is provided by the fund manager as the variation of the units according to the units owned by the FCP Fondo Inmobiliario Colombia. The associate’s assets are comprised of investment properties which are measured using the following techniques: comparable prices, discounted cash flows, replacement cost and direct capitalization. For further information about techniques methodologies and inputs used by the external party see “Quantitative Information about Level 3 Fair Value Measurements”.

i. Investment property

The Bank’s investment property is valued by external experts, who use valuation techniques based on comparable prices, direct capitalization, discounted cash flows and replacement costs.

Assets and liabilities measured at fair value on a recurring basis

The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2024 and December 31, 2023:

Financial Assets
Type of instrument	September 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Investment securities
Debt instruments at fair value through profit or loss
Securities issued by the Colombian Government	7,266,798	2,304,133	-	9,570,931	4,363,135	362,470	-	4,725,605
Securities issued or secured by government entities	-	149,512	-	149,512	-	84,990	-	84,990
Securities issued by other financial institutions	177,067	531,025	85,115	793,207	41,003	654,446	78,729	774,178
Securities issued by foreign governments	8,166,727	3,473,873	-	11,640,600	3,621,960	2,652,440	-	6,274,400
Corporate bonds	90,418	85,121	17,230	192,769	125,010	97,940	14,284	237,234
Total debt instruments at fair value through profit or loss	15,701,010	6,543,664	102,345	22,347,019	8,151,108	3,852,286	93,013	12,096,407
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	58,364	-	2,604,495	2,662,859	61,427	-	2,664,295	2,725,722
Securities issued by other financial institutions	202,739	111,217	49,909	363,865	224,049	149,257	-	373,306
Securities issued by foreign governments	1,572,679	-	-	1,572,679	1,675,193	762,803	-	2,437,996

Corporate bonds	61,662	502,235	41,841	605,738	63,475	547,678	-	611,153
Total debt instruments at fair value through OCI	1,895,444	613,452	2,696,245	5,205,141	2,024,144	1,459,738	2,664,295	6,148,177
Total debt instruments	17,596,454	7,157,116	2,798,590	27,552,160	10,175,252	5,312,024	2,757,308	18,244,584
Equity securities
Equity securities	34,974	274,556	405,454	714,984	89,128	69,400	384,682	543,210
Total equity securities	34,974	274,556	405,454	714,984	89,128	69,400	384,682	543,210
Other financial assets
Other financial assets	-	-	31,117	31,117	-	-	38,319	38,319
Total other financial assets	-	-	31,117	31,117	-	-	38,319	38,319
Derivative financial instruments
Forwards
Foreign exchange contracts	-	491,775	531,206	1,022,981	-	3,308,258	1,073,648	4,381,906
Equity contracts	-	1,875	7,584	9,459	-	152	2,863	3,015
Total forwards	-	493,650	538,790	1,032,440	-	3,308,410	1,076,511	4,384,921
Swaps
Foreign exchange contracts	-	806,864	330,151	1,137,015	-	1,066,915	237,422	1,304,337
Interest rate contracts	97,743	72,454	36,143	206,340	130,792	206,011	15,621	352,424
Total swaps	97,743	879,318	366,294	1,343,355	130,792	1,272,926	253,043	1,656,761
Options
Foreign exchange contracts	125	45,098	43,381	88,604	6	136,979	73,603	210,588
Total options	125	45,098	43,381	88,604	6	136,979	73,603	210,588
Total derivative financial instruments	97,868	1,418,066	948,465	2,464,399	130,798	4,718,315	1,403,157	6,252,270
Investment properties
Lands	-	-	569,814	569,814	-	-	325,394	325,394
Buildings	-	-	4,898,149	4,898,149	-	-	4,384,517	4,384,517
Total investment properties	-	-	5,467,963	5,467,963	-	-	4,709,911	4,709,911
Investment in associates at fair value
Investment in associates at fair value	-	-	1,815,700	1,815,700	-	-	1,670,782	1,670,782
Total investment in associates at fair value	-	-	1,815,700	1,815,700	-	-	1,670,782	1,670,782
Total	17,729,296	8,849,738	11,467,289	38,046,323	10,395,178	10,099,739	10,964,159	31,459,076

Financial liabilities
Type of instrument	September 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Derivative financial instruments
Forwards
Foreign exchange contracts	-	769,949	181,024	950,973	-	4,458,528	67,825	4,526,353
Equity contracts	-	4,593	558	5,151	-	8,629	1,852	10,481
Total forwards	-	774,542	181,582	956,124	-	4,467,157	69,677	4,536,834
Swaps
Foreign exchange contracts	-	1,021,145	210,745	1,231,890	-	1,388,113	102,973	1,491,086
Interest rate contracts	95,111	150,418	13,814	259,343	126,728	312,051	11,078	449,857
Total swaps	95,111	1,171,563	224,559	1,491,233	126,728	1,700,164	114,051	1,940,943
Options
Foreign exchange contracts	54	90,166	-	90,220	19	232,568	-	232,587

Financial liabilities
Type of instrument	September 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Total options	54	90,166	-	90,220	19	232,568	-	232,587
Total derivative financial instruments	95,165	2,036,271	406,141	2,537,577	126,747	6,399,889	183,728	6,710,364
Total	95,165	2,036,271	406,141	2,537,577	126,747	6,399,889	183,728	6,710,364

Fair value of assets and liabilities that are not measured at fair value in the Statement of Financial Position

The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are not measured at fair value in the Statement of Financial Position, but for which the fair value is disclosed at September 30, 2024 and December 31, 2023:

Assets
Type of instrument	September 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 1		Level 1	Level 2	Level 1
In millions of COP
Debt instruments
Securities issued by the Colombian Government	151,897	-	-	151,897	67,514	-	-	67,514
Securities issued or secured by government entities	-	47,780	3,296,501	3,344,281	-	49,980	3,075,936	3,125,916
Securities issued by other financial institutions	270,085	53,452	257,001	580,538	209,178	280,662	55,112	544,952
Securities issued by foreign governments	282,732	317,453	-	600,185	150,695	377,560	-	528,255
Corporate bonds	1,013,971	12,680	1,853,544	2,880,195	774,624	12,620	1,786,986	2,574,230
Total – Debt instruments	1,718,685	431,365	5,407,046	7,557,096	1,202,011	720,822	4,918,034	6,840,867
Loans and advances to customers, net	-	-	259,039,692	259,039,692	-	-	239,105,396	239,105,396
Total	1,718,685	431,365	264,446,738	266,596,788	1,202,011	720,822	244,023,430	245,946,263

Liabilities
Type of instrument	September 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Deposits by customers	-	62,633,964	198,042,229	260,676,193	-	60,236,355	189,104,164	249,340,519
Interbank deposits	-	-	725,285	725,285	-	-	606,141	606,141
Repurchase agreements and other similar secured borrowing	-	-	2,846,946	2,846,946	-	-	470,295	470,295
Borrowings from other financial institutions	-	-	12,935,146	12,935,146	-	-	15,648,606	15,648,606
Debt instruments in issue	9,707,860	2,280,456	2,488,763	14,477,079	8,021,700	4,025,322	2,421,628	14,468,650
Preferred shares	-	-	408,262	408,262	-	-	394,550	394,550
Total	9,707,860	64,914,420	217,446,631	292,068,911	8,021,700	64,261,677	208,645,384	280,928,761

IFRS requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. Certain categories of assets and liabilities, however, are not eligible for fair value accounting. The financial instruments below are not measured at fair value on a recurring and nonrecurring basis:

Short-term financial instruments

Short-term financial instruments are valued at their carrying amounts included in the consolidated statement of financial position, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach was used for cash and cash equivalents, accrued interest receivable, customers’ acceptances, accounts receivable, accounts payable, accrued interest payable and bank acceptances outstanding.

Deposits from customers

The fair value of time deposits was estimated based on the discounted value of cash flows using the appropriate discount rate for the applicable maturity. Fair value of deposits with no contractual maturities represents the amount payable on demand as of the statement of financial position date.

Interbank deposits and repurchase agreements and other similar secured borrowings

Short-term interbank borrowings and repurchase agreements have been valued at their carrying amounts because of their relatively short-term nature. Long-term and domestic development bank borrowings have also been valued at their carrying amount because they bear interest at variable rates.

Borrowings from other financial institutions

The fair value of borrowings from other financial institutions were determined using discounted cash flow models. The cash flows projection of capital and interest was made according to the contractual terms, considering capital amortization and interest bearing. Subsequently, the cash flows were discounted using reference curves formed by the weighted average of the Bank’s deposit rates.

Debt instruments in issue

The fair value of debt instruments in issue, comprised of bonds issued by Bancolombia S.A. and its subsidiaries, was estimated substantially based on quoted market prices. The fair value of certain bonds which do not have a public trading market, were determined based on the discounted value of cash flows using the rates currently offered for bonds of similar remaining maturities and the Bank’s creditworthiness.

Preferred shares

In the valuation of the liability component of preferred shares related to the minimum dividend of 1% of the subscription price, the Bank uses the Gordon Model to price the obligation, taking into account its own credit risk, which is measured using the market spread based on observable inputs such as quoted prices of sovereign debt. The Gordon Model is commonly used to determine the intrinsic value of a stock based on a future series of dividends that are estimated by the Bank and growth at a constant rate considering the Bank’s own perspectives of the payout ratio.

Loans and advances to customers

Estimating the fair value of loans and advances to customers is considered an area of considerable uncertainty as there is no observable market. The loan portfolio is stratified into tranches and loans segments suchs as commercial, consumer, small business loans, mortgage and leasing. The fair value of loans and advances to customers and financial institutions is determined using a discounted cash flow methodology, considering each credit’s principal and interest projected cash flows to the prepayment date. The projected cash flows are discounted using reference curves according to the type of loan and its maturity date.

Items measured at fair value on a non-recurring basis

The Bank measures assets held for sale based on fair value less costs to sell. This category includes certain foreclosed assets and investments in associates held for sale. The fair values were determined using external and internal valuation techniques or third party experts, depending on the type of underlying asset. The following breakdown sets forth the fair value hierarchy of those assets classified by type:

Type of instrument	September 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Machinery and equipment	-	-	12,664	12,664	-	-	11,702	11,702
Real estate for residential purposes	-	-	146,316	146,316	-	-	117,476	117,476
Real estate different from residential properties	-	-	42,882	42,882	-	-	30,273	30,273
Total	-	-	201,862	201,862	-	-	159,451	159,451

Changes in level 3 fair-value category

The table below presents reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs at September 30, 2024 and 2023:

As of September 30, 2024

Type of instrument	Balance, January 1, 2024	Included in earnings	OCI	Purchases	Settlement	Reclassifications(1)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, September 30, 2024
In millions of COP
ASSETS
Debt instruments at fair value though profit or loss
Securities issued or secured by other financial entities	78,729	2,236	-	13,640	(11,309)	-	(2,200)	9,586	(5,567)	85,115
Corporate bonds	14,284	1,063	-	-	-	-	-	1,883	-	17,230
Total	93,013	3,299	-	13,640	(11,309)	-	(2,200)	11,469	(5,567)	102,345
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	2,664,295	-	113,847	2,490,648	(2,664,295)	-	-	-	-	2,604,495
Securities issued or secured by other financial entities	-	-	(108)	50,016	-	-	-	-	-	49,908
Corporate bonds	-	-	2,324	39,518	-	-	-	-	-	41,842
Total	2,664,295	-	116,063	2,580,182	(2,664,295)	-	-	-	-	2,696,245
Derivative financial instruments
Foreign exchange contracts	1,384,673	(43,478)	-	464,002	(1,161,378)	(10,099)	-	349,943	(78,925)	904,738
Interest rate contracts	15,621	2,983	-	5,915	(2,852)	(230)	-	19,648	(4,942)	36,143
Equity contracts	2,863	-	-	7,584	(2,863)	-	-	-	-	7,584
Total	1,403,157	(40,495)	-	477,501	(1,167,093)	(10,329)	-	369,591	(83,867)	948,465
Equity securities
Equity securities	384,682	1,196	22,561	16,610	(19,593)	-	-	-	(2)	405,454
Total	384,682	1,196	22,561	16,610	(19,593)	-	-	-	(2)	405,454
Other financial instruments
Other financial instruments	38,319	(7,202)	-	-	-	-	-	-	-	31,117
Total	38,319	(7,202)	-	-	-	-	-	-	-	31,117
Investment in associates
PA Viva Malls	1,661,679	136,295	-	-	-	-	-	-	-	1,797,974
PA Distrito Vera	9,103	3,024	-	5,599	-	-	-	-	-	17,726
Total	1,670,782	139,319	-	5,599	-	-	-	-	-	1,815,700
Total Assets	6,254,248	96,117	138,624	3,093,532	(3,862,290)	(10,329)	(2,200)	381,060	(89,436)	5,999,326
LIABILITIES
Derivative financial instruments
Foreign exchange contracts	170,798	20,981	-	140,142	(86,706)	(10,099)	-	235,600	(78,947)	391,769
Interest rate contracts	11,078	7	-	23	(4,514)	(230)	-	13,608	(6,158)	13,814
Equity contracts	1,852	-	-	558	(1,852)	-	-	-	-	558
Total	183,728	20,988	-	140,723	(93,072)	(10,329)	-	249,208	(85,105)	406,141
Total liabilities	183,728	20,988	-	140,723	(93,072)	(10,329)	-	249,208	(85,105)	406,141
(1)From derivative assets to derivative liabilities classified in level 3 and vice versa.

As of September 30, 2023

Type of instrument	Balance, January 1, 2023	Included in earnings	OCI	Purchases	Settlement	Reclassifications(1)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, September 30, 2023
In millions of COP
ASSETS
Debt instruments at fair value though profit or loss
Securities issued or secured by other financial entities	81,389	8,677	-	1,378	(11,560)	-	(7,082)	6,842	-	79,644
Corporate bonds	-	-	-	-	-	-	-	11,072	-	11,072
Total	81,389	8,677	-	1,378	(11,560)	-	(7,082)	17,914	-	90,716
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	-	-	103,212	2,490,648	-	-	-	-	-	2,593,860
Total	-	-	103,212	2,490,648	-	-	-	-	-	2,593,860
Derivative financial instruments
Foreign exchange contracts	1,163,336	85,717	-	1,439,484	(749,095)	(29,734)	-	135,414	(161,523)	1,883,599
Interest rate contracts	29,170	(7,472)	-	1,389	(3,788)	(50)	-	181	(6,528)	12,902
Equity contracts	105	-	-	9,654	(105)	-	-	-	-	9,654
Total	1,192,611	78,245	-	1,450,527	(752,988)	(29,784)	-	135,595	(168,051)	1,906,155
Equity securities
Equity securities	462,253	(421)	(10,655)	6,331	(17,207)	-	-	-	-	440,301
Total	462,253	(421)	(10,655)	6,331	(17,207)	-	-	-	-	440,301
Other financial instruments
Other financial instruments	42,171	(21,262)		10,028						30,937
Total	42,171	(21,262)		10,028						30,937
Investment in associates
P.A. Viva Malls	1,530,459	181,613	-	917	-	-	-	-	-	1,712,989
P.A. Distrito Vera	1,697	18	-	-	-	-	-	-	-	1,715
Total	1,532,156	181,631	-	917	-	-	-	-	-	1,714,704
Total Assets	3,310,580	246,870	92,557	3,959,829	(781,755)	(29,784)	(7,082)	153,509	(168,051)	6,776,673
LIABILITIES
Derivative financial instruments
Foreign exchange contracts	348,027	205,118	-	473,348	(305,372)	(29,734)	-	39,505	(8,789)	722,103
Interest rate contracts	51,662	(4,246)	-	30,372	(18,551)	(50)	-	5,537	(22,726)	41,998
Equity contracts	-	-	-	6,140	-	-	-	-	-	6,140
Total	399,689	200,872	-	509,860	(323,923)	(29,784)	-	45,042	(31,515)	770,241
Total liabilities	399,689	200,872	-	509,860	(323,923)	(29,784)	-	45,042	(31,515)	770,241
(1)From derivative assets to derivative liabilities classified in level 3 and vice versa.
Level 3 fair value rollforward

The following were the significant level 3 transfers at September 30, 2024 and 2023:

As of September 30, 2024 and 2023, net transfers in the Bank for COP (1,238) and COP 136,536, respectively, from level 3 to level 2 of derivatives foreign exchange contracts and interest rate contracts, it was presented due to the transfer of the credit risk of the counterparty to the own credit risk. As of September 30, 2024, net transfers for COP 120,383, from level 2 to level 3 of the derivative foreign exchange contracts and interest rate contracts, it was presented due to the transfer of the credit risk from the Bank to the credit risk of the counterparty.

As of September 30, 2024 and 2023, unrealized gains and losses on debt instruments were COP 3,299 and COP 8,677; equity securities COP 1,196 and COP (421), respectively.

Transfers between level 1 and level 2 of the fair value hierarchy

The table below presents the transfers for all assets and liabilities measured at fair value on a recurring basis between level 1 and level 2 as of September 30, 2024 and December 31, 2023:

3Type of instrument	September 30, 2024		December 31, 2023
	Transfers level 1 to level 2	Transfers level 2 to level 1	Transfers level 1 to level 2	Transfers level 2 to level 1
In millions of COP
Debt instruments at fair value though profit or loss
Securities issued or secured by foreign government	1,144	929	1,712	-
Securities issued or secured by government entities	-	-	13,619	-
Securities issued by the Colombian Government	55,896	-	-	-
Corporate bonds	2,100	-	-	8,397
Securities issued or secured by other financial entities	-	1,848	1,848	-
Total	59,140	2,777	17,179	8,397
Debt instruments at fair value through OCI
Securities issued or secured by foreign government	-	464,313	572,800	-
Securities issued or secured by other financial entities	-	60,636	64,944	-
Corporate bonds	-	-	-	95,572
Total	-	524,949	637,744	95,572
Equity securities
Equity securities	60,740	13,202	13,740	7
Total	60,740	13,202	13,740	7

As of September 30, 2024, the Bank transferred securities from level 1 to level 2, because such securities had lower liquidity and lower trading in an active market.

All transfers are assumed to occur at the end of the reporting period.

Quantitative information about level 3 fair value measurements

The fair value of financial instruments is, in certain circumstances, measured using valuation techniques that incorporate assumptions that are not evidenced by prices from observable market transactions in the same instrument and are not based on observable market data. Changing one or more of the inputs to the valuation models to reasonably possible alternative assumptions would change the fair values and therefore a valuation adjustment would be recognized in profit or loss. Favorable and unfavorable changes are determined on the basis of changes in the value of the instrument as a result of varying the levels of the unobservable input as described in the table below.

The following table sets forth information about significant unobservable inputs related to the Bank’s material categories of level 3 financial assets and liabilities and the sensitivity of these fair values to reasonably possible alternative assumptions.

As of September 30, 2024

Financial instrument	Fair value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
In millions of COP
Debt instruments
Securities issued by other financial institutions
TIPS	65,529	Discounted cash flow	Yield	0.00% to 10.66%	3.37%	65,350	69,688
			Prepayment Speed Prepayment Speed	n/a n/a	n/a n/a	68,883 64,339	n/a n/a
Other bonds	57,915	Discounted cash flow	Interest rate	0.24% to 1.13%	1.02%	57,073	60,268
Time deposits	11,580	Discounted cash flow	Interest rate	0.35% to 5.80%	2.65%	11,227	11,658
Total securities issued by other financial institutions	135,024
Securities issued by the Colombian Government
Bonds by government entities	2,604,495	Discounted cash flow	Yield	1.18% to 1.18%	1.18%	2,589,035	2,622,623
Corporate bonds

Financial instrument	Fair value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
Corporate bonds	59,071	Discounted cash flow	Yield	0.04% to 5.25%	3.99%	58,392	61,602
Total debt instruments	2,798,590
Equity securities
Equity securities	405,454	Price-based	Price	n/a	n/a	n/a	n/a
Other financial instruments
Other financial instruments	31,117	Internal valuation methodology	Internal valuation methodology	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	357,208	Discounted cash flow	Credit spread / Yield	0.00% to 41.65%	7.29%	356,319	358,104
Swaps	141,735	Discounted cash flow	Credit spread	0.00% to 56.88%	3.47%	138,665	145,306
Options	43,381	Discounted cash flow	Credit spread	0.12% to 34.68%	0.70%	43,053	43,564
Total derivative financial instruments	542,324
Investment in associates
P.A. Viva Malls	1,797,974	Price-based	Price	n/a	n/a	n/a	n/a
P.A. Distrito Vera	17,726	Price-based	Price	n/a	n/a	n/a	n/a
Total investment in associates	1,815,700

As of December 31, 2023

Financial instrument	Fair value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
In millions of COP
Debt instruments
Securities issued by other financial institutions
TIPS	74,087	Discounted cash flow	Yield	2.06% to 10.73%	5.48%	70,982	75,852
			Prepayment Speed Prepayment Speed	n/a n/a	n/a n/a	78,953 73,271	n/a n/a
Time deposits	4,642	Discounted cash flow	Yield / Interest rate	2.15% to 5.70%	3.78%	4,277	4,701
Total securities issued by other financial institutions	78,729
Securities issued by the Colombian Government
Bonds by government entities	2,664,295	Discounted cash flow	Yield	0.00% to 1.18%	1.17%	2,658,010	2,679,372
Corporate bonds
Corporate bonds	14,284	Discounted cash flow	Yield	3.49% to 3.49%	3.49%	13,700	14,912
Total debt instruments	2,757,308
Equity securities
Equity securities	384,682	Price-based	Price	n/a	n/a	n/a	n/a
Other financial instruments

Financial instrument	Fair value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
Other financial instruments	38,319	Internal valuation methodology	Internal valuation methodology	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	1,006,834	Discounted cash flow	Credit spread / Yield	0.00% to 50.58%	7.22%	1,004,399	1,009,283
Swaps	138,992	Discounted cash flow	Credit spread	0.00% to 63.39%	5.86%	139,451	138,577
Options	73,603	Discounted cash flow	Credit spread	0.13% to 33.77%	0.57%	73,048	73,870
Total derivative financial instruments	1,219,429
Investment in associates
P.A Viva Malls	1,661,679	Price-based	Price	n/a	n/a	n/a	n/a
P.A Distrito Vera	9,103	Price-based	Price	n/a	n/a	n/a	n/a
Total investment in associates	1,670,782

The following table sets forth information about valuation techniques used in the measurement of the fair value investment properties of the Bank, the significant unobservable inputs and the respective sensivity:

Methodology	Valuation technique	Significant unobservable input	Description of sensitivity
Sales Comparison Approach – SCA

The fair value assessment is based on the examination of prices at which similar properties in the same area recently sold. Since no two properties are identical the measurement valuation must take into account adjustments for the differences between the sold properties and those held by the Bank to earn rentals or for capital appreciation.
Comparable prices
The weighted average rates used in the capitalization methodology for revenues in the third quarter for 2024 are:

• Direct capitalization: initial rate 8.14%.
• Discounted cash flow: discount rate: 12.35%, terminal rate: 8.28%.

The same weighted rates for the last quarter of 2023 were:

• Direct capitalization: initial rate 8.07%.
• Discounted cash flow: discount rate: 12.44%, terminal rate: 8.25%.

The ratio between monthly gross income and real estate value directly administered by the FIC (rental rate) considering the differences in placements and individual factors between properties and in a weighted way in the third quarter of 2024 are 0.86% and for December 31, 2023 was 0.82%.

An increase (light, normal, considerable, significant) in the capitalization rate used would generate a decrease (significant, considerable, normal, light) in the fair value of the asset, and vice versa.

An increase (light, normal, considerable, significant) in the leases used in the valuation would generate a (significant, light, considerable) increase in the fair value of the asset, and vice versa.

Income Approach Used to estimate the fair value of the property by taking future net cash flows and discounting them at the capitalization rate.	Direct capitalization Discounted cash flows
Cost approach

Used to estimate the fair value of the property considering the cost to replace or build a property at the same or equal conditions of the asset to be measured, deducting the accumulated depreciation charge and adding-up the amount of the land.
Replacement cost

There has been no change to the valuation technique during the year 2024 for each asset.

NOTE 24. SUBSEQUENT EVENTS

Approval of Consolidated Financial Statements

These Condensed Consolidated Interim Financial Statements were approved by Chief Executive Financial for publication at November 08, 2024. The Financial Statements have been reviewed, not audited.

Redemption of Bonds maturing in 2025 Bancolombia S.A.

On October 24, 2024, the Bank announced the redemption of bonds maturing in 2025 and 2029; on November 13, 2024, the Bank completed the total redemption of the 3,000% Senior Bonds in circulation maturing in 2025, issued by Bancolombia S.A. (the “2025 Bonds”). The Bank carried out the redemption under the make-whole mechanism (mechanism included in the prospectus of the 2025 Bonds, that allows the total redemption of the 2025 Bonds to be exercised) equivalent to the highest value between (i) the Treasury index (U.S. Treasury 5-year notes) plus 25 basis points accrued and unpaid until the redemption date of the 2025 Bonds and (ii) 100% of the principal of the 2025 Bonds plus the interest accrued and not paid until the redemption date of the 2025 Bonds. The total nominal value of the redemption was USD 212,600.

These bonds were designated as hedging instruments in the net exposure of the investment in Banistmo, so the total redemption transaction causes a discontinuation of coverage in an amount of USD 212,600.

Grupo Cibest

On October 29, 2024, Bancolombia S.A. (“Bancolombia”) announced today that its Board of Directors has authorized management to move forward with the steps necessary to modify the corporate structure of Bancolombia, its affiliates and subsidiaries (“Grupo Bancolombia”) through the creation of a holding company to be named Grupo Cibest S.A. (“Grupo Cibest”) as well as certain related corporate transactions (the “Corporate Structure Changes”).

The authorization of the Board of Directors includes carrying out all necessary actions to finalize the Corporate Structure Changes, including, but not limited to, those actions aimed at convening the Extraordinary General Shareholders’ Meeting once the required regulatory approvals are obtained.

RISK MANAGEMENT

In 2024, the global economy has experienced solid growth, alongside a gradual convergence of inflation toward target levels. This has prompted most central banks to pursue monetary normalization through cautious interest rate cuts. Nevertheless, geopolitical tensions, the global electoral super cycle, and local sociopolitical uncertainties have contributed to heightened asset volatility throughout the year.

Credit risk

Credit risk is the risk of an economic loss to the Bank due to a non-fulfillment of financial obligations by a customer or counterparty and arises principally from the decline on borrower´s creditworthiness or changes in the business climate. Credit risk is the single largest risk for the Bank's business; the Bank manages its exposure to credit risk.

The information below contains the maximum exposure to credit risk for the periods ending September 2024 and December 2023:

September 30, 2024

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	234,584,472	17,567,474	17,416,558	269,568,504
Commercial	131,420,317	5,920,717	9,842,283	147,183,317
Consumer	45,231,505	5,493,402	4,034,596	54,759,503
Mortgage	34,836,785	2,808,536	1,894,208	39,539,529
Small Business Loans	928,742	140,681	104,464	1,173,887
Financial Leases	22,167,123	3,204,138	1,541,007	26,912,268
Off-Balance Sheet Exposures	42,848,670	264,090	182,976	43,295,736
Financial Guarantees	10,764,106	7,676	151,733	10,923,515
Loan Commitments	32,084,564	256,414	31,243	32,372,221
Loss Allowance	(2,649,790)	(2,955,449)	(11,218,126)	(16,823,365)
Total	274,783,352	14,876,115	6,381,408	296,040,875

December 31, 2023

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	222,372,889	16,042,661	15,536,097	253,951,647
Commercial	120,773,927	5,453,537	8,459,932	134,687,396

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
Consumer	46,060,615	4,407,067	4,124,087	54,591,769
Mortgage	32,210,648	2,628,654	1,411,106	36,250,408
Small Business Loans	774,571	260,303	110,143	1,145,017
Financial Leases	22,553,128	3,293,100	1,430,829	27,277,057
Off-Balance Sheet Exposures	39,266,370	154,567	157,801	39,578,738
Financial Guarantees	12,533,868	26,889	130,441	12,691,198
Loan Commitments	26,732,502	127,678	27,360	26,887,540
Loss Allowance	(3,854,240)	(2,581,460)	(10,042,022)	(16,477,722)
Total	257,785,019	13,615,768	5,651,876	277,052,663

Maximum exposure to credit risk of the loans and advances refers to the carrying amount at the end of the period. It does not take into account any collateral received or any other credit risk mitigants.

Maximum exposure to credit risk of financial guarantees and loan commitments corresponds to the total amount guaranteed at the end of the period. It does not take into account any collateral received or any other credit risk mitigants.
a.Credit Risk Management - Loans and Advances

The third quarter of 2024 shows economic growth despite the slow reduction in inflation and interest rates, high unemployment rates, and the geopolitical tensions that continue to exist globally. About that, proactive credit risk management was maintained through the monitoring and follow-up of customers and portfolios, the evaluation of the conditions and specific requirements of each one; as well as the development of methods, tools and models to optimize collection. Monitoring and reviewing the credit portfolio continues to be a key factor in identifying and applying proactive strategies at different stages of the credit cycle.

The risk management of the different types of operations throughout the stages of the credit cycle carried out by the Group is developed through compliance with the policies, procedures and methodologies established in the Risk Management System (in Colombia the Comprehensive Risk Management System - SIAR), which also includes the general criteria for assessing, qualifying, assuming, controlling and covering the aforementioned risk. In addition, the management has developed manuals of procedures and methodologies that specify the policies and procedures for the different products and segments served by the banks and that take into account the strategy approved by the Board of Directors for the monitoring and control of credit risk.

Country Risk
This risk refers to the possibility of an entity incurring losses as a result of financial operations abroad due to adverse economic and/or political conditions in the country receiving those operations, either because of restrictions on the transfer of foreign exchange or because of factors not attributable to the commercial and financial condition of the country receiving those operations. This definition includes, but is not limited to, sovereign risk (SR) and transfer risk (TR) associated with such factors.
The guidelines, policies and methodologies for country risks management are maintained in accordance with what was revealed as of December 31, 2023.

At the end of September 2024 compared to December 2023, no alerts were presented changes in the country ratings in any investment, nor were adjustments made for deterioration. Of the relevant movements, the transfer of the investment in Wenia Ltd. from other immaterial entities of the Group to Investment Banking is highlighted. The variation in the value of investments is mainly attributed to variation in the exchange rate, results of the period of foreign subsidiaries and distribution of dividends.

b.Credit Quality Analysis - Loans and Financial Leases
At the end of September 2024, the Bank experienced positive dynamics in its portfolio compared to December 2023, with an increase of 6.1% in the consolidated portfolio balance in local currency. Part of this increase is explained by the impact of the devaluation of the peso against the dollar during the analysis period of the foreign currency portfolio of the Group, and an increase in exposure primarily in the commercial portfolio, within the Corporate segment, for Bancolombia, Banistmo, and Bam. Meanwhile, the mortgage portfolio, although generally stable, shows an upward trend throughout the year in Colombia. The Consumer and Microcredit portfolios in Colombia and Panama show slight contractions, while in El Salvador their balance gradually increases.

The 30-day past due loan ratio (consolidated) at stood at 5.50% as of September 2024, showing an increase compared to 5.39% in December 2023. The level of the bank´s non-performing loans is mainly impacted by the deterioration of the commercial portfolio, in the Corporate and SME segments in Colombia, as well as the mortgage portfolio in all regions. Conversely, the consumer portfolio showed a general improvement, particularly in Colombia, Guatemala, and Panama. Macroeconomic factors, such as the downward trend in inflation and the gradual intervention of interest rates by central banks, continue to boost the economy in the regions where the Group operates. However, geopolitical, social and economic uncertainty, continuing to affect consumption and significantly impacting the commerce, manufacturing, and construction sectors, which are fundamental pillars of the regional economy. All portfolios continue to be managed at different stages of the credit cycle in order to anticipate the materialization of risks and strategies for normalizing and containing the portfolio have been implemented.

Special Customer Administration (AEC)
The Bank implements proactive management in monitoring the credit risk of its clients, accompanied by extraordinary diagnostic spaces, early warning alert mechanisms, and general action strategies for client inclusion and follow-up.

As part of the monitoring strategies, the Bank has established a periodic committee to identify and manage risk situations arising from events that could potentially lead to a deterioration in the debtor's repayment capacity. This committee facilitates tailored solutions based on the circumstances of each client.

The amount and allowance of customer included in the described watch list, as of September 30, 2024 and December 2023 is shown below:

September 30, 2024

Watch List
Million COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	13,807,434	6.46%	892,604
Level 2 – Medium Risk	4,546,855	8.21%	373,516
Level 3 – High Risk	3,835,267	50.71%	1,944,848
Level 4 – High Risk	5,450,173	61.31%	3,341,435
Total	27,639,729	23.71%	6,552,403

December 31, 2023

Watch List
Million COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	14,358,838	1.02%	146,014
Level 2 – Medium Risk	4,744,341	7.38%	349,972
Level 3 – High Risk	2,886,649	53.31%	1,538,882
Level 4 – High Risk	5,239,356	73.24%	3,837,196
Total	27,229,184	21.57%	5,872,064

Risk Concentration – Loans and Advances

Concentration of loans by economic sector: The following table contains the detail of the portfolio of loans and financial leases by main economic activity of the borrower for the periods ending in September 2024 and December 2023:

September 30, 2024

Economic sector	Loans and advances
	Local	Foreign	Total
	In millions of COP
Agriculture	5,180,407	2,750,863	7,931,270
Petroleum and Mining Products	2,174,414	589,784	2,764,198
Food, Beverages and Tobacco	9,711,491	2,179,377	11,890,868
Chemical Production	4,834,559	364,973	5,199,532
Government	8,362,865	849,626	9,212,491
Construction	15,585,801	8,641,665	24,227,466
Commerce and Tourism	24,889,735	8,516,254	33,405,989
Transport and Communications	11,448,977	559,268	12,008,245
Public Services	12,417,793	1,271,803	13,689,596
Consumer Services	59,235,847	33,492,222	92,728,069

Economic sector	Loans and advances
	Local	Foreign	Total
	In millions of COP
Commercial Services	28,611,667	12,842,809	41,454,476
Other Industries and Manufactured Products	9,736,939	5,319,365	15,056,304
Total	192,190,495	77,378,009	269,568,504

December 31, 2023

Economic sector	Loans and advances
	Local	Foreign	Total
	In millions of COP
Agriculture	5,162,973	2,488,789	7,651,762
Petroleum and Mining Products	1,846,238	234,523	2,080,761
Food, Beverages and Tobacco	9,147,936	888,429	10,036,365
Chemical Production	4,299,308	25,409	4,324,717
Government	8,369,707	887,448	9,257,155
Construction	16,202,035	5,561,782	21,763,817
Commerce and Tourism	23,803,830	11,068,049	34,871,879
Transport and Communications	9,574,318	351,176	9,925,494
Public Services	11,758,265	1,286,561	13,044,826
Consumer Services	59,032,642	32,965,565	91,998,207
Commercial Services	27,474,593	7,217,591	34,692,184
Other Industries and Manufactured Products	8,679,684	5,624,796	14,304,480
Total	185,351,529	68,600,118	253,951,647

Concentration of loan by maturity : The following table shows the ranges of maturity for the credit loans and financial leases, according for the remaining term for the completion of the contract of loans and financial leases for the periods ending in September 2024 and December 2023:

September 30, 2024

Maturity	Less Than 1 Year	Between 1 and 5 Years	Between 5 and 15 Years	Greater Than 15 Years	Total
In millions of COP
Commercial	46,104,150	59,489,162	40,681,070	908,935	147,183,317
Corporate	28,161,316	30,535,817	24,143,703	642,386	83,483,222
SME	4,631,706	7,668,177	2,507,462	120,285	14,927,630
Others	13,311,128	21,285,168	14,029,905	146,264	48,772,465
Consumer	1,238,941	26,607,576	26,178,704	734,282	54,759,503
Credit card	229,511	2,274,538	8,895,156	0	11,399,205
Vehicle	71,102	3,177,478	2,294,557	287	5,543,424
Order of payment	46,561	2,127,441	7,364,143	506,876	10,045,021
Others	891,767	19,028,119	7,624,848	227,119	27,771,853
Mortgage	73,546	1,075,639	10,163,429	28,226,915	39,539,529
VIS	13,528	275,974	2,411,142	12,424,855	15,125,499
Non-VIS	60,018	799,665	7,752,287	15,802,060	24,414,030
Finanacial Leases	1,507,215	8,813,114	13,030,525	3,561,414	26,912,268

Maturity	Less Than 1 Year	Between 1 and 5 Years	Between 5 and 15 Years	Greater Than 15 Years	Total
In millions of COP
Small business loans	196,338	743,799	187,509	46,241	1,173,887
Total gross loans and financial leases	49,120,190	96,729,290	90,241,237	33,477,787	269,568,504

December 31, 2023

Maturity	Less Than 1 Year	Between 1 and 5 Years	Between 5 and 15 Years	Greater Than 15 Years	Total
In millions of COP
Commercial	40,601,345	57,828,301	35,936,869	320,881	134,687,396
Corporate	22,360,108	27,329,312	19,970,727	183,507	69,843,654
SME	4,486,326	7,497,307	2,200,274	16,650	14,200,557
Others	13,754,911	23,001,682	13,765,868	120,724	50,643,185
Consumer	1,289,150	26,549,043	26,086,537	667,039	54,591,769
Credit card	417,390	1,755,518	9,034,823	0	11,207,731
Vehicle	55,295	2,982,439	2,371,163	329	5,409,226
Order of payment	57,211	1,872,546	7,061,605	470,527	9,461,889
Others	759,254	19,938,540	7,618,946	196,183	28,512,923
Mortgage	75,189	1,005,831	9,601,783	25,567,605	36,250,408
VIS	23,303	264,232	2,157,322	10,552,767	12,997,624
Non-VIS	51,886	741,599	7,444,461	15,014,838	23,252,784
Financial Leases	1,639,218	9,165,622	12,939,908	3,532,309	27,277,057
Small business loans	208,429	737,255	194,581	4,752	1,145,017
Total gross loans and financial leases	43,813,331	95,286,052	84,759,678	30,092,586	253,951,647

Concentration by past due days: The following table shows the loans and financial leases according to past due days. Loans or financial leases are considered past due if it is more than one month overdue (i.e. 31 days):

September 30, 2024

Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
In millions of COP
Commercial	141,446,456	651,136	344,559	1,321,880	3,419,286	147,183,317
Consumer	50,183,095	1,801,910	617,435	1,895,637	261,426	54,759,503
Mortgage	36,194,497	1,430,421	257,831	859,769	797,011	39,539,529
Financial Leases	25,865,414	319,839	91,121	246,111	389,783	26,912,268
Small Business Loan	1,049,708	42,000	12,593	49,255	20,331	1,173,887
Total	254,739,170	4,245,306	1,323,539	4,372,652	4,887,837	269,568,504

December 31, 2023

December 31, 2023
Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
In millions of COP
Commercial	129,866,971	500,794	205,141	1,777,620	2,336,870	134,687,396
Consumer	49,418,431	2,244,017	794,005	1,994,748	140,568	54,591,769
Mortgage	33,524,034	1,290,817	212,433	599,351	623,773	36,250,408
Financial Leases	26,436,493	247,124	56,434	196,578	340,428	27,277,057

December 31, 2023
Past-due
Small Business Loans	1,005,725	50,138	14,859	58,244	16,051	1,145,017
Total	240,251,654	4,332,890	1,282,872	4,626,541	3,457,690	253,951,647

a.Credit Risk Management – Other Financial Instruments
The portfolio is exposed to credit risks given the probability of incurring losses originated by the default in the payment of a coupon, principal and/or yields/dividends of a financial instrument by its issuer or counterparty. The probability of this type of events materializing may increase if there are scenarios of concentration in few issuers (counterparties) and whose credit performance is reflected by higher risk ratings; likewise, increases in credit risk may occur in scenarios in which the portfolio presents low levels of diversification at the level of type and sector of the counterparties with which financial asset transactions are carried out.
The Bank maintains the control and continuous monitoring of the assigned credit risk limits, as well as the consumption thereof. Additionally, the Bank follows up and manages alerts on counterparties and issuers of securities, based on public market information and news related to their performance; this allows mitigating the risks of default or reduction of value for the managed positions.
For credit risk management, each of the positions that make up the portfolio of the own position are adjusted to the policies and limits that have been defined and that seek to minimize the exposure to the same:
•Term Limits
•Credit Limits
•Counterparty Limits
•Master Agreement
•Margin Agreements
•Counterparty Alerts

a.Credit Quality Analysis - Other Financial Instruments
In order to evaluate the credit quality of a counterparty or issuer (to determine a risk level or profile), the Bank relies on two rating systems: an external one and an internal one, both of which allow to identify a degree of risk differentiated by segment and country and to apply the policies that have been established for issuers or counterparties with different levels of risk, in order to limit the impact on liquidity and/or the income statement of the Bank.
External credit rating system is divided by the type of rating applied to each instrument or counterparty; in this way the geographic location, the term and the type of instrument allow the assignment of a rating according to the methodology that each examining agency uses.
Internal credit rating system: The “ratings or risk profiles” scale is created with a range of levels that go from low exposure to high exposure (this can be reported in numerical or alphanumerical scales), where the rating model is sustained by the implementation and analysis of qualitative and quantitative variables at sector level, which according to the relative analysis of each variable, determine credit quality; in this way the internal credit rating system aims to establish adequate margin in decision-making regarding the management of financial instruments.
In accordance with the criteria and considerations specified in the internal rating allocation and external credit rating systems methodologies, the following schemes of relation can be established, according to credit quality given to each one of the qualification scales:
Low Risk: All investment grade positions (from AAA to BBB-), as well as those issuers that according to the information available (financial statements, relevant information, external ratings, CDS, among others) reflect adequate credit quality.
Medium Risk: All speculative grade positions (from BB+ to BB-), as well as those issuers that according to the available information (Financial statements, relevant information, external qualifications, CDS, among others) reflect weaknesses that could affect their financial situation in the medium term.
High Risk: All positions of speculative grade (from B+ to D), as well as those issuers that according to the information available (Financial statements, relevant information, external qualifications, CDS, among others) reflect a high probability of default of financial obligations or that already have failed to fulfill them.

•Credit Quality Analysis of the Bank

	Debt Instruments		Equity		Other financial instruments(1)		Derivatives(2)
	September-2024	December-2023	September-2024	December-2023	September-2024	December-2023	September-2024	December-2023
In Millions of COP
Maximum Exposure to Credit Risk
Low Risk	27,902,783	21,078,496	401,294	220,967	0	21,976	547,086	1,711,788
Medium Risk	3,350,543	827,469	39,581	17,354	15,616	-	675	316
Hihg Risk	3,886,727	3,242,504	2,009	587	2,966	2966	2,177	17,327
Without Rating	0	-	272100.9309	304,302	12534.9	13,377	86645.15527	95319
Total	35,140,053	25,148,469	714,984	543,210	31,117	38,319	636,582	1,824,750

1) Corresponds to SAFE "Simple Agreement for Future Equity", in Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios, S.A. and Banagrícola S.A (For 2023). For the year 2022 were revealed as debt securities and equity.
(2) For derivatives transactions counterparty risk is disclosed as long as the valuation is positive.

•Risk exposure by credit rating

	Other financial instruments
	September 2024	December 2023
In Millions of COP
Maximum Exposure to Credit Risk
Sovereign Risk	12,384,365	7,520,002
AAA	12,674,540	9,613,353
AA+	3,072,904	2,934,561
AA	727,582	761,139
AA-	184,356	285,253
A+	647,898	763,754
A	495,168	465,025
A-	402,501	396,755
BBB+	523,845	604,672
BBB	205,913	243,820
BBB-	190,393	1,808,396
Other	4,641,992	1,745,020
No rated	371,281	412,998
Total	36,522,737	27,554,748

•Financial credit quality of other financial instruments that are not in default nor impaired in value

Debt instruments: 100% of the debt instruments are not in default.
Equity: The positions do not represent significant risks.
Derivatives: 99.9% of the credit exposure does not present incidences of material default. The remaining percentage corresponds to default events at the end of the period.
•Maximum exposure level to the credit risk given:

	Maximum Exposure		Collateral		Net Exposure
	September-2024	December-2023	September-2024	December-2023	September-2024	December-2023
In Millions of COP
Maximum Exposure to Credit Risk
Debt Instruments	35,140,053	25,148,469	(3,035,910)	(1,407,484)	32,104,143	23,740,985
Derivatives	636,582	1,824,750	(465,815)	(698,662)	170,767	1,126,088
Equity	714,984	543,210	0	0	714,984	543,210

	Maximum Exposure		Collateral		Net Exposure
	September-2024	December-2023	September-2024	December-2023	September-2024	December-2023
In Millions of COP
Other financial instruments	31,117	38,319	0	-	31,117	38,319
Total	36,522,737	27,554,748	(3,501,725)	(2,106,146)	33,021,012	25,448,602
Collateral Held (-) and Collateral Pledged (+)

•Collateral - other financial instruments

Level of collateral: Respect to the type of asset or operation, a collateral level is determined according to the policies defined for each product and the market where the operation is carried out.
Assets held as collateral in organized markets: The only assets that can be received as collateral are those defined by the central counterparties, the stock market where the operation is negotiated, those assets that are settled separately in different contracts or documents, which can be managed by each organization and must comply with the investment policies defined by the Bank, taking into account the credit limit for each type of asset or operation received or delivered, which collateral received are the best credit quality and liquidity.
Assets received as bilateral collateral between counterparties: The collateral accepted in international OTC derivative operations is agreed on bilaterally in the Credit Support Annex (CSA)1 and with fulfillment in cash in dollars and managed by ClearStream. This company acts on behalf of Bancolombia for making international margin calls and providing a better management of the collateral.
Collateral adjustments for margin agreements: The adjustments will be determined by the criteria applied by both the external and internal regulations in effect, and at the same time, mitigation standards are maintained so that the operation fulfills the liquidity and solidity criteria for settlement.

Credit risk concentration - other financial instruments

According to the regulations, the Bank must control daily the risk of positions of the Bank’s companies where the same issuer or counterparty stands, below the legal limits. By the same way, the positions of the Bank are verified in respect of the authorized risk levels in each country to guarantee the alerts and positions limits, that are considered outside of the Bank risk appetite.
Currently, the Bank's positions do not exceed the concentration limit.

MARKET RISK

Bancolombia’s Bank currently measure the treasury book exposure to market risk (including OTC derivatives positions) as well as the currency risk exposure of the banking book, which is provided to the Treasury Division, using a VaR methodology established in accordance with “Chapter XXXI of the Basic Accounting Circular”, issued by the Financial Superintendence of Colombia.

The VaR methodology established by “Chapter XXXI of the Basic Accounting Circular” is based on the model recommended by the Amendment to the Capital Accord to Incorporate Market Risks of Basel Committee, which focuses on the treasury book and excludes investments classified as amortized cost which are not being given as collateral and any other investment that comprises the banking book. In addition, the methodology aggregates all risks by the use of correlations, through an allocation system based on defined zones and bands, affected by given sensitivity factors.
Bancolombia use different models with the purpose of measure risk exposure and the portfolio diversification effect, the main metrics are: i) the standard methodology required by the Financial Superintendence of Colombia, is established by “Chapter XXXI of the Basic Accounting Circular”, and ii) the internal methodology of historical weighted simulation, which use a confidence level of 99%, a holding period of 10 days, a time frame of 250 business days and hierarchical VaR limits.
The guidelines and principles of the Bank´s Market Risk Management have been keeping in accordance with disclose of December 31, 2023.

The total market risk VaR had an increase of 40.4%, from COP 1,096,000 in December 31, 2023 to COP 1,539,264 in September 30, 2024. t The risk factor leading the increment is the exchange rate, which registered a greater exposure to the US dollar; followed by the interest rate factor driven mainly by the increase in United States government bonds and local public debt. The collective investment funds factor registered an increase mainly due a greater exposure of the Colombia Inmobiliario Fund, followed by the share price factor due to valuations in investments.

1 A Credit Support Annex (CSA) provides credit protection by setting forth the rules governing the mutual posting of collateral. CSAs are used in documenting collateral arrangements between two parties that trade privately negotiated (over the counter) derivative securities. The trade is documented under a standard contract called a master agreement, developed by the International Swaps and Derivatives Association (ISDA).

Factor	September 30, 2024 In millions of Colombian pesos
	End of Period	Average	Maximum September, 2024	Minimum January, 2024
Interest rate	533,749	490,084	503,979	453,240
Exchange rate	624,198	502,335	659,772	364,421
Stock price	354,777	348,911	351,362	346,694
Collective investment funds	26,540	23,720	24,884	18,005
VaR Total	1,539,264	1,365,050	1,539,997	1,182,360

Factor	December 31, 2023 In millions of Colombian pesos
	End of Period	Average	Maximum August, 2023	Minimum January, 2023
Interest rate	405,467	418,472	542,464	383,914
Exchange rate	332,662	185,624	295,572	95,115
Stock price	342,024	332,443	338,540	312,136
Collective investment funds	15,847	23,292	27,923	24,207
VaR Total	1,096,000	959,832	1,204,500	815,373

On the other hand, regarding the VaR measured with the internal, no relevant variations were identified in the VaR metrics at the end of the quarter, nor were any exceedances of the approved limits.

This exposure has been permanently monitored by the Board of Directors and is an input for the decision-making process to preserve the stability in the Bank.

Non-trading instruments market risk measurement

Interest Risk Exposure (Banking Book)

The Bancolombia Group performs a sensitivity analysis of interest rate risk, estimating the impact on the net interest margin of each position in the banking book using a repricing model and assuming a positive parallel change of 100 basis points (bps) in the rates.
Table 1 provides information about the interest rate risk sensitivity of the Bancolombia Group's banking book positions.

Table 1. Sensitivity to Interest Rate Risk of the Banking Book

The chart below provides information about interest rate risk sensitivity in local currency (COP) at June 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
In millions of COP
Assets sensitivity 100 bps	1,150,881	1,152,782
Liabilities sensitivity 100 bps	569,854	595,749
Net interest income sensitivity 100 bps	581,027	557,033

The chart below provides information about interest rate risk sensitivity in foreign currency (US dollars) at June 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
In thousand of USD
Assets sensitivity 100 bps	77,167	75,052
Liabilities sensitivity 100 bps	76,492	74,800
Net interest income sensitivity 100 bps	675	252

A positive net sensitivity denotes a higher sensitivity of assets than of liabilities and implies that a rise in interest rates will positively affect the Bank´s net interest income. A negative sensitivity denotes a higher sensitivity of liabilities than of assets and implies that a rise in interest rates will negatively affect the Bank´s net interest income. In the event of a decrease in interest rates, the impacts on net interest income would be opposite to those described above.

Total Exposure

As of septembrer 30, 2024, the net sensitivity of the banking book in legal currency to positive and parallel variations in interest rates of 100 basis points was COP 581,027. The variation in the sensitivity of the net interest margin between December 2023 and september 2024 is presented by the decrease in liability sensitivity due to the reduction in interbank borrowings, bonds and demand deposits.

On the other hand, the sensitivity to the net interest margin in foreign currency, assuming the same parallel displacement of 100 basis points presented an increase between December 31, 2023 and September 30, 2024 to USD 0.675 due to the increase of the fixed- rate loans offset by the increment in the fixed rate time deposits from Bancolombia’s Group.

Liquidity risk

During the first quarter, Bancolombia presented a comfortable liquidity level, continuing to monitor the established alerts. The liquid assets fullfilled the limits and comfortably covered the liquidity requirements of the Bank companies.

Liquidity risk exposure

In order to estimate liquidity risk, the Bank measures a liquidity coverage ratio to ensure holding liquid assets sufficient to cover potential net cash outflows over 30 days. This indicator allows the Bank to meet liquidity coverage for the next month. The liquidity coverage ratio is presented as follows:

Liquidity Coverage Ratio	September 30, 2024	December 31, 2023
In millions of COP
Net cash outflows into 30 days	17,453,748	13,752,496
Liquid Assets	49,508,129	50,680,823
Liquidity coverage ratio*	283.65%	368.52%

The coverage indicator presented a reduction from 368.5% in December 2023 to 283.65% in September 2024, mainly explained by the increase in Bancolombia's liquidity requirement, due to the reduction in the projection of the income in active liquidity operations and loans.

Liquid Assets

One of the main guidelines of the Bank is to maintain a solid liquidity position, therefore, the ALCO Committee, has established a minimum level of liquid assets, based on the funding needs of each subsidiary, to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Bank’s reputation.

The following table shows the liquid assets held by Bank:

Liquid Assets(1)	September 30, 2024	December 31, 2023
In millions of COP
High quality liquid assets
Cash	22,979,802	25,273,317
High quality liquid securities(2)	17,605,988	19,951,771
Other Liquid Assets
Other securities(3)	8,922,339	5,455,735
Total Liquid Assets	49,508,129	50,680,823

(1) Liquid assets: Liquid assets will be considered those that are easily realized and are part of the entity's portfolio or those that have been received as collateral in active operations in the money market and have not been subsequently used in passive operations in the money market. and do not have any mobility restrictions. The following are considered liquid assets: available assets, shares in open collective investment funds without a permanence agreement, shares registered on a stock exchange in Colombia that are eligible to be subject to repo or repo operations, and negotiable investments available for sale. sale of fixed income securities.
(2) High quality securities are considered to be those available and the shares that are eligible to be subject to repo or repo operations, additionally for those entities that are in the group of OMAS Placement Agents (ACO) those liquid assets that receive the Banco de la República for its monetary expansion and contraction operations described in section 3.1.1 of the External Regulatory Circular DODM-142 of the Banco de la República or otherwise (if it is not ACO) only those securities that are mandatory listing in the market maker program. This applies to all securities that are accepted as collateral by the central banks of the geographies where the Bancolombia Group is located. The characteristic of high liquidity is possessed by the available, in all cases, and those liquid assets that central banks use for their monetary expansion and contraction operations. Liquid assets are adjusted for market liquidity and currency risk.
(3) Other liquid assets: liquid assets that do not meet the quality characteristic are those included in this item.

Interest Rate Benchmark Reform
As part of the LIBOR benchmark reform that is being implemented since 2017 by the Financial Conduct Authority of the UK, in March of the present year, it was announced that the publication of LIBOR on a representative basis will cease for the one-week and two-month USD LIBOR settings immediately after December 31, 2021, and the remaining USD LIBOR settings immediately after June 30, 2023.
Grupo Bancolombia has taken the necessary measures to identify and implement the action plans required to address the discontinuation process of the LIBOR rate, among them, the approval of SOFR rate as the replacement rate of LIBOR in USD, which was approved by the Asset and Liability Management (ALM) Committee and the Risk Committee of the Board of Directors, to commenced with the development of products indexed to the new reference rate (SOFR).
The following tables provide a breakdown by currency and nature of financial instruments exposed to the LIBOR rate for the periods ending in September 2024 and December 2023:

September 30, 2024
millones COP
USD LIBOR[1]
Assets
Loans	1,791
Bonds
Derivatives
Total Assets	1,791
Liabilities
Loans
Term deposits
Total Liabilities
1 Cessation date: USD LIBOR 06/30/23. Portfolio balances and market value of derivative transactions outstanding at September 30, 2024.

December 31, 2023
millones COP
USD LIBOR[1]
Assets
Loans	66,351
Bonds	-
Derivatives	-
Total Assets	66,351
Liabilities
Loans	323
Term deposits	6,750
Total Liabilities	7,073
1 Cessation date: USD LIBOR 06/30/23. Portfolio balances and market value of derivative transactions outstanding at December 31, 2023. These correspond to transactions conducted before June 30, 2023, whose maturity will occur according to the agreed contractual terms.

Risk
Any failure by market participants, such as the Bank, and regulators to successfully introduce benchmark rates to replace LIBOR and implement effective transitional arrangements to address the discontinuation of LIBOR could result in disruption of the financial and capital markets. In addition, the transition process to an alternative reference rate could impact the Bank’s business, financial condition or result of operations, as a result of:

•An adverse impact in pricing, liquidity, value, return and trading for a broad array of financial products, loans and derivatives that are included in the Bank’s financial assets and liabilities.
•Extensive changes to internal processes and documentation that contain references to LIBOR or use formulas that depend on LIBOR.
•Disputes, litigation or other actions with counterparties regarding the interpretation and enforceability of provisions in LIBOR -based products such as fallback language or other related provisions.
•The transition and development of appropriate systems and models to effectively transition the Bank’s risk management processes from LIBOR -based products to those based on one or more alternative reference rates in a timely manner; and
•An increase in prepayments of LIBOR -linked loans by the Bank’s clients.
From January 2022, products indexed to the SOFR rate began to be offered, additionally it was defined not to carry new operations indexed to the LIBOR rate. In turn, as an organization, we will continue, during 2024, on the transition process of operations that are indexed to LIBOR.